UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
COHERENT CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

COHERENT

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

October 1, 2024

Dear Fellow Coherent Shareholders:

On behalf of the Board of Directors, I am pleased to invite you to attend our 2024 Annual Meeting of Shareholders of Coherent Corp. on November 14, 2024, at 12:00 p.m. Eastern Standard Time, 9:00 a.m. Pacific Standard Time. Our Annual Meeting will again be held by webcast, and you will be able to attend the Annual Meeting online. We believe that hosting a virtual Annual Meeting allows for greater shareholder presence. At the Annual Meeting, shareholders will vote on the matters set forth in the Fiscal Year 2024 Proxy Statement, and the accompanying Notice of the Annual Meeting.

Your vote is important to us. Whether or not you will attend the Annual Meeting, we hope that your shares are represented and voted. In advance of the Annual Meeting on November 14, please cast your vote through the internet, by telephone, or by mail. Instructions on how to vote are found in the section entitled “How Do I Vote” in the Proxy Statement Summary.

On behalf of the Board of Directors, and everyone at Coherent, we thank you for your investment and support.

Sincerely,

Enrico DiGirolamo

Chair of the Board

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

Notice of Annual Meeting of Shareholders

DATE:	November 14, 2024
TIME:	12:00 p.m. Eastern Standard Time, 9:00 a.m. Pacific Standard Time
PLACE:	Via webcast at www.virtualshareholdermeeting.com/COHR2024

VOTING

Shareholders are asked to vote on the following items at the Annual Meeting:

1.	Election of five Class One directors, each for a three-year term to expire in 2027.
2.	A non-binding advisory vote to approve compensation paid to our named executive officers in fiscal year 2024, as disclosed in this proxy statement.
3.	Approval of the amendment and restatement of the Coherent Corp. Omnibus Incentive Plan.
4.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025.

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

RECORD DATE

Shareholders of record at the close of business on September 11, 2024, are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

AVAILABILITY OF MATERIALS

Shareholders of record will automatically receive a printed set of proxy materials, including a proxy card. For shareholders who hold shares through a broker, bank or other nominee (commonly referred to as held in “street name”), we furnish proxy materials via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail from your broker, bank or other nominee, you will not receive a printed copy of the proxy materials unless you request one. The Notice instructs you how to access and review all the important information contained in the proxy materials over the internet. The Notice also provides instructions for submitting your proxy over the internet. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting materials included in the Notice.

This proxy statement and proxy card will first be made available to shareholders on or about October 4, 2024.

By Order of the Board

RONALD BASSO, Secretary

October 1, 2024

YOUR VOTE IS IMPORTANT. WE URGE YOU TO CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OR

PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU DID NOT RECEIVE A PAPER PROXY CARD, YOU MAY

REQUEST ONE BY CONTACTING THE COMPANY’S SECRETARY AT COHERENT CORP., 375 SAXONBURG

BOULEVARD, SAXONBURG, PA 16056.

PAGE	ITEM

Preceding	Notice of Annual Meeting of Shareholders

1	General

4	Matters of Business, Votes Needed and Recommendations of the Board of Directors

5	Management Leadership Transitions

5	Separation of Chair and CEO

6	Corporate Responsibility and ESG Highlights

11	PROPOSAL 1 — ELECTION OF DIRECTORS

12	Class One Directors Standing for Election

14	Continuing Directors

17	Meetings and Standing Committees of the Board of Directors

19	Director Independence and Corporate Governance Policies

25	Director Compensation

27	Security Ownership of Certain Beneficial Owners and Management

29	Executive Officers

31	PROPOSAL 2 — Non-Binding Advisory Vote to Approve the Company’s 2024 Named Executive Officer Compensation, as Disclosed in This Proxy Statement

32	Fiscal Year 2024 Compensation Discussion and Analysis

60	Compensation and Human Capital Committee Report

61	Summary Compensation Table

63	Grants of Plan-Based Awards Fiscal Year 2024

64	Outstanding Equity Awards at Fiscal Year End

65	Options Exercised and Stock Vested in Fiscal Year 2024

66	Nonqualified Deferred Compensation Fiscal Year 2024

66	Potential Payments Upon Termination and/or Change in Control

77	CEO Pay Ratio

78	Pay Versus Performance

82	Report of the Audit Committee

83	PROPOSAL 3 — Approval of the Amendment and Restatement of the Coherent Corp. Omnibus Incentive Plan

91	Equity Compensation Plan Information

92	PROPOSAL 4 — Ratification of the Audit Committee’s Selection of Independent Registered Public Accounting Firm

93	Other Information

93	Shareholder Proposals

93	Householding

94	Other Matters

94	Annual Report on Form 10-K to the Securities and Exchange Commission

A-1	Coherent Corp. Omnibus Incentive Plan

B-1	Reconciliation of GAAP Net Earnings (Loss), EBITDA and Adjusted EBITDA

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

Proxy Statement for the

Annual Meeting of Shareholders

TO BE HELD ON NOVEMBER 14, 2024

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Coherent Corp., a Pennsylvania corporation (the “Company” or “Coherent”), for use at the annual meeting of Shareholders (“the Annual Meeting”) to be held on November 14, 2024, at 12:00 p.m. Eastern Standard Time/9:00 a.m. Pacific Standard Time, or any rescheduled date. These proxy materials were first made available on or about October 4, 2024, to shareholders of record on September 11, 2024 (the “Record Date”).

The Annual Meeting will occur as a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/COHR2024. You will need your control number, included on your proxy card or Notice, to access the webcast. Please see the Company’s website at www.coherent.com/company/investor-relations/governance for further information about the Annual Meeting.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

Shareholders will act on the matters outlined in the Notice page of this proxy statement. We are not aware of any other matters to be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, your proxy holder will vote your shares in his or her discretion.

WHO MAY VOTE AT THE ANNUAL MEETING?

You are entitled to vote at the Annual Meeting if our records show that you held shares of Company common stock, no par value (“Common Stock”), as of the close of business on the Record Date. As of the Record Date, 154,407,926 shares of Common Stock were issued and outstanding. In addition, 75,000 shares of the Company’s Series B-1 convertible preferred stock, no par value (“Series B-1 Preferred Stock”), and 140,000 shares of the Company’s Series B-2 convertible preferred stock, no par value (together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), which are entitled to vote as one class with the Common Stock on an as-converted basis, were issued and outstanding as of the Record Date.

Unless the context provides otherwise, references in this proxy statement to “shareholders” means, collectively, holders of Common Stock and holders of Series B Preferred Stock.

WHAT ARE THE VOTING RIGHTS OF HOLDERS OF COHERENT COMMON STOCK AND SERIES B PREFERRED STOCK?

Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders, including the election of directors. The Series B Preferred Stock is entitled to 28,844,597 votes in the aggregate, which represents the number of whole shares of Common Stock (rounded to the nearest whole share) into which the shares of Series B Preferred Stock were convertible on the Record Date. Shareholders do not have cumulative voting rights.

1

WHO MAY PARTICIPATE IN THE ANNUAL MEETING?

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on September 11, 2024, or hold a valid proxy for the Annual Meeting. To participate in the virtual Annual Meeting, including to vote, ask questions, and view the list of registered shareholders as of the Record Date, you must access the meeting website at www.virtualshareholdermeeting.com/COHR2024. To vote or submit a question, you will need the control number included on your proxy card or Notice, and to follow the instructions posted at www.virtualshareholdermeeting.com/COHR2024. If you encounter any difficulties accessing the Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.

We will endeavor to answer as many shareholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to group questions on the same topic, to edit inappropriate language and to exclude questions regarding topics that are not pertinent to Annual Meeting matters.

WHAT CONSTITUTES A QUORUM?

Our bylaws provide that the presence, in person (virtually) or by proxy, of shareholders entitled to cast at least a majority of votes that all shareholders are entitled to cast on the Record Date will constitute a quorum at the Annual Meeting. The virtual presence via the webcast or by proxy of shareholders entitled to cast at least 91,626,262 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes (explained below) will be included as shares present when determining whether there is a quorum. If there is no quorum, the presiding officer of the Annual Meeting, or the shareholders present and entitled to cast a majority of the votes present at the Annual Meeting, may adjourn the Annual Meeting to another date.

HOW DO I VOTE?

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. If entitled to vote, you may vote:

✓

Through your broker: If your shares are held through a broker, bank or other nominee (commonly referred to as held in “street name”), you will receive instructions from them that you must follow to have your shares voted. If you do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any matter that your broker, bank or other nominee does not have discretionary authority to vote on.

✓

Returning a proxy card: If you receive a proxy card, sign and date it, then return it promptly in the envelope provided. If your signed proxy card is received before the Annual Meeting, the designated proxies will vote your shares as you direct. If you return a signed proxy card that does not direct how to vote on a proposal, the designated proxies will vote in their discretion as recommended by the Board on that proposal.

✓

Using the telephone: Dial toll-free at 1-800-690-6903 (toll free within the U.S. and Canada), or +1-720-378-5962 for calls made from outside the U.S. or Canada and follow the recorded instructions. You will be asked to provide the control number from your proxy card or Notice.

✓	Via the internet: Go to www.proxyvote.com and follow the instructions provided. You will be asked for the control number located on the proxy card or Notice.

✓	Virtually during the Annual Meeting: Please follow the instructions posted at www.virtualshareholdermeeting.com/COHR2024. All votes must be received before the polls close during the Annual Meeting.

HOW DO I REQUEST PAPER COPIES OF THE PROXY MATERIALS?

Please refer to the Notice for the ways you may request a paper copy of the proxy statement and proxy card.

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CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may change or revoke your vote at any time before the proxy is exercised. You may (i) deliver a notice of revocation or deliver a later-dated proxy to the Company’s Secretary at Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056; (ii) submit another vote via the internet or by telephone; or (iii) vote during the Annual Meeting. Your participation in the Annual Meeting will not automatically revoke a previously submitted proxy. A shareholder’s last vote is the vote that will be counted.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD?

Unless you give other instructions when you vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. These recommendations are set forth in the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

-	FOR election of the nominated slate of Class One Directors for terms expiring in 2027 (see Proposal 1);

-	FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see Proposal 2);

-	FOR approval of the amendment and restatement of the Coherent Corp. Omnibus Incentive Plan (see Proposal 3); and

-	FOR ratification of the Audit Committee’s selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending June 30, 2025 (see Proposal 4).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

For each of the matters to be voted on at the Annual Meeting, abstentions and broker non-votes will be counted for purposes of establishing a quorum but will not be counted in determining the number of votes necessary for approval. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because it did not receive instructions from the beneficial owner. A nominee may have discretionary authority to vote on Proposal 4 but will not be permitted to vote a beneficial owner’s shares on Proposals 1, 2 or 3 absent having instructions from the beneficial owner. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, since they are not considered to be “votes cast”. Abstentions have the effect of a vote “AGAINST” with respect to Proposals 2, 3 and 4 while broker non-votes have no effect on those proposals.

3

MATTERS OF BUSINESS, VOTES NEEDED AND

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

	For More Information	Board Recommended
Proposal 1 — Election of Directors	Page 11	✓For Each Nominee

Each outstanding share of our Common Stock and our Series B Preferred Stock is entitled to vote for as many separate nominees as there are directors to be elected. There are five directors nominated for election to Class One of our Board at the Annual Meeting: James R. Anderson, Michael L. Dreyer, Stephen Pagliuca, Elizabeth A. Patrick and Howard H. Xia. A nominee will be elected to the Board if the number of votes cast for the nominee exceeds the number of votes cast against the nominee’s election, subject to the Company’s policy described under “Proposal 1 — Election of Directors — Director Conditional Resignation Policy.” Abstentions and broker non-votes have no effect on this matter. The Board recommends that you vote FOR the election of each of the Board’s nominees for director.

Proposal 2 — Non-binding advisory vote to approve compensation paid to named executive officers in fiscal year 2024, as disclosed in this proxy statement	Page 31	✓For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve on a non-binding advisory basis the compensation of our named executive officers for fiscal year 2024, as disclosed in this proxy statement. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. Because this is an advisory vote, it will not be binding on the Company or the Board. However, the Compensation and Human Capital Committee will consider the voting results, among other factors, when making future decisions on executive compensation. The Board recommends that you vote FOR the resolution approving the Company’s fiscal year 2024 named executive officer compensation.

Proposal 3 — Approval of the amendment and restatement of the Coherent Corp. Omnibus Incentive Plan	Page 83	✓For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve the amendment and restatement of the Coherent Corp. Omnibus Incentive Plan. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. The Board recommends that you vote FOR approval of the amendment and restatement of the Coherent Corp. Omnibus Incentive Plan.

Proposal 4 — Ratification of the Audit Committee’s selection of EY as the Company’s independent registered public accounting firm (“Independent Accountants”) for the fiscal year ending June 30, 2025	Page 92	✓For

The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to ratify the appointment of EY as the Company’s Independent Accountants for the fiscal year ending June 30, 2025. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect. The Audit Committee is responsible for appointing the Company’s Independent Accountants. The Audit Committee is not bound by the outcome of this vote, but, if the appointment of EY is not ratified by shareholders, the Audit Committee will reconsider the appointment. The Board recommends that you vote FOR the ratification of the Audit Committee’s selection of EY as the Company’s Independent Accountants for the fiscal year ending June 30, 2025.

4

MANAGEMENT LEADERSHIP TRANSITIONS

As the culmination of an orderly and thorough succession planning process led by our independent directors, effective June 3, 2024, our Board of Directors appointed James R. Anderson as our CEO and as a member of the Board, succeeding Dr. Vincent D. Mattera, Jr. Mr. Anderson is an established industry executive with a proven track record of driving innovation and leading business transformations. He previously served as President, Chief Executive Officer, and a member of the Board of Directors of Lattice Semiconductors (“Lattice”). Prior to joining Lattice, Mr. Anderson served as the Senior Vice President and General Manager of the Computing and Graphics Business Group at Advanced Micro Devices, Inc. (“AMD”). Prior to AMD, Mr. Anderson held a broad range of leadership positions spanning general management, engineering, sales, marketing, and corporate strategy at companies including Intel, Broadcom (formerly Avago Technologies), and LSI Corporation.

We entered into an Offer Letter with Mr. Anderson that has provisions with respect to his regular, ongoing compensation, including equity grants made in fiscal year 2024 that serve as fiscal year 2025 grants (that is, he will not receive any regular annual equity grants in fiscal year 2025). The Offer Letter also provides for sign-on compensation. See the “Compensation Related to Leadership Transition” section of the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information.

On February 17, 2024, Dr. Mattera had informed the Company’s Board of his intent to retire as CEO following the appointment of his successor or otherwise at the end of calendar 2024. The Board viewed it as essential to retain the services of Dr. Mattera through this indeterminate period of transition, and to provide an appropriate compensation for Dr. Mattera’s continued leadership of the Company during the period of transition and to maximize the likelihood of making the transition to a new leader successful. To that end, in order to compensate Dr. Mattera for his continued management of the business for however long it took to recruit or identify a new CEO, and to ensure a seamless transition, the Company and Dr. Mattera entered into an agreement (the “CEO Succession Agreement”) with provisions relating to compensation and termination that were designed to compensate Dr. Mattera for his continued service as CEO for this indeterminate period while the Company sought to recruit a new CEO. The CEO Succession Agreement provided that on whatever date a new CEO eventually commenced employment, Dr. Mattera’s employment would end and be treated as a qualifying termination. As contemplated by the CEO Succession Agreement, immediately prior to Mr. Anderson’s start date, Dr. Mattera retired and resigned as a member of the Board.

SEPARATION OF CHAIR AND CEO

In June 2024, the Board separated the positions of Chair of the Board (Chair) and CEO in connection with our CEO transition. The Board believes that the separation of duties will strengthen our corporate governance by creating independent leadership of the Board and allow the Chair to focus more on oversight, while our new CEO will be better able to focus on day-to-day operations of the Company. The Board appointed Mr. DiGirolamo, who had been serving as Lead Independent Director, as the Chair. As a consequence of the new Chair being independent, a separate Lead Independent Director is not necessary at this time. Mr. DiGirolamo joined our Board in 2018 and served as our Lead Independent Director from 2022 until his appointment as the Chair effective in June 2024.

5

CORPORATE RESPONSIBILITY AND ESG HIGHLIGHTS

Our ESG strategy and programs are developed by our management team, with the guidance and direction of our Board of Directors and the Environmental, Social Responsibility and Governance Committee. A published copy of our ESG Report which describes in more detail our ESG strategy and priorities is available on the Company’s website at www.coherent.com/company/investor-relations/esg. Below are some of the highlights of our environmental, social responsibility and governance programs. The inclusion of information related to our environmental, social, and other sustainability goals and initiatives is not an indication that such information is material under the standards of the Securities and Exchange Commission. Website references and their hyperlinks have been provided for convenience only. The content on any referenced websites is not incorporated by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

Environmental Initiatives and Achievements

Climate and Energy Management

✓  In excess of 50% of global electricity needs from renewable energy, representing over 400,000 MWh of renewable electricity per year, thereby avoiding over 175,000 metric tons of CO2 emissions annually.

✓  100% of electricity needs for European sites sourced from renewable energy.

✓  Completed multiple energy efficient projects in FY24, resulting in an estimated energy savings of 14,000,000 kWh per year, and, when aggregated with energy savings from previously completed energy efficient projects, resulting in an estimated energy savings in excess of 26,000,000 kWh per year.

Social Initiatives and Achievements

Inclusion and Diversity

✓  Coherent’s Diversity, Equity, and Inclusion Policy applies to the Board, and all employees, contractors or other entities or individuals affiliated with the Company.

✓  Coherent’s Diversity, Equity and Inclusion (“DEI”) strategies and initiatives are overseen by a Global DEI Advisory Council, which is comprised of a diverse representation of leaders from across the Company and is sponsored by one of our directors.

Ethics and Compliance

✓  Coherent’s Code of Ethical Business Conduct applies to all Company directors, officers and employees.

✓  Our Company-wide ethics and compliance program emphasizes the importance of integrity in guiding our business and is the framework for how we put our core values into practice.

✓  We are a member of the Responsible Business Alliance (the “RBA”) and expect our suppliers to adhere to ethical and sustainable business practices and the RBA code of conduct as outlined in our Supplier Standards.

6

Corporate Governance (as of August 31, 2024)

Independence	✓ 13 of 14 directors are independent. ✓ Independent Board Chair. ✓ Fully independent Board committees.

Diversity	✓ 4 of 14 directors are female. ✓ 5 of 14 directors are racially/ethnically diverse. ✓ Directors possess a mix of skills, experience, backgrounds and tenures.

Engagement

✓  Director attendance at Board and meetings averaged over 94% and committee meetings averaged over 97% in fiscal year 2024.

✓  Non-employee directors, and independent directors meet in regular executive sessions without management present.

Tenure	✓ Average director tenure is approximately 4.6 years, and the median is 3 years. ✓ 10 of 14 directors have joined the Board in the past five years.

Learn More

You can learn more about Coherent and our sustainability efforts by visiting our website at www.coherent.com/company/investor-relations/esg. Information on our website is not part of, and is not incorporated into, this proxy statement.

7

DIRECTOR DIVERSITY (as of August 31, 2024)

We believe boardroom diversity is integral to effective corporate governance and improves the quality of decision-making, strategic vision and risk management. Our Board of Directors is comprised of a diverse group of individuals with a broad spectrum of professional backgrounds. The Environmental, Social Responsibility and Governance Committee (the “ESG Committee”) seeks to find director candidates who have demonstrated executive leadership ability and who are representative of the broad scope of shareholder interests by identifying candidates from varied industries having diverse cultural or ethnic backgrounds, viewpoints and ages. The Board of Directors believes that its current members provide this diversity. Below are self-identified diversity characteristics of our directors.

Board Diversity Matrix
Total Number of Directors 14	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	4	10	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	3	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Didn’t Answer	0	0	0	0

8

DIRECTOR ATTRIBUTES AND EXPERIENCE (as of August 31, 2024)

The table below highlights some of the categories of key attributes and experience possessed by our continuing directors and nominees for election which are further defined below, and which are valued by our Board in guiding a complex, global manufacturing company and in overseeing our strategy for future growth. The biographies of our directors include more information about our directors’ relevant skills, experience and qualifications.

James R. Anderson Chief Executive Officer and Director

Joseph J. Corasanti Director

Enrico DiGirolamo Chair

Michael L. Dreyer Director

Lisa Neal-Graves Director

Patricia Hatter Director

David L. Motley Director

Steven Pagliuca Director

Elizabeth A. Patrick Director

Shaker Sadasivam Director

Stephen A. Skaggs Director

Michelle Sterling Director

Sandeep Vij Director

Howard H. Xia Director

# of Directors with Skill/Experience	10	7	9	6	10	13	14	14	14	7	2

9

The attributes and experience above are defined as follows:

Risk Management/ESG: Directors with specific expertise in risk management and/or environmental, social and/or governance matters.

Accounting/Finance: Directors with a deep understanding of finance, accounting principles and methodologies, financial reporting, financial management, capital markets, financial statements, audit processes and procedures or internal financial controls.

Corporate Governance/Ethics: Directors who have corporate governance and/or ethics experience.

Legal/Regulatory: Directors who have governmental policy, legal knowledge or experience with compliance and regulatory issues within a public company or regulatory body, including being a Certified Public Accountant, having a Juris Doctorate, or having significant chief financial officer experience.

Talent/Compensation: Directors who have specific and extensive career knowledge focusing on human talent management and compensation or currently serve, or have served, on the compensation committee of a public company.

Executive Leadership: Directors who have served as a founder, Chief Executive Officer or the equivalent thereof, senior executive or business unity leader of a company with a deep understanding of that company’s offerings and industry.

Operations: Directors with experience in business operations, management, supply chain management, integration or distribution.

Business Development/Strategy: Directors with expertise in strategic planning, mergers and acquisitions, growth strategies or business expansion.

Technology/IP: Directors with specific and extensive experience in technology and intellectual property matters.

Materials/Semiconductor/Networking/Laser Industries: Directors who have specific and extensive experience in the materials, semiconductor, networking and/or laser industries.

IT/Cybersecurity/Privacy: Directors with experience in cybersecurity or privacy, including overseeing risks related to emerging cybersecurity developments, threats and strategies.

10

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board is divided into three classes, each as nearly equal as possible in number of directors. At present, the Board consists of 14 members, with five directors each in Classes One and Two and four directors in Class Three.

The current term of our Class One Directors expires at the Annual Meeting. Accordingly, five directors have been nominated for election to Class One positions, for a term of three years or until such time as their respective successors are elected and qualified, or until death, resignation or removal. Any Board vacancy may be filled by a majority of the remaining directors then in office, and any director so elected will serve for the same term that the predecessor would have served, or until his or her death, resignation or removal.

The persons named as proxies for this Annual Meeting were selected by the Board and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by validly submitted proxies FOR the election of each of James R. Anderson, Michael L. Dreyer, Stephen Pagliuca, Elizabeth A. Patrick and Howard H. Xia.

Each of the nominees has consented to serve if elected. However, if any of them is unable or unwilling to serve as a director, the Board may designate a substitute nominee, in which case the persons named as proxies will vote for any substitute nominee proposed by the Board.

DIRECTOR CONDITIONAL RESIGNATION POLICY

Each incumbent director nominee has submitted an irrevocable conditional resignation, which is effective if the nominee receives a greater number of votes “AGAINST” than votes “FOR” that person’s election. If this occurs, the ESG Committee will recommend to the Board whether to accept or reject the resignation. The Board will act on the resignation, taking into account the ESG Committee’s recommendation, and publicly disclose its decision, and the underlying rationale, within 90 days after the date the election results are certified. The incumbent director will remain as a member of the Board during this process.

11

INFORMATION REGARDING THE COMPANY’S BOARD

The professional and personal experience, qualifications, attributes and skills of each director nominee and the Company’s other current directors are highlighted above and described in more detail below and reflect the qualities that the Company seeks in its Board members. In addition to the specific examples, the Board and the Company believe that the broad-based business knowledge, commitment to ethical and moral values, personal and professional integrity, sound business judgment, and commitment to corporate citizenship demonstrated by the nominees make them exceptional candidates for these positions.

Name	Class	Expiration of Term	Age**	Director Since	Position(s) With Coherent	Audit Committee	Compensation and Human Capital Committee	ESG Committee	STAR Committee
NON-EMPLOYEE DIRECTORS:

Michael L. Dreyer	One	2024	60	2019	Director		Member	Member

Stephen Pagliuca	One	2024	69	2021	Director		Member

Howard H. Xia	One	2024	64	2011	Director				Chair

Elizabeth A. Patrick	One	2024	56	2023	Director			Member

Enrico DiGirolamo*	Two	2025	69	2018	Chair	Member		Chair	Member

David L. Motley	Two	2025	65	2021	Director		Member

Shaker Sadasivam*	Two	2025	64	2016	Director	Member	Chair		Member

Lisa Neal-Graves	Two	2025	61	2021	Director	Member

Michelle Sterling	Two	2025	56	2023	Director		Member

Joseph J. Corasanti*	Three	2026	60	2002	Director	Chair		Member	Member

Patricia Hatter	Three	2026	62	2019	Director			Member

Stephen A. Skaggs*	Three	2026	62	2022	Director	Member

Sandeep Vij	Three	2026	58	2022	Director		Member

EMPLOYEE DIRECTOR:

James R. Anderson	One	2024	52	2024	Chief Executive Officer, President, Director

Fiscal year 2024 meetings***						5	8	5	5
*	Qualifies as an audit committee “financial expert” as defined by the Securities and Exchange Commission.
**	Age calculated as of August 31, 2024
***	The Board met 11 times in fiscal year 2024.

CLASS ONE DIRECTORS STANDING FOR ELECTION

James R. Anderson. Mr. Anderson was appointed Chief Executive Officer of Coherent Corp. and a member of the Board of Directors on June 3, 2024 and was subsequently appointed President on August 29, 2024, effective September 1, 2024. He previously served as a director and President and Chief Executive Officer of Lattice Semiconductor Corporation (“Lattice”) since 2018. Prior to joining Lattice, Mr. Anderson served as the Senior Vice President and General Manager of the Computing and Graphics Business Group at Advanced Micro Devices (“AMD”). Prior to AMD, Mr. Anderson held a broad range of leadership positions spanning general management, engineering, sales, marketing and corporate strategy at companies including Intel, Broadcom (formerly Avago Technologies) and LSI Corporation. Mr. Anderson served on the Board of Directors of Entegris, Inc., from March 2023 to July 2024 and on the Board of Directors of the Semiconductor Industry Association through June 2024. He previously served on the Board of Directors of Sierra Wireless from April 2020 to January 2023. Mr. Anderson earned an MBA and Master of Science degree in electrical engineering and computer science from the Massachusetts Institute of Technology, a Master of Science degree in electrical engineering from Purdue University, and a bachelor’s degree in electrical engineering from the University of Minnesota. Mr. Anderson brings to the Board extensive

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executive leadership experience and experience in the areas of risk management; accounting and finance; corporate governance; talent and compensation; business development and strategy; technology and intellectual property; and in the industries we serve.

Michael L. Dreyer. Mr. Dreyer served as the Chief Operations Officer of Silicon Valley Bank from September 2015 to April 2019. Before joining Silicon Valley Bank, Mr. Dreyer was President and Chief Operating Officer of Monitise Americas, LLC, a subsidiary of Monitise Plc, a company providing mobile banking and payment services, from 2014 to September 2015. Mr. Dreyer was the global head of technology and Chief Information Officer at VISA Inc., from 2005 to 2014. Previously, Mr. Dreyer was Chief Information Officer of Inovant, LLC, a company providing electronic payment processing services. He has also held executive positions at VISA USA (Senior Vice President of Processing and Emerging Products, and Senior Vice President of Commercial Solutions). Additionally, Mr. Dreyer held senior positions at American Express Co, Prime Financial, Inc., Federal Deposit Insurance Corporation (FDIC), Downey Savings, Bank of America, and the Fairmont Hotel Management Company. Mr. Dreyer served as a member of the board of directors of Finisar Corporation (“Finisar”) from December 2015 through September 24, 2019 (the effective date of the Company’s acquisition of Finisar), and is currently a director of F5 Networks, Inc., a developer and provider of software-defined application services. Mr. Dreyer received an M.B.A. and a B.S. in psychology from Washington State University. Mr. Dreyer brings to the Board extensive executive and leadership experience, as well as expertise in cybersecurity, various aspects of the financial and banking industries.

Stephen Pagliuca. Mr. Pagliuca is a senior advisor at Bain Capital, a leading global investment firm based in Boston with approximately $160 billion in assets under management. He previously served as Managing Director of Bain Capital Private Equity, LP, a global private equity firm, and as Co-Chair of Bain Capital, LP. Mr. Pagliuca has served on the board of Gartner, Inc., a research and advisory company, since 2010. He is a co-owner and Managing General Partner of the World Champion Boston Celtics and serves on the NBA Board of Governors. Mr. Pagliuca is also co-owner and co-chairman of the Serie A professional football club, Atalanta Bergamasca Calcio. Mr. Pagliuca brings to the Board extensive global executive and leadership experience.

Elizabeth A. Patrick. Ms. Patrick was the Senior Vice President and Chief People Officer for Diebold Nixdorf, a financial and retail technology company specializing in self-service transaction systems, point-of-sale terminals, physical security products, and software and related services, from April 2019 to December 2022. Prior to that, she was the Senior Vice President and Chief Human Resources Officer for Veritiv Corporation, a leading provider of packaging, print and facility solutions, from July 2014 to March 2019. Ms. Patrick earned her B.S. in Finance from Michigan State University, and MBA from Wayne State University. Ms. Patrick brings to the Board global experience in human capital management, executive compensation, leadership development, change management strategies, transformation and HR system implementation.

Howard H. Xia. Dr. Xia currently serves as a consultant to the telecommunications industry. Dr. Xia served as General Manager of Vodafone China Limited, a wholly-owned subsidiary of Vodafone Group Plc, a telecommunications company, from 2001 to 2014. From 1994 to 2001, he served as a Director, Technology Strategy for Vodafone AirTouch Plc and AirTouch Communications, Inc. He served as a Senior Staff Engineer at Telesis Technology Laboratory from 1992 to 1994, and was a Senior Engineer at PacTel Cellular from 1990 to 1992. Dr. Xia holds a B.S. degree in Physics from South China Normal University, and an M.S. in Physics and Electrical Engineering, and a Ph.D. in Electrophysics, from Polytechnic School of Engineering of New York University. Dr. Xia’s extensive knowledge of, and experience in, the telecommunications industry, his knowledge of international business, including with China, and his strong leadership skills make him a valuable member of our Board. In particular, his experience and knowledge of telecommunications in Asia contribute to the Board’s breadth of knowledge in this area.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION AS A CLASS ONE DIRECTOR.

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CONTINUING DIRECTORS

EXISTING CLASS TWO DIRECTORS WHOSE TERMS EXPIRE IN 2025

Enrico DiGirolamo. Mr. DiGirolamo is currently a senior advisor to technology companies, manufacturing concerns, and private equity firms. From 2013 to 2017, Mr. DiGirolamo served as Chief Financial Officer and Senior Vice President of Covisint Corporation, a leading cloud computing company for the Internet of Things and Identity platforms. Mr. DiGirolamo was with Allstate Insurance from 2010 to 2013, where he served as Senior Vice President, Sales and Marketing and Finance. From 2008 to 2010, Mr. DiGirolamo served as Vice President and Chief Financial Officer for General Motors in Europe. During a 31-year career with General Motors, Mr. DiGirolamo held a variety of senior executive positions throughout the corporation, including 12 years outside the United States. Mr. DiGirolamo served on the board of directors of Metromedia International Group from 2010 to 2017; Premier Trailer Leasing, Inc., from 2012 to 2013; IdentiFix from 2013 to 2014; and Garsite from 2018 to 2024. Mr. DiGirolamo holds a B.S. degree from Central Michigan University, and an M.B.A. from Eastern Michigan University, and completed the Senior Executive Program at the International Institute for Management Development in Lausanne, Switzerland. He is a member of the Dean’s Leadership Roundtable at Central Michigan University, and a member of the Detroit Opera House board of directors and board of trustees. Mr. DiGirolamo has extensive experience leading complex global businesses and has a broad financial, general management, and board oversight background.

David L. Motley. Mr. Motley serves as General Partner of BTN Ventures, a venture fund investing in pre-seed and seed stage technology companies, since 2021. Mr. Motley also serves as a partner in DDRC 327 NEGL, LLC, a real estate development company, since 2016, and as Chief Executive Officer of MCAPS, LLC, a professional services company providing corporate real estate services, since January 2018. Mr. Motley has also served as Senior Managing Partner of Blue Tree Venture Fund since 2012, a venture investing in early-stage life science and IT companies. Mr. Motley also serves on the boards of F.N.B. Corporation, a diversified financial services company; Koppers Holdings Inc., an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds; and Armada, a privately-owned supply chain management company. Mr. Motley is also board chair for SRI International, an independent nonprofit technology research and development organization. In addition, from January 2021 until January 2023, Mr. Motley served on the board of Deep Lake Capital Acquisition Corp., a blank check company. Mr. Motley is a Cum Laude graduate of the University of Pittsburgh’s Swanson School of Engineering and a Distinguished Alumni Awardee, a recognition provided to less than one percent of the graduates. Mr. Motley holds an M.B.A. from the Harvard Business School. Mr. Motley brings to the Board extensive executive experience, functional expertise in strategy development, and broad experience in corporate governance from prior experience on boards of public companies.

Lisa Neal-Graves. Ms. Neal-Graves is the former Chief Executive Officer of the Aurora Wellness Community (“AWC”), a University of Colorado School of Medicine nonprofit entity in partnership with the Aurora, Colorado, community. Ms. Neal-Graves is a data scientist, technology strategist, and technology legal policy and compliance executive. Before her last role, she served as the Chief Innovation Officer for the Colorado Attorney General; General Counsel and Chief Marketing Officer of Universal Plasma, LLC, an early-stage antenna technology company; Vice President and General Manager of the Cloud Strategic Product Group for Zayo Group; and in various roles at Intel Corporation, including CIO Counsel and positions of increasing responsibility and impact for the company’s strategic long-range technology and research planning. Ms. Neal-Graves also held senior executive positions, including VP/GM (Unisys), CTO (Serviceware), Senior VP/GM (Chase), and GM (AT&T/Bell Labs). In addition to serving as a director on the board of Coherent Corp., Ms. Neal-Graves serves on the Center for Improving Value in Health Care (“CIVHC”), Rocky Mountain Public Media, and BEN Colorado board of directors. Ms. Neal-Graves graduated from Hampton University, where she obtained her undergraduate degree in applied mathematics and computer science. She also holds a Master degree in Computer Science from Michigan State University (with an emphasis in Artificial Intelligence), a Master degree in Engineering Management from the University of Colorado Boulder, and a J.D. from the University of Colorado School of Law. Ms. Neal-Graves brings extensive experience with the semiconductor and telecommunications industries to our Board. She also

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brings extensive experience in technology strategic planning, global operations management, and global product management, as well as executive expat experience in China, Italy, and the United Kingdom.

Shaker Sadasivam. Dr. Sadasivam is the Co-Founder and Chief Executive Officer of Auragent Bioscience, LLC. He also serves as Chair of the Board FTC Solar, Inc., a public company, and serves on the boards of two private companies, Sfara (developer of mobile-based safety and detection technology), and Sea Pharmaceuticals, LLC (a neurotherapeutics R&D company advancing potential treatments for Tinnitus & Epilepsy). In 2016, Dr. Sadasivam retired as President and Chief Executive Officer of SunEdison Semiconductor Limited, a leading manufacturer of advanced semiconductors for electronics, a position he held from 2013. From 2009 to 2013, he served as Executive Vice President and President, Semiconductor Materials Business Unit of SunEdison, Inc. (a predecessor to SunEdison Semiconductor Limited, formerly known as MEMC Electronic Materials, Inc.). From 2002 to 2009, Dr. Sadasivam served as Senior Vice President Research and Development of SunEdison, Inc. Dr. Sadasivam holds B.S. and M.S. degrees in Chemical Engineering from the University of Madras and Indian Institute of Technology, an M.B.A. from Washington University’s Olin School of Business, and a Ph.D. in Chemical Engineering from Clarkson University. Dr. Sadasivam brings to the Board his extensive experience related to the semiconductor industry, and insight into areas including operations, product development and engineering management.

Michelle Sterling. Since 2020, Ms. Sterling has engaged in Human Resources consulting. Prior to that, Ms. Sterling was the Executive Vice President and Chief Human Resources Officer at Qualcomm, Inc., a semiconductor, software and services company serving the wireless communications industry, from February 2015 to March 2020; Senior Vice President, Human Resources from September 2007 to January 2015 and served in various capacities at Qualcomm, Inc. from July 1994 to September 2007. Throughout her tenure with Qualcomm, Ms. Sterling supported Qualcomm’s strategies in complex transactions including acquisitions, joint ventures, divestitures, integration, human capital management, and real estate and facilities. Ms. Sterling had direct responsibility for Qualcomm’s Human Resources global employees and served as a member of Qualcomm’s executive committee. Ms. Sterling has served as director for Digital Turbine, Inc., a mobile growth platform for advertisers, publishers, carriers, and device original equipment manufacturers, since 2019, and previously served as a director of TuSimple, an autonomous technology company specifically designed for semi-trucks, from October 2021 until November 2022. Ms. Sterling holds a B.S. in Business Management from the University of Redlands. Ms. Sterling’s broad, global, senior executive leadership experience in industries related to those served by the Company, human capital management leadership experience of a large and diverse global workforce, and experience in mergers & acquisitions brings relevant and valuable experience to the Board.

EXISTING CLASS THREE DIRECTORS WHOSE TERMS EXPIRE IN 2026

Joseph J. Corasanti. Mr. Corasanti presently serves as a member of the Board of Directors of SRC, Inc., a company that designs, manufactures and sells products and services for the defense industry. Mr. Corasanti is also the chair of the risk and mission fulfillment committee for the Board of Directors of SRC, Inc. Previously, Mr. Corasanti held a number of management roles at CONMED Corporation, a medical technology company, serving as President and Chief Executive Officer from 2006 to July 2014; President and Chief Operating Officer from 1999 to 2006; Executive Vice President/General Manager from 1998 to 1999; and General Counsel and Vice President-Legal Affairs from 1993 to 1998. He also served as a director of CONMED from 1994 to 2014. From 1990 to 1993, he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. Mr. Corasanti’s past executive positions and his prior public company board experience have provided him with leadership skills and experience in a variety of matters that he contributes to our Board. His experience and skill set, including his legal background and acquisition experience, are valuable to our Board.

Patricia Hatter. Ms. Hatter is currently the President and Chief Operating Officer of Opsera, an early-stage DevOps platform company, where she has served since May 2023. She previously served as the Chief Customer Officer of Palo Alto Networks, Inc., a multinational cybersecurity company, where she served from August 2019 to December 2022. Ms. Hatter previously served as the General Manager and Senior Vice

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President — Services of McAfee, LLC, a global computer security software company, from January 2017 to July 2017, and was the Chief Information Officer and Senior Vice President — Operations, at McAfee, LLC, from 2010 to June 2015. Ms. Hatter additionally served as the Chief Information Officer — Intel Security and General Manager — Security & Software at Intel Corporation, a leader in the semiconductor industry, from June 2015 to January 2016. Ms. Hatter also held various leadership roles at Cisco Systems, Inc., and AT&T Corporation. Ms. Hatter served on the board of directors of Barrick Gold Corporation, an international mining company from April 2018 until January 2019, and the board of directors of Qualys, Inc., a leading provider of cloud-based security and compliance solutions, from October 2018 until August 2019. Ms. Hatter holds B.S. and M.S. degrees in Mechanical Engineering from Carnegie Mellon University. Among the attributes that qualify Ms. Hatter to serve as a member of our Board are her experience in executive roles at various cybersecurity and technology companies and her prior experience on boards of directors of public companies.

Stephen A. Skaggs. Mr. Skaggs joined the Board in conjunction with the acquisition of Coherent, Inc. on July 1, 2022. Previously, Mr. Skaggs served as a member of the board of directors of Coherent, Inc. beginning in 2013. Mr. Skaggs has been a private investor since April 2016. Previously, he held the position of Senior Vice President and Chief Financial Officer of Atmel Corporation, a leading supplier of microcontrollers, from May 2013 until its acquisition by Microchip Technology Incorporated in April 2016. Mr. Skaggs has more than 25 years of experience in the semiconductor industry, including serving as President, Chief Executive Officer, and Chief Financial Officer of Lattice. He was also previously a member of the board of directors of Lattice. Prior to Lattice, Mr. Skaggs was employed by Bain & Company, a global management consulting firm, where he specialized in high-technology product strategy, mergers and acquisitions, and corporate restructurings. Mr. Skaggs holds an MBA degree from the Harvard Business School and a B.S. degree in Chemical Engineering from the University of California, Berkeley. Mr. Skaggs’ years of executive and management experience in the high-technology industry, including serving as the chief executive officer and chief financial officer of other public companies, his prior service on the board of another publicly held company, and his years of service as a director of Coherent, Inc., make him a valuable member of the Board.

Sandeep Vij. Mr. Vij joined the Board in conjunction with the acquisition of Coherent, Inc. on July 1, 2022. Previously, Mr. Vij served as a member of the board of directors of Coherent, Inc. beginning in 2004. Mr. Vij has been a private investor since February 2013. Previously, he held the position of President and Chief Executive Officer and was a member of the board of directors of MIPS Technologies, Inc., a leading provider of processor architectures and cores, from January 2010 until its sale in February 2013. In addition, Mr. Vij was the Vice President and General Manager of the Broadband and Consumer Division of Cavium Networks, Inc., a provider of highly integrated semiconductor products, from May 2008 to January 2010. Prior to that, he held the position of Vice President of Worldwide Marketing, Services, and Support for Xilinx, Inc., a digital programmable logic device provider, from 2007 to April 2008. From 2001 to 2006, he held the position of Vice President of Worldwide Marketing at Xilinx. From 1997 to 2001, he served as Vice President and General Manager of the General Products Division at Xilinx. Mr. Vij joined Xilinx in 1996 as Director of FPGA Marketing. He is a graduate of General Electric’s Edison Engineering Program and Advanced Courses in Engineering. He holds an MSEE from Stanford University and a BSEE from San Jose State University. Mr. Vij’s years of executive and management experience in the high-technology industry, including serving as the chief executive officer of another public company, his service on the board of another publicly held company, and his years of service as a director of Coherent, Inc., make him a valuable member of the Board.

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MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board met 11 times in fiscal year 2024. In fiscal year 2024 each director attended at least 75% of the meetings of the Board and the committees on which he or she served (held during the period in which the director served) and actual director attendance at meetings of the Board and committees on which they served (held during the period in which the director served) averaged over 94% and 97%, respectively.

The Board has four standing committees: Audit; Compensation and Human Capital; Environmental, Social Responsibility and Governance; and Strategy, Technology, Acquisition and Risk. All Committees have written charters, which are reviewed on an annual basis, and are available on the Company’s website at www.coherent.com/company/investor-relations/governance.

The primary responsibilities of each committee include the following:

Committee	Responsibilities

Audit Committee

–  Oversees the Company’s discharge of its financial reporting obligations and its relationship with the independent auditor and assists the Board in fulfilling its legal and fiduciary responsibility to ensure the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company

–  Oversees the Company’s development of an effective and continuously improving control environment, in concert with the management of the Company, to achieve the Company’s objectives through an appropriate system of risk assessment and internal controls

–  Oversees the Company’s internal audit function and periodically reviews the responsibilities, resources, functions and performance of the internal audit department

–  Has the sole authority and direct responsibility over the selection, appointment, compensation, retention and replacement of the independent auditors

–  Oversees the Company’s internal audit function and periodically reviews the responsibilities, resources, functions and performance of the internal audit department

–  Pre-approves all audit services and permitted non-audit services to be performed for the Company by its independent auditors in accordance with applicable law

–  Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding the Company’s financial statements, or the Code of Ethical Business Conduct or other Company-wide policies, including accounting or auditing policies

–  Reviews, approves and oversees any related party transactions and any other potential conflict of interest situations on an ongoing basis and develops policies and procedures for the Audit Committee’s approval of related party transactions

–  Preparing the Audit Committee Report required by the rules of the SEC to be included in the Company’s proxy statement for each annual meeting of stockholders

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Committee	Responsibilities

Compensation and Human Capital

–  Annually reviews and recommends to the Board, for its approval, with the engagement of a compensation consultant, the compensation package for non-employee Board members and any prospective changes

–  Annually reviews and approves all aspects of the CEO’s terms of employment, goals, objectives, and total compensation

–  Annually reviews and approves all aspects of the total compensation of the other executive officers who are subject to Section 16(a) of the Exchange Act, considering recommendations provided by a compensation consultant and the CEO

–  Administer the Company’s compensation-related plans, including its equity-based incentive compensation plans, employee stock purchase plans, and deferred compensation plans

–  Reviews with management the Company’s human capital management strategy and practices, which may include employee engagement; employee safety; diversity, equity and inclusion; and, in coordination with the ESG Committee, succession planning

–  Reviews and discusses with management the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information, recommends that the CD&A and related executive compensation information be included in the Company’s annual report on Form 10-K and proxy statement, and produces the Compensation and Human Capital Committee’s report on executive officer compensation required to be included in the Company’s proxy statement or annual report on Form 10-K

Environmental, Social Responsibility and Governance

–  Oversees the Company’s corporate governance practices and procedures, including identifying best practices and reviewing and recommending to the Board for approval any changes to the documents, policies, and procedures in the Company’s corporate governance framework, including its Articles of Incorporation and Bylaws

–  Identifies and screens (including through the engagement and use of third-party search firms) individuals qualified to become members of the Board, consistent with established criteria

–  Makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a shareholder vote

–  In coordination with the Compensation and Human Capital Committee, assesses the adequacy of succession planning for management of the Company

–  Facilitates annual self-evaluations of the Board and the Board committees

–  Reviews and approves management’s strategy for discharging the Company’s ESG goals, ensuring that they are in line with the Company’s overall business strategy and that they enable execution through responsible operations

–  Oversees the systems, policies, controls, and procedures that Company management puts in place (i) to identify, mitigate, manage risks and incidents related to cybersecurity; and (ii) to disclose risks and incidents related to cybersecurity

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Committee	Responsibilities

Strategy, Technology, Acquisition and Risk:

–  Reviews the Company’s strategy, structure and operations

–  Oversees the Company’s M&A strategy and reviews potential acquisition and divestiture opportunities

–  Oversees the integration strategy following the completion of acquisitions

–  Oversees the Company’s science and technology portfolio and development activities

–  Reviews the Company’s enterprise risk management program, strategic and operational risks, and risks not overseen by another committee

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE POLICIES

The Company’s Common Stock is listed on the New York Stock Exchange (the “NYSE”). The rules of the NYSE require that a majority of the Company’s Board be Independent Directors (as defined in the NYSE’s rules). Our Corporate Governance Guidelines further provide that a substantial majority of the members of the Company’s Board must qualify as independent. The Board has determined that all of the continuing directors or nominees for election as director are independent within the meaning of the NYSE’s rules, other than Mr. Anderson. In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting or other business relationships any director may have with the Company to determine whether any director has a material relationship with the Company. The Board considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company. When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, from both the standpoint of the director in his or her individual capacity, and from the standpoint of the director’s family and other affiliations. In addition, the ESG Committee facilitates annual self-evaluations of the Board, the Audit Committee, the Compensation and Human Capital Committee (the “Compensation Committee”), and the ESG Committee in order to determine whether the Board and such Committees are functioning effectively. The Company is in compliance with all applicable governance requirements of the NYSE.

NOMINATION OF CANDIDATES FOR DIRECTOR

The Company considers director candidates from several sources, including existing directors, members of the Company’s management team, shareholders, and third-party search firms. The Company’s current bylaws describe the procedures by which shareholders may recommend candidates for election to the Board. In general, shareholder nominations must be made in writing, and notice of a nomination must be given to our Secretary no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, before the anniversary date of the previous year’s annual meeting. If the date of the annual meeting is changed by more than 30 days from the first anniversary date of the previous year’s annual meeting, the notice must be delivered no earlier than the close of business on the 120th day before the annual meeting and no later than the close of business on the later of (i) the 90th day before the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made. In addition, a notice of nomination must include information regarding both the nominating shareholder and each director nominee as set forth in the Company’s bylaws, including:

-	their relationship to each other;
-	any understanding between them regarding the nomination;
-	the shares owned by the nominating shareholder; and
-	other information concerning the nominating shareholder and/or each nominee that is required for inclusion in a proxy statement filed with the Securities and Exchange Commission (the “SEC”).

Further, to be eligible for election as a director of the Company, the nominee must deliver within the timeframe noted above a written questionnaire detailing his or her background and qualifications, and a

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written representation and agreement as set forth in the Company’s bylaws. The form for this representation and agreement will be provided by the Secretary of the Company upon written request.

The ESG Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board, including those factors set forth in the Company’s Corporate Governance Guidelines. In general, candidates nominated for election to the Board should possess the following qualifications:

-	high personal and professional ethics, integrity, practical wisdom and mature judgment;
-	broad training and experience in policy-making decisions in business;
-	expertise that is useful to the Company, and complementary to the background and experience of the other directors;
-	willingness to devote the amount of time necessary to carry out the duties and responsibilities of a director;
-	commitment to serve on the Board over a period of multiple years in order to develop knowledge about the Company and its operations;
-	diversity of background (including differences in viewpoint, race, ethnicity, origin, age, gender, sexual orientation, professional experience, education and skill sets);
-	willingness to represent the best interests of all stakeholders and objectively appraise management performance; and
-	compliance with the Company’s independence requirements.

Potential candidates are screened and interviewed by a selection committee appointed by the ESG Committee.

The ESG Committee’s practice is to review the skills, experiences, and attributes of individual Board members and candidates given the current make-up of the Board, to ensure that the Board includes individuals who will serve the Company’s strategic and governance needs. We consider all dimensions of diversity in determining what mix of individuals will provide the Board a diverse portfolio of experience, knowledge, talents and perspectives. Candidates are also evaluated on their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity, sound reputation in their respective fields, as well as a global business perspective and commitment to corporate citizenship.

BAIN BOARD NOMINATION RIGHTS

On March 30, 2021, the Company and BCPE Watson (DE) SPV, LP, a Delaware limited partnership and an affiliate of Bain Capital, LP (“BCPE”), entered into an Amended and Restated Investment Agreement (the “Amended and Restated Investment Agreement”). Pursuant to the terms of the Amended and Restated Investment Agreement, BCPE has the right to nominate one designee to our Board for so long as BCPE continues to beneficially own shares of the Company’s Series B Preferred Stock (and/or shares of Common Stock issued upon conversion) that represent at least 25% of the number of shares of Common Stock issued to BCPE on March 30, 2021, and at the closing of the Company’s acquisition of Coherent, Inc. on July 1, 2022, in each case on an as converted basis. BCPE’s designee to our Board is Stephen Pagliuca.

SIZE OF THE BOARD

As provided in the Company’s bylaws, the Board is to be composed of no less than five and no more than fourteen members, with the exact number determined by the Board based on its current composition and requirements. At present, the Board consists of fourteen members.

BOARD LEADERSHIP STRUCTURE

The Board has the flexibility to determine whether it is in the best interests of the Company and its shareholders to separate or combine the roles of Board Chair and CEO at any given time. In making that determination, the Board assesses whether the roles should be separated or combined based on its evaluation of the existing composition of the Board and the circumstances at the time.

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On June 3, 2024, upon Mr. Anderson’s appointment as CEO and a Board member, the Board separated the roles of Board Chair and CEO — in order to support Mr. Anderson’s ability to focus his attention and efforts on the development and execution of the Company’s short and long-term business strategies as he transitions to his new role at the Company. On that date, Mr. DiGirolamo, who had been serving as Lead Independent Director, was appointed and is currently acting as Board Chair.

The responsibilities of the Board Chair include the following:

-	presides at all meetings of the Board, including meetings of the independent Directors held in Executive Session;
-	has the authority to call meetings of the independent Directors;
-	serves as a liaison between the CEO and the independent Directors;
-	consults with the CEO on agendas for Board meetings;
-	serves as Chair of the ESG Committee; and
-	carries out other duties as requested by the ESG Committee, the independent Directors, or the Board.

BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT

The Board has overall responsibility for risk management oversight. Elements of risk are overseen by each of our standing committees. Material risks that are identified by a committee are brought to the attention of the full Board.

The Audit Committee oversees financial and general risk management. It receives reports from Company management, internal audit, and other advisors, and provides serious and thoughtful attention to the Company’s risk control processes and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures to respond to and manage these risks.

The Compensation Committee assesses the appropriateness and competitiveness of the Company’s executive compensation programs and reviews the Company’s compensation policies and practices for employees, including executive and non-executive officers, as they relate to the Company’s risk management practices.

The ESG Committee reviews and assesses cybersecurity risk and each quarter senior Company management provides it with a comprehensive review of cybersecurity matters. The ESG Committee also facilitates annual self-evaluations of the Board, the Audit Committee, the Compensation Committee, and the ESG Committee in order to determine whether the Board and such Committees are functioning effectively.

Operational risks and approaches to risk management are reviewed and assessed by the Strategy, Technology, Acquisition and Risk Committee.

The Board encourages management to promote a corporate culture that understands the importance of risk management and to incorporate it into the corporate strategy and day-to-day operations of the Company. The Company’s risk management approach also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

CYBERSECURITY RISK OVERSIGHT

The Board recognizes the critical importance of maintaining the trust and confidence of our customers, suppliers, business partners, employees, shareholders, and other stakeholders. One of the most critical ways to maintain this trust is by the Board being involved in oversight of the Company’s enterprise risk management (“ERM”) program, of which cybersecurity risk represents a critical component. Our cybersecurity risk management program is overseen by the ESG Committee. Directors Michael L. Dreyer and Patricia Hatter, both members of the ESG Committee, have extensive senior management expertise in IT, including cybersecurity matters. The ESG Committee is briefed quarterly by management on, among other things, updates to cybersecurity and other programs, and notable cyber incidents, threats and

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vulnerabilities, and provides direction on cybersecurity risk management. In addition, Coherent has established a Crisis Management Team (“CMT”) with responsibility for, among other things, oversight and management of cybersecurity events, including significant and material cybersecurity events. The CMT reports, as appropriate, to the ESG Committee. The CMT is headed by Coherent’s Chief Risk Officer. Additionally, Coherent has a dedicated internal cybersecurity team, managed by the Global Head of Cybersecurity. For additional information about our cybersecurity risk management, strategy and governance, please see Part I, Item 1C, Cybersecurity, of our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

COMMUNICATION WITH DIRECTORS

Any person wishing to communicate with the Board may send written communications addressed to the Board Chair, or to any member of the Board individually, in care of Coherent Corp., Attn: Secretary, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Any communication addressed to a director that is received by the Company at this address will be delivered or forwarded to the individual director as soon as practicable, except for advertisements, solicitations or other matters unrelated to the Company. The Company will forward communications addressed to the Board to the Board Chair and to the chair of the Board committee whose function is most closely related to the subject matter of the communication.

DIRECTOR MANDATORY SERVICE CONCLUSION AND SUCCESSION PLANNING

The Board has instituted a policy for directors, as set forth in the Company’s Corporate Governance Guidelines. Under this policy, a director must tender a resignation to the ESG Committee, to be effective at the end of the last regularly scheduled Board meeting prior to the director’s 76th birthday. The ESG Committee considers each case and recommends to the Board the action to be taken. The Board in its discretion chooses to accept or reject the resignation. If rejected, the director’s resignation will be deemed to be re-submitted to the ESG Committee annually thereafter, until such time as it is accepted by the Board. The Board undertakes a succession planning process to proactively address anticipated openings on the Board.

DIRECTOR OWNERSHIP REQUIREMENTS

The Board has a stock ownership program that requires each non-employee director to own shares of Common Stock with a market value of at least five times the annual Board cash retainer (currently $425,000) no later than the fifth anniversary of the director joining the Board. In the event of non-compliance, the Board will consider measures appropriate to the circumstances. All current directors are required to be in compliance with this requirement, which became effective in July 2022, within five years of its effectiveness. Under the prior program, non-employee directors were required to own shares with a market value of at least $150,000 within three years of joining the Board. All of the non-employee directors who have been directors for at least three years are in compliance with that prior standard, and the Board believes that all non-employee directors are making satisfactory progress towards compliance with the new program.

STANDING BOARD LIMITS

Board members are limited to serving on a maximum of four public company boards, including the Board.

CHANGE IN DIRECTOR OCCUPATION

Under the Company’s Corporate Governance Guidelines, when a director’s principal occupation or business association changes substantially (including retirement), the director must tender a resignation for consideration by the ESG Committee. The ESG Committee then will recommend to the Board the action to be taken with respect to the resignation.

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

Executive sessions of independent directors are held regularly, with the Board Chair presiding.

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DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

Directors are expected to attend the Annual Meeting, in person or remotely. All directors attended last year’s Annual Meeting.

CORPORATE GOVERNANCE DOCUMENTS

The following corporate governance documents are available on the Company’s website at www.coherent.com/company/investor-relations/governance.

•	Coherent Corp. Amended and Restated Articles of Incorporation
•	Coherent Corp. Articles of Amendment to Amended and Restated Articles of Incorporation
•	Code of Ethical Business Conduct
•	Coherent Corp. Amended and Restated Bylaws
•	Coherent Corp. Corporate Governance Guidelines
•	Conflicts of Interest Policy
•	Coherent Corp. Committee Charters

Paper copies of the documents listed above can be obtained by writing to Ronald Basso, Chief Legal and Compliance Officer & Secretary or Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, or by calling +1(724) 352-4455.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines, which are designed to assist the Board in the exercise of its duties and responsibilities to the Company. They reflect the Board’s commitment to monitor the effectiveness of decision-making at the Board and management levels. This document is available on the Company’s website at www.coherent.com/company/investor-relations/governance. The Company will promptly disclose on its website any substantive amendments or waivers with respect to any provision of the Corporate Governance Guidelines.

CODE OF ETHICAL BUSINESS CONDUCT

The Board has approved and adopted a Code of Ethical Business Conduct (the “Code of Conduct”) applicable to everyone in the Company and its subsidiaries, including the Board. The Code of Conduct also applies to contractors, consultants, temporary workers, suppliers, and other third parties. This document is available on the Company’s website at www.coherent.com/company/investor-relations/governance. The Company will promptly disclose on its website any substantive amendments or waivers with respect to any provision of the Code of Conduct.

Employees are required and encouraged to report suspected violations of our Code of Conduct. Reports are forwarded for review by the Audit Committee.

23

COMPANY POLICY PROHIBITING INSIDER TRADING AND SPECULATIVE TRADING, PLEDGING AND HEDGING
We have adopted an insider trading policy and procedures reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of the New York Stock Exchange and governing the purchase, sale and/or other disposition (“trading”) of our common shares and other securities by our directors, officers and employees and other persons who may have access to material, non-public
information about the Company including, without limitation, such person’s spouse and others living in that person’s household. Aside from the blanket restriction on trading while in possession of material non-public
information, the insider trading policy also prohibits certain designated insiders (including our directors and section 16 officers) from trading during blackout windows and, during open trading windows, our policies require designated insiders to preclear their trades. The insider trading policy also prohibits employees from trading in securities of other public companies about which the employee learns material, non-public
information.
In addition to the above restrictions, the insider trading policy also prohibits certain designated insiders (including our directors and section 16 officers) from (1) selling Company securities of the same class for at least six months after a purchase, or purchasing Company securities of the same class for at least six months after a sale, (2) selling Company securities short, (3) buying or selling puts, calls, or other derivatives, on the Company’s securities, (4) pledging Company securities, or holding them in a margin account as collateral, and (5) hedging Company securities. The insider trading policy does not specifically define hedging transactions, but they are intended to include the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or other transactions that are intended to hedge or offset any decrease in the market value of Company securities held by the individual.
The foregoing summaries of our insider trading policy and procedures do not purport to be complete and are qualified
in their entirety by reference to the full text of our insider trading policy, a copy of which can be found as an exhibit to our Annual Report on Form
10-K
for the fiscal year ended June 30, 2024.
REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS
The Company’s policies and procedures regarding related party transactions are included in the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines require that all Company directors, officers and employees refrain from activities that might involve a conflict of interest. Before making an investment, accepting a position or benefit, participating in a transaction or business arrangement, or otherwise acting in a manner that creates or appears to create a conflict of interest, a full disclosure of all relevant facts and circumstances must be made, and the Audit Committee’s written approval obtained. The Audit Committee reviews and approves any transaction between the Company and any related person (as defined in Item 404 of Regulation
S-K)
and any other potential conflict of interest situations on an ongoing basis. Waivers of actual or potential conflicts of interest for any of the Company’s executive officers or directors may be granted only by the Board. Only those matters that are determined by the Board not to be in conflict with the best interests of the Company may be approved.

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DIRECTOR COMPENSATION

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Company’s Board. In setting director compensation, the Company consults with its independent compensation advisor, Aon, and considers the significant amount of time and skill required for directors to fulfill their overall responsibilities. Director compensation is only paid to non-employee directors. For purposes of this section, all references to “directors” means non-employee directors.

The director compensation program is periodically (generally every other year) reviewed by the Compensation Committee, with the help of Aon, to ensure that the program remains competitive. As part of this review, the types and levels of compensation offered to our directors are compared to those offered by a select group of comparable companies. The comparable companies used are the same as those used for the Company’s named executive officers (the “Peer Group”) and are listed in the “Compensation Discussion and Analysis” section of this proxy statement.

The components of our director compensation program for fiscal year 2024 are disclosed below. The Board is compensated based on a role-based compensation program, not on the number of meetings attended. The Compensation Committee strives to set director compensation at levels that are competitive with our Peer Group.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2024

DIRECTOR CASH COMPENSATION

	Annual Retainer		One-Time Fee
Compensation Item	Member ($)	Chair ($)(1)	Member ($)	Chair ($)(1)

Full Board Membership	85,000	145,000	—	—

Lead Independent Director	35,000	—	—	—

Audit Committee	15,000	29,000	—	—

Compensation Committee	10,000	20,000	—	—

ESG Committee	10,000	20,000	—	—

STAR Committee	10,000	20,000	—	—

Search Committee(2)	—	—	15,000	29,000

Office of the Chair(3)	—	—	15,000	—

(1)	Retainers paid to Chairs are in lieu of, and not in addition to, retainers otherwise paid to members. Employee director does not receive compensation.
(2)

On May 21, 2024, the Company’s Board approved the formal formation of a Search Committee to search for a successor CEO. The Search Committee Chairs were Enrico DiGirolamo and Michelle Sterling and its members were Shaker Sadasivam and Sandeep Vij.

(3)

On May 21, 2024, the Company’s Board approved the formation of an Office of the Chair to provide coordination with the CEO during the CEO transition. The Office of the Chair members were Enrico DiGirolamo, Joseph J. Corasanti, Shaker Sadasivam and Howard Xia.

DIRECTOR EQUITY PROGRAM

In addition to the cash compensation outlined above, directors receive annual equity awards. In setting the total dollar value of the equity awards, the Board takes into account cash compensation, limits in the Company’s equity plan governing documents, recommendations of the Compensation Committee and its independent compensation advisor, and Peer Group practices. For fiscal year 2024, the Company determined the number of restricted stock units awarded by dividing the dollar value of the grant by the closing stock price on the grant date, subject to rounding. For fiscal year 2024, the nominal value of the annual equity award for full-year directors was $200,000. Restricted stock unit awards granted to directors generally vest in one year. They do not automatically vest upon a director’s departure from the Board. The Compensation Committee may recommend, and the Board may in its sole judgment approve, vesting of a restricted stock unit award upon a director’s departure from the Board if the departing director is found to be in good standing at the time of departure.

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DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2024

Non-Employee Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non- equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)

Joseph J. Corasanti	150,000	200,003	—	—	—	—	350,003

Enrico DiGirolamo	275,500	200,003	—	—	—	—	475,503

Michael L. Dreyer	106,000	200,003	—	—	—	—	306,003

Patricia Hatter	95,000	200,003	—	—	—	—	295,003

Lisa Neal-Graves	104,000	200,003	—	—	—	—	304,003

David L. Motley	95,000	200,003	—	—	—	—	295,003

Stephen Pagliuca	110,000	200,003	—	—	—	—	310,003

Elizabeth A. Patrick	126,000	200,011	—	—	—	—	326,011

Shaker Sadasivam	162,000	200,003	—	—	—	—	362,003

Stephen A. Skaggs	105,000	200,003	—	—	—	—	305,003

Michelle Sterling	155,000	200,011	—	—	—	—	355,011

Sandeep Vij	114,000	200,003	—	—	—	—	314,003

Howard H. Xia	134,000	200,003	—	—	—	—	334,003
(1)

As noted in the footnotes to the Director Cash Compensation Table above, certain directors received one-time fees in connection with their chair or membership on the Search Committee and/or the Office of the Chair. In addition to these one-time fees, previously, at the invitation of the CEO, a director could attend segment level operations reviews and receive up to $2,000 per meeting. This practice has been discontinued.

(2)

Represents the aggregate grant date fair value of restricted stock units issued to the non-employee directors under the Amended and Restated 2018 Omnibus Incentive Plan and the Coherent Corp. Omnibus Incentive Plan (rounded up to the nearest whole share), computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (excluding the effect of forfeitures).

DIRECTOR EQUITY AWARDS OUTSTANDING

The following table sets forth the aggregate number of restricted stock units, and the number of shares that underlie exercisable stock options, that were held by the individuals who served as non-employee directors as of June 30, 2024, including options exercisable within 60 days after June 30, 2024.

Non-Employee Director	Restricted Stock Units (#)	Total Option Awards Held (#)	Exercisable Option Awards (#)

Joseph J. Corasanti	6,363	33,742	33,742

Enrico DiGirolamo	6,363	3,911	3,911

Michael L. Dreyer	6,363	6,000	6,000

Patricia Hatter	6,363	5,812	5,812

David L. Motley	6,363	—	—

Lisa Neal-Graves	6,136	—	—

Stephen Pagliuca	6,363	—	—

Elizabeth A. Patrick	5,542	—	—

Shaker Sadasivam	6,363	24,772	24,772

Stephen A. Skaggs	5,731	—	—

Michelle Sterling	5,542	—	—

Sandeep Vij	5,731	—	—

Howard H. Xia	6,363	33,742	33,742

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership by any person, including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock as of August 31, 2024. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned. Ownership information is as reported by shareholder in their respective filings with the SEC, with the percent of common stock determined as of August 31, 2024.

Name and Address	Number of Shares of Common Stock	Percent of Common Stock(1)

Bain Capital Investors, LLC(2)	28,111,651	18.20%

200 Clarendon Street
Boston, MA 02116

The Vanguard Group(3)	15,224,213	9.86%

100 Vanguard Boulevard

Malvern, PA 19355

BlackRock, Inc.(4)	11,963,779	7.75%

55 East 52nd Street
New York, NY 10055

Dodge & Cox(5)	10,704,969	6.93%

555 California Street, 40th Floor

San Francisco, CA 94104

(1)	There were 154,400,522 shares of our Common Stock outstanding as of August 31, 2024. Percentages are rounded to the nearest hundredth.
(2)

Based solely on a Schedule 13D/A filed with the SEC on March 7, 2024. BCPE Watson (DE) BML, LP (“BML”) reported shared voting power over 28,111,651 shares of Common Stock and shared dispositive power over 28,111,651 shares of Common Stock. Bain Capital Investors, LLC. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI”), is the manager of Bain Capital Partners XII, LLC, a Cayman Islands limited liability company (“Partners XII”), which is the general partner of Bain Capital Fund XII, L.P., a Cayman Islands exempted limited partnership (“Fund XII”). Fund XII is the sole member of BCPE Watson (DE) Aggregator GP, LLC, a Delaware limited liability company (“Aggregator GP”), which is the general partner of BCPE Watson (DE) Aggregator, LP, a Delaware limited partnership (“Aggregator”). Aggregator is the sole member of each of (i) BCPE Watson (DE) BML GP, LLC, a Delaware limited liability company (“BML GP”), which is the general partner of BML, and (ii) BCPE Watson (DE) ORML GP, LLC, a Delaware limited liability company (“ORML GP”), which is the general partner of ORML. As a result, BCI may be deemed to share voting and dispositive power with respect to the securities held by BML and ORML. Voting and investment decisions with respect to securities held are made by the managing directors of BCI.

(3)

Based solely on a Schedule 13G/A filed with the SEC on January 10, 2024. The Vanguard Group, Inc., reported shared voting power over 61,878 shares, sole dispositive power over 15,024,821 shares, and shared dispositive power over 199,392 shares of Common Stock.

(4)

Based solely on a Schedule 13G/A filed with the SEC on January 26, 2024, BlackRock, Inc., reported sole voting power over 11,677,065 shares of Common Stock and sole dispositive power over 11,963,779 shares of Common Stock. As reported in the Schedule 13G/A, certain shares reported by BlackRock, Inc., are owned by various subsidiaries of BlackRock, Inc.

(5)

Based solely on a Schedule 13G/A filed with the SEC on September 9, 2024. Dodge & Cox reported sole voting power over 10,108,969 shares of Common Stock and sole dispositive power over 10,704,969 shares of Common Stock.

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STOCK BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

The following table shows the number of shares of Common Stock beneficially owned by all directors, our named executive officers, and all of our directors and executive officers as a group, as of August 31, 2024. The beneficial ownership reflected in this table includes shares that could have been acquired within 60 days of that date through the exercise of stock options or vesting of restricted stock units. The number of shares “beneficially owned” is defined by Rule 13d-3 under the Exchange Act. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. None of the shares reflected in the table below have been pledged as security.

	Beneficial Ownership of Common Stock(1)

	Shares	Percent

James R. Anderson(2)(3)	—	*

Joseph J. Corasanti(3)(4)	123,553	*

Enrico DiGirolamo(3)(4)	22,717	*

Michael L. Dreyer(3)(4)	24,552	*

Patricia Hatter(3)(4)	24,289	*

David L. Motley(4)	20,815	*

Lisa Neal-Graves(4)	10,810	*

Steven Pagliuca(4)(5)	13,365	*

Elizabeth A. Patrick(4)	5,542	*

Shaker Sadasivam(4)	65,083	*

Stephen A. Skaggs(4)	22,797	*

Michelle Sterling(4)	5,542	*

Sandeep Vij(4)(6)	19,156	*

Howard H. Xia(3)(4)	78,658	*

Giovanni Barbarossa(3)(4)	230,978	*

Walter R. Bashaw II(3)(4)(7)	99,874	*

Ronald Basso(3)(4)	16,129	*

Richard Martucci(3)(4)(8)	12,202	*

Vincent D. Mattera, Jr.(4)(9)	897,960	*

Mary Jane Raymond(4)(10)	171,608	*

All Executive Officers and Directors as a Group (21 persons)(3)(4)(5)(6)(7)(11)	867,295	*
*	Less than 1%
(1)

There were 154,400,522 shares of our common stock outstanding as of August 31, 2024. In accordance with SEC rules and regulations, in computing the percentage ownership for each individual, any shares which that individual had the right to acquire within 60 days and shares underlying restricted stock units that would vest within 60 days of August 31, 2024 are deemed to be outstanding. However, shares which any other person had the right to acquire within 60 days and restricted stock units held by other persons are disregarded in the calculation. Therefore, the denominator used in calculating beneficial ownership may differ for each individual.

(2)	Mr. Anderson was appointed to serve as the Company’s Chief Executive Officer and as a director of the Company effective June 3, 2024.
(3)

This figure does not include the following amounts of shares issuable in connection with restricted stock units that will not vest within 60 days of August 31, 2024: 147,214 for Mr. Anderson; 2,831 for each of Mr. Corasanti, Mr. Digirolamo, Mr. Dreyer, Ms. Hatter, Mr. Motley, Mr. Pagliuca, Ms. Patrick, Dr. Sadasivam, Ms. Sterling and Dr. Xia; 3,652 for Ms. Neal-Graves; 3,039 for each of Mr. Skaggs and Mr. Vij; 43,301 for Dr. Barbarossa; 27,198 for Mr. Bashaw; 28,046 for Ronald Basso; 30,839 for Mr. Martucci; and 377,279 for all executive officers and directors as a group.

(4)

Includes the following amounts of shares underlying stock options that are exercisable within 60 days of August 31, 2024: 33,742 for Mr. Corasanti; 3,911 for Mr. Digirolamo; 6,000 for Mr. Dreyer; 5,812 for Ms. Hatter; 24,772 for Dr. Sadasivam; 33,742 for Dr. Xia; 59,480 for Dr. Barbarossa; 44,880 for Mr. Bashaw; 2,892 for Mr. Martucci; 253,276 for Dr. Mattera; 45,628 for Ms. Raymond; and 230,659 for all executive officers and directors as a group.

(5)	Excludes any shares issuable upon conversion of the Series B Preferred Stock held by affiliates of Bain Capital, LP, of which Mr. Pagliuca is Co-Chairman.

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(6)	Includes 8,792 shares held by the Vij Family 2001 Trust.
(7)	Includes 1,480 shares held by Mr. Bashaw’s spouse and children, as to which Mr. Bashaw disclaims beneficial ownership. Mr. Bashaw resigned from the Company effective September 6, 2024.
(8)	Mr. Martucci was appointed to serve as the Company’s Interim Chief Financial Officer and Treasurer effective September 30, 2023.
(9)	Dr. Mattera retired from his positions as the Company’s Chief Executive Officer and a director of the Company effective June 2, 2024.
(10)	Ms. Raymond concluded her service as the Company’s Chief Financial Officer effective September 29, 2023.
(11)	Includes 30 additional shares beneficially owned indirectly by an executive officer.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a class of the Company’s registered equity securities to file with the SEC and deliver to the Company initial reports of ownership, and reports of changes in ownership, of such securities. Based solely on our review of Section 16(a) reports, and written representations that our directors and executive officers have furnished to us, we believe that all reporting persons complied with all Section 16(a) filing requirements during our fiscal year 2024, other than the late reporting of an award to Mr. Pagliuca.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers as of September 7, 2024.

Name	Age	Position

James R. Anderson	52	Chief Executive Officer and President

Richard Martucci	56	Interim Chief Financial Officer and Interim Treasurer

Giovanni Barbarossa	63	Chief Strategy Officer and President, Materials Segment

Ronald Basso	64	Chief Legal and Compliance Officer & Secretary

Julie S. Eng	57	Chief Technology Officer

Christopher Koeppen	53	Chief Innovation Officer and SVP, Aerospace & Defense

Ilaria Mocciaro	53	Senior Vice President, Chief Accounting Officer and Corporate Controller

Biographical information for JAMES R. ANDERSON may be found in the “DIRECTORS” section of this proxy statement.

RICHARD MARTUCCI joined the Company in 2015 as the Infrared Optics Division Controller and has since served as the Laser Solutions Segment Vice President of Finance, the Materials Segment Vice President of Finance, and the Senior Vice President of Business Operations. In September 2023, he was appointed the interim Chief Financial Officer and interim Treasurer of the Company. Prior to joining the Company, Mr. Martucci served in various financial roles at Xylem Inc. and Thermo Fischer Scientific Inc. He has over 30 years’ experience in finance and manufacturing operations across several industries. Mr. Martucci holds a bachelor of science degree in Business Administration from Robert Morris University and an MBA from Gannon University. He is a registered CPA in the state of Illinois.

GIOVANNI BARBAROSSA joined the Company in 2012 and has been the Chief Strategy Officer of the company and the President of the Materials Segment since 2019. Previously, he was the Chief Technology Officer of the company and the President of the Laser Solutions Segment. Dr. Barbarossa was employed at Avanex Corporation from 2000 through 2009, serving in various executive positions in product development and general management, ultimately serving as the President and Chief Executive Officer. When Avanex merged with Bookham Technology, forming Oclaro, Dr. Barbarossa became a member of the Board of Directors of Oclaro and served as such from 2009 to 2012. Previously, he had management responsibilities at British Telecom, AT&T Bell Labs, Lucent Technologies, and Hewlett-Packard. Dr. Barbarossa graduated from the University of Bari, Italy, with a B.S. in Electrical Engineering, and has a Ph.D. in Photonics from the University of Glasgow, U.K.

29

RONALD BASSO joined the Company in 2019 as Vice President, Corporate Development, and was named Chief Legal and Compliance Officer and Secretary in March 2022. Previously, Mr. Basso was the Executive Vice President of Business Development, General Counsel & Secretary for Black Box Corp. for six years. Before that, his 28-year career at Buchanan Ingersoll & Rooney PC involved significant client engagements on corporate governance, securities, capital markets transactions, M&A, and executive compensation matters. He served on the II-VI IPO team in 1987 and as the Company’s SEC counsel for 25 years until he joined Black Box. Mr. Basso holds a bachelor’s degree (summa cum laude) in Economics and a Juris Doctor degree (Order of the Coif) from the University of Pittsburgh.

JULIE S. ENG was appointed Chief Technology Officer of the Company in October 2022. Prior to becoming CTO, Dr. Eng served as Senior Vice President and General Manager of the Company’s Optoelectronic Devices and Modules Business Unit. Dr. Eng joined the Company in 2019 with the acquisition of Finisar, where she held various senior management positions, including Executive Vice President and General Manager of 3D Sensing, and Executive Vice President of Datacom Engineering. Dr. Eng spent over 25 years in the optoelectronics and optical communications industries, including roles at AT&T, Lucent, and Agere. Dr. Eng received her PhD and M.S. in electrical Engineering from Stanford, and an M.S. and B.A. from Bryn Mawr College (summa cum laude) and a B.S., with honors from the California Institute of Technology (Caltech).

CHRISTOPHER KOEPPEN joined the Company in 2011 via the acquisition of Aegis Lightwave, Inc., where he served as General Manager, Aegis-NJ. He was named General Manager of the Agile Network Products Division in 2012 and Director of Corporate Strategic Technology Planning in 2015. He then served as Vice President of the Industrial Laser Group and Corporate Strategic Technology Planning from 2017 until his appointment as Chief Technology Officer in 2019. In October 2022, Dr. Koeppen was appointed Chief Innovation Officer of the Company. Previously, Dr. Koeppen was co-founder and CEO of CardinalPoint Optics, prior to its acquisition by Aegis Lightwave. He has more than two decades of progressively increasing general and technology management experience in high-tech companies, including at Meriton Networks, Mahi Networks, Photuris, and Lucent Technologies. Dr. Koeppen holds a Ph.D. in Physics from the University of Pennsylvania, where he was an AT&T Bell Laboratories Scholar, and B.S. degrees in Physics and Mathematics from the Pennsylvania State University.

ILARIA MOCCIARO joined the Company in February 2023 as the Senior Vice President, Chief Accounting Officer and Corporate Controller and became the principal accounting officer on August 31, 2023. She joined the Company from CDW, where she was the Vice President, Chief Accounting Officer and Controller from 2020 to 2022. From 2016 to 2020, she was the Senior Vice President, Chief Accounting Officer and Global Controller at Anixter International Inc., where she helped close the sale of Anixter to Wesco. From 2011 to 2016, Ms. Mocciaro was the Chief Accounting Officer of the agricultural and construction equipment segments at CNH Industrial NV., after serving as Director of Accounting and Reporting. She led internal Audit at McMaster-Carr Supply Company from 2010 to 2011 and previously held several management positions at Ernst & Young LLP in Chicago and Milan, Italy, from 1997 to 2010. Ms. Mocciaro holds a B.A.degree in Accounting and Business Administration from the Catholic University of the Sacred Heart (Universita Cattolica del Sacro Coure) in Milan.

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NON-BINDING ADVISORY VOTE TO APPROVE THE COMPANY’S 2024 NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT (PROPOSAL 2)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our shareholders to approve, on a non-binding, advisory basis, the compensation of our NEOs for fiscal year 2024, as disclosed in this proxy statement. This “Say on Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs in fiscal year 2024, as disclosed in this proxy statement. At the Company’s 2023 Annual Meeting of Shareholders, shareholders voted to provide future advisory “Say on Pay” votes annually.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, we believe that we have created a pay-for-performance executive compensation program that is linked to our strategy and the drivers of long-term shareholder value, helps us attract and retain executive talent, and aligns the long-term interests of our executives and shareholders.

We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table, and the related compensation tables and narratives of this proxy statement. This information provides detailed information regarding our executive compensation philosophy, program, policies and processes, as well as the compensation paid to our NEOs. As has been our practice, the Company will continue to respond to investor questions during meetings occurring throughout the year.

The Board requests shareholders to vote to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Coherent Corp. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in the proxy statement for the Company’s 2024 Annual Meeting of Shareholders.

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Compensation Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION APPROVING, ON A NON-BINDING ADVISORY BASIS, THE COMPANY’S 2024 NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

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EXECUTIVE COMPENSATION

FISCAL YEAR 2024 COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses the philosophy, objectives, process, components and additional aspects of our fiscal year 2024 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for our named executive officers (“NEOs”) for our fiscal year ended June 30, 2024 (“fiscal year 2024”) who were the following:

Named Executive Officer (“NEO”)	Position

Vincent D. Mattera, Jr.(1)	Former Chief Executive Officer (through June 2, 2024)

James R. Anderson(2)	Chief Executive Officer (effective June 3, 2024)

Richard J. Martucci(3)	Interim Chief Financial Officer

Walter R. Bashaw II(4)	President (through August 31, 2024)

Giovanni Barbarossa	Chief Strategy Officer and President, Materials Segment

Ronald Basso	Chief Legal and Compliance Officer

Mary Jane Raymond(5)	Former Chief Financial Officer and Treasurer
(1)	Dr. Mattera stepped down as Chief Executive Officer and as a director on June 2, 2024. Please see the section entitled “Leadership Transitions” below.
(2)	Mr. Anderson joined the Company effective June 3, 2024. Please see the section entitled “Leadership Transitions” below.
(3)	Mr. Martucci was appointed Interim Chief Financial Officer effective September 30, 2023.
(4)	Mr. Bashaw served as President throughout fiscal year 2024. He ceased to be President as of September 1, 2024 and separated from service effective September 6, 2024 (fiscal year 2025).
(5)	Ms. Raymond concluded her services as our Chief Financial Officer and Treasurer on September 29, 2023.

Quick CD&A Reference Guide

Executive Summary	Section I

Compensation Philosophy and Objectives	Section II

Compensation Determination Process	Section III

Components of Our Compensation Program	Section IV

Additional Compensation Policies and Practices	Section V

I. EXECUTIVE SUMMARY

Company Overview

Coherent Corp. (“Coherent”, the “Company,” “we,” “us” or “our”), a global leader in materials, networking, and lasers, is a vertically integrated manufacturing company that develops, manufactures, and markets engineered materials, optoelectronic components and devices, and lasers for use in the industrial, communications, electronics and instrumentation markets. Headquartered in Saxonburg, Pennsylvania, Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide. Coherent produces a wide variety of lasers, along with application-specific photonic and electronic materials and components, and deploys them in various forms, including integrated with advanced software to enable its customers.

Leadership Transitions

Chief Executive Officer. As the culmination of an orderly and thorough succession planning process led by our independent directors, effective June 3, 2024, our Board of Directors appointed James R. Anderson as

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our CEO and as a member of the Board, succeeding Dr. Vincent D. Mattera, Jr. Mr. Anderson is an established industry executive with a proven track record of driving innovation and leading business transformations. He previously served as President, Chief Executive Officer, and a member of the Board of Directors of Lattice Semiconductors (“Lattice”). As CEO, Mr. Anderson was responsible for driving Lattice’s corporate strategy and strengthening the Company’s product roadmap, achieving record operating profits and gross margins. Prior to joining Lattice, Mr. Anderson served as the Senior Vice President and General Manager of the Computing and Graphics Business Group at Advanced Micro Devices, Inc. (“AMD”). Prior to AMD, Mr. Anderson held a broad range of leadership positions spanning general management, engineering, sales, marketing, and corporate strategy at companies including Intel, Broadcom (formerly Avago Technologies), and LSI Corporation.

We entered into an Offer Letter with Mr. Anderson that has provisions with respect to his regular, ongoing compensation, including equity grants made in fiscal year 2024 that serve as fiscal year 2025 grants (that is, he will not receive any regular annual equity grants in fiscal year 2025). The Offer Letter also provides for sign-on compensation. See the “Compensation Related to Leadership Transition” section below for additional information. On February 17, 2024, Dr. Mattera had informed the Company’s Board of his intent to retire as CEO following the appointment of his successor or otherwise at the end of calendar 2024. The Board viewed it as essential to retain the services of Dr. Mattera through this indeterminate period of transition, and to provide appropriate compensation to Dr. Mattera for continuing to lead the Company during the period of transition and to maximize the likelihood of making the transition to a new leader successful. To that end, in order to compensate Dr. Mattera for continuing to manage the business for the period necessary to recruit or identify a new CEO, and to ensure a seamless transition, the Company and Dr. Mattera entered into an agreement (the “CEO Succession Agreement”) with provisions relating to compensation and termination that were designed to compensate Dr. Mattera for his continued service as CEO for this indeterminate period while the Company sought to recruit a new CEO. The CEO Succession Agreement provided that on whatever date a new CEO eventually commenced employment, Dr. Mattera’s employment would end and be treated as a qualifying termination. As contemplated by the CEO Succession Agreement, immediately prior to Mr. Anderson’s start date, Dr. Mattera retired and resigned as a member of the Board . See the “Compensation Related to Leadership Transition” section below for additional information.

Please see the “Compensation Related to Leadership Transitions” section of this CD&A for additional information.

Chief Financial Officer. On September 13, 2023, the Company and Mary Jane Raymond, the Company’s Chief Financial Officer, Treasurer and principal financial officer (“CFO”) mutually agreed that she would conclude her services as the Company’s CFO as of September 29, 2023.

In connection with the separation of Ms. Raymond, Richard Martucci, the Company’s Senior Vice President, Business Operations, was appointed to serve as its interim Chief Financial Officer and Treasurer and principal financial officer (“Interim CFO”), effective as of September 30, 2023 and until a permanent successor is identified.

President. Subsequent to the end of fiscal year 2024, Walter R. Bashaw II, the Company’s President, ceased to be President effective August 31, 2024, and agreed to resign effective September 6, 2024. This resignation was a result of a change in the Company’s leadership structure, which led to the elimination of Mr. Bashaw’s position, and the Board’s additional appointment of Mr. Anderson as President effective September 1, 2024. Consequently, Mr. Bashaw’s resignation was treated as a “Good Reason” termination under the Company’s Revised Executive Severance Plan and his Participation Agreement. There were no changes to the severance benefits Mr. Bashaw was entitled to receive under the Revised Executive Severance Plan and his Participation Agreement thereunder.

Fiscal Year 2024 Financial Results

Coherent’s Revenues for the fiscal year ended June 30, 2024 decreased 9% to $4,708 million, compared to $5,160 million for the prior fiscal year. Revenues decreased in all four markets, with the largest decline,

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$270 million, or 43%, in the electronics market, primarily from lower volumes in the consumer electronics vertical, largely due to a design change implemented by a significant electronics customer.

Gross margin for the year ended June 30, 2024 was $1,456 million, or 30.9%, of total revenues, compared to $1,618 million, or 31.4% of total revenues, for fiscal 2023, a slight decrease of 43 basis points.

Non-GAAP Gross Margin was 36.0%, compared to 38.4% in the prior year.

Non-GAAP Operating Margin was 15.1%, compared to 18.7% in the prior year.

Net loss was $(1.84) per diluted share. Non-GAAP net income was $1.67 per diluted share.

Restructuring charges related to our Restructuring Plan for the year ended June 30, 2024 were $27 million, or 1% of revenues, and consisted primarily of accelerated depreciation, equipment write-offs and move costs due to the consolidation of certain manufacturing sites.

For a discussion of certain non-GAAP financial measures referred to in this proxy statement, including Non-GAAP Gross Margin, Non-GAAP Operating Margin and Non-GAAP net income per share, as well as a reconciliation of these items to the most directly comparable financial measures calculated and presented in accordance with GAAP, reference is made to our Form 8-K filed with the SEC on August 15, 2024. We believe that these non-GAAP measures are helpful to management and investors as a measure of operating performance because they exclude various items that do not relate to or are not indicative of operating performance. Such non-GAAP measures should not be considered as a substitute for the corresponding measures reported in accordance with GAAP.

Fiscal Year 2024 Executive Compensation Program: Strong Emphasis on Performance

Majority of CEO Total Compensation and Equity Compensation is Performance-Based

For Dr. Mattera, CEO for fiscal year 2024 with the exception of the last month, 61% of target total compensation was performance-based and 91% was variable and at risk.

Further, in the first quarter of fiscal 2024, the Compensation Committee (also referred to as the “Committee”), with the assistance of its independent compensation consultant, augmented the performance nature of long-term incentive equity awards by increasing the proportion delivered in performance share units (“PSUs”) to 60% for the CEO and 45% for other NEOs. The other 40% of our CEO’s long-term incentive equity grant (55% of NEO equity grants) was in the form of time-based restricted share units (RSUs), which vest over a period of three years.

We consider compensation “at-risk” if it is dependent upon stock price appreciation or value, such as a portion of our fiscal year 2024 long-term equity incentive program, or if it is subject to achievement of rigorous pre-set, objective strategic, business or operational goals, such as a portion of our fiscal year 2024 long-term equity incentive program and in our fiscal year 2024 annual cash incentive programs. This high level of “at risk” compensation for our CEO in 2024 illustrates our pay for performance philosophy. We seek to maximize the alignment between financial results and executive compensation by emphasizing variable pay tied to performance, with the majority of the compensation opportunity for our CEO in 2024 based on long-term equity incentives.

As discussed below under “Compensation Related to Leadership Transitions,” effective June 3, 2024, we appointed Mr. Anderson as our CEO. In connection with the transition to a new CEO and as is common when a new CEO is appointed following a longer-tenured CEO, the Committee considered pay quantum and structures for CEOs at peer companies, advice from its independent compensation consultant and other factors. For his compensation for fiscal year 2025, 60% of Mr. Anderson’s target total compensation is performance-based and 93% is variable and at risk. The initial PSU grant has a Relative TSR metric with

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performance similar to the Company’s fiscal year 2024 Relative TSR PSU awards, but with (i) target (100%) payout set at 55th percentile achievement, and (ii) the maximum payout (250%) set at the 75th percentile achievement or better.

Fiscal Year 2024 Long-Term Incentives: 60% Performance-Based for CEO, 45% for all other NEOs; Three Year Performance Goals; Three Year Vesting of RSUs

In addition to 60% of Dr. Mattera’s target equity grant that is in the form of PSUs, with the other 40% being RSUs, 45% of the value of the target equity grant for our other executive officers is comprised of PSUs, with the other 55% in the form of time-based RSUs. The proportion of total compensation that was variable and at-risk and the performance-based metrics enhances the link between pay and performance for the CEO and other continuing NEOs and strengthened the alignment of the interests of the executive officers with those of Coherent and our shareholders.

Rigorous Pre-Set Financial Targets; Payouts Reflecting Pay for Performance Alignment

For fiscal year 2024, for the annual cash incentive programs, the Committee selected performance metrics, Revenue and Adjusted EBITDA, that enhanced the link between pay and performance for the CEO and our other NEOs and established objective, pre-set targets. These targets were rigorous, aggressive and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks we were facing.

Evidencing the rigor of the performance-based plans were the fact that performance achievement resulted in only a 30% payout under the primary executive officer/management annual cash incentive program and 82.1% payout under the more broad-based, significantly smaller (targeted at 8% of base salary) annual cash incentive program.

The 2022-24 PSUs awarded in fiscal year 2022 with the 3-year performance period ending at the end of fiscal year 2024 were based 100% on 3-year cumulative Relative TSR compared to the S&P Composite 1500 — Electronic Equipment, Instruments & Components Index. Based on the Company’s relative TSR for the performance period, these fiscal year 2022 PSUs were earned at 80% of target.

These fiscal year 2024 outcomes collectively demonstrated not only the goal rigor but the strong emphasis on, and alignment of, pay for performance.

Peer Group: Rigorously Determined and Appropriate, Reviewed Annually

Each year, the Committee reassesses the group of peer companies used as a reference point for evaluating executive compensation. In connection with determining the compensation of the CEO and other executive officers, in the second half of fiscal year 2023, the Committee conducted a review of our peer group to ensure its continued appropriateness. The Committee gave careful consideration to the selection criteria, the range of values on such criteria and the companies included, ultimately determining that the companies listed below represented an appropriate and stable peer group for fiscal year 2024 compensation decisions.

Consistent with best practices for corporate governance, the Committee has committed to review the peer group annually.

Summary of the Fiscal Year 2024 Executive Compensation Program

Base Salaries. In the wake of the closing of the merger of II-VI and Coherent in fiscal year 2023 and related integration efforts, the Committee held the base salaries of our CEO and other continuing NEOs steady in fiscal year 2024, with no increases.

Annual Cash Incentive Programs. In fiscal year 2024, the Committee similarly held the target bonus opportunities of Dr. Mattera and the other continuing NEOs steady, with no increases. The total annual cash

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incentive opportunity of the NEOs (e.g. the percentage of base salary) is spread across the two programs described in the next paragraph, with the majority being allocated to the main program and 8% being allocated to the broad-based program total (e.g., 47% plus 8% equal the total of, for example, 55%). The Committee views the annual cash incentive opportunity as a whole, including the allocation to the performance metrics across both programs (in other words, the Committee considers the performance metrics in the two programs combined, rather than separately, and there is not overlap since they are viewed collectively). In the combined allocation among the performance metrics, Adjusted EBITDA is slightly higher because of the criticality of generating cash to pay down debt and invest in the business.

The Company operates two annual cash incentive programs, one primarily for executive officers/management and one for more broad-based employees in order to unify the team in pursuing the achievement of a key goal. The opportunity for executive officers was composed of a combination of: 1) the Goals Results Incentive Program (“GRIP”), the main bonus program for executive officers, which for fiscal year 2024 utilized Revenue and Adjusted EBITDA as the performance metrics and, to a far less extent, 2) the Bonus Incentive Program (“BIP”), a program applicable to more broad-based employees, with just Adjusted EBITDA as the metric, and targeted at 8% of base salary. For fiscal year 2024, because of the timing of developing the business plan less than a year after the closing of the acquisition of the Coherent predecessor company, leading to some challenges in forecasting for the newly-combined business, the Committee divided the fiscal year 2024 performance period for the main bonus program for executive officers into two halves, measured separately.

In setting the goals for Revenue and Adjusted EBITDA, the Committee took into account various factors, including forecasted growth levels for the segments, markets and regions where the Company operates. The Committee set the target for Revenue slightly below prior year actual performance mainly due to market driven factors in our Consumer and Telecom product related areas. In light of these factors, the goals were considered rigorous, aggressive and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks we were facing. The Committee incorporated these measures in the fiscal year 2024 annual cash incentive programs in order to focus executive officers on the critical strategic priorities of top line revenue growth, cash flow generation and operating profitability.

As noted above, Revenue for the year ended June 30, 2024 decreased 9% to $4,708 million, compared to $5,160 million for the prior fiscal year. Adjusted EBITDA for fiscal year 2024 was $1,001.2 million. Based on these Revenue and Adjusted EBITDA results, the Committee determined that achievement for the main bonus program for executive officers averaged over the two half-year periods was 30% of target. The 0% attainment for the second half period, and the 60% attainment in the first half period, clearly demonstrate the rigor of the targets and underscore the alignment between pay and performance in our executive compensation program.

Long-Term Equity Incentives. Equity grants for our CEO and NEOs in fiscal year 2024 consisted of PSUs and RSUs, with the target value divided 60% PSUs / 40% RSUs for the CEO and 45% PSUs / 55% RSUs for the other NEOs. Long-term incentive equity awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term shareholder value. The Committee structures the long-term incentive opportunity to motivate executive officers, including our NEOs, to achieve multi-year strategic goals and deliver sustained long-term value to shareholders, and to reward them for doing so.

The PSUs granted in fiscal year 2024 are based 50% on cumulative Relative TSR over a 3-year period as compared to the S&P Composite 1500—Electronic Equipment, Instruments & Components Index. The payout curve provides for target PSU shares to be earned at 50th percentile cumulative TSR performance. If TSR is negative, the number of PSUs that may be earned is capped at target. No shares are earned if TSR is below the 25th percentile, and the shares earned are capped if TSR is at or above the 75th percentile. The other performance metric for the PSUs granted in fiscal year 2024, representing the other 50% of the opportunity, is cumulative cash flow from operations over a 3-year period, a true long-term measure. TSR ties executive officer compensation to shareholder value creation and aligns the interests and experience of executive officers with those of Coherent and its shareholders. Relative TSR filters out macroeconomic and

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other factors that are not within management’s control. Cash flow from operations focuses executive officers on the high priority of generating cash and increasing liquidity to service debt and to invest in the business.

Fiscal Year 2023 Coherent Say on Pay Vote

At the Fiscal Year 2023 annual meeting of Coherent’s shareholders, our shareholders approved the compensation of our NEOs on an advisory basis, with approximately 95.7% of the votes cast “For” such approval. The Committee interpreted shareholder approval of the executive compensation program at such a level as indicating that a substantial majority of shareholders viewed Coherent’s executive compensation program, plan design and governance as continuing to be well aligned with shareholder interests, their investor experience and business outcomes.

To ensure investor views are incorporated into the planning process, Coherent engages with shareholders on an ongoing basis to gather their perspectives. Through this shareholder outreach, Coherent established important feedback channels that served as a valuable resource for ongoing input from Coherent shareholders.

II. COMPENSATION PHILOSOPHY AND OBJECTIVES

Pay-for-performance: We aim to incentivize our executive officers by creating a strong link between their performance and compensation. Therefore, a significant portion of the total compensation package provided to our executive officers is based on measures that reflect both our short- and long-term goals and performance, as well as the executive officer’s individual performance and impact on shareholder value.

Alignment of executive officers’ interests with those of Coherent and its shareholders: Equity-based compensation constitutes a significant portion of our executive officers’ overall compensation opportunity. The Committee uses equity as the form for long-term incentive opportunities in order to incentivize and reward executive officers to (i) achieve multiyear strategic goals and (ii) deliver sustained long-term value to shareholders.

The Committee believes using equity for the long-term incentives creates strong alignment between the interests of executive officers and the interests of our shareholders because it gives executive officers and shareholders a common interest in stock price performance. Granting equity also fosters an ownership culture among executive officers by making them shareholders with a personal stake in Coherent’s growth and success.

Competitive compensation to attract and retain talent: To manage our business and carry out our strategy, we seek high-caliber executive officers and managers who have diverse experience, expertise, capabilities and backgrounds.

In recruiting our executive officers and determining competitive pay levels, the Committee references the amounts and compensation structures of executive officers in the companies in our compensation peer group and in industry surveys.

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Compensation Program Governance

Coherent assesses the effectiveness of the executive compensation program on an ongoing basis and reviews risk mitigation and governance matters, which includes the following best practices:

What We Do

Pay for Performance	The majority of total compensation opportunity for our NEOs is variable and at-risk.

Balance Short- and Long-Term Compensation	The allocation of incentives among the annual incentive programs and the long-term incentive plan does not over-emphasize short-term performance at the expense of achieving long-term goals.

Combination of Balanced Performance Metrics	We use a diverse set of financial performance metrics in our annual incentive programs for executive officers.

Independent Compensation Consultant	Our Committee has engaged an independent compensation consultant to provide information and advice for use in designing our executive compensation program.

Peer Data	We develop a peer group of companies based on industry, revenue and market capitalization to reference for compensation decisions.

Cap Bonus Payouts; Fixed Equity Grants	Our annual incentive programs have an upper limit on the amount of cash that may be earned. The maximum number of PSUs that may be earned is fixed at the time of grant.

Double Trigger Change-in-Control Provisions

If there is a change in control, outstanding equity awards that are assumed by a buyer will vest only if there is both a change-in-control and an involuntary termination of employment (a “double trigger”).

Stock Ownership Guidelines	Our executive officers and directors are subject to guidelines regarding the maintenance of certain levels of stock ownership.

Annual Say-on-Pay Vote	We conduct an annual advisory say-on-pay vote on our NEO compensation.

Shareholder Engagement	We are committed to ongoing engagement with our shareholders regarding matters such as executive compensation, corporate governance and ESG.

Compensation Risk Assessment	We conduct a compensation risk assessment to ensure that our compensation programs do not present any risks that are reasonably likely to have a material adverse effect on the Company.

Clawback Policy	We maintain a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements.

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What We Don’t Do

No Repricing of Underwater Stock Options	Our equity plan does not permit the repricing of stock options where the strike price exceeds the then-current fair market value without shareholder approval.

No Hedging or Pledging of Company Securities	We prohibit executive officers and non-employee directors from engaging in hedging, pledging or short sale transactions in Company securities.

No Dividends on Unearned Awards	Under our equity plan, we do not pay dividends or dividend equivalents on shares that a participant has not yet earned or that have not vested.

Limited Perquisites	We do not provide excessive perks or personal benefits to executive officers.

No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on severance pay to executive officers.

No Guaranteed Bonuses	We do not provide guaranteed performance bonuses to our executive officers in our regular annual program.

No Backdating or Discounting Stock Options	We do not backdate stock options or provide discounted stock options.

III. COMPENSATION DETERMINATION PROCESS

Role of the Committee

The Committee establishes the compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews the compensation of the NEOs and recommends it for approval by the Board of Directors.

The Committee structures the executive compensation program to accomplish articulated compensation objectives in light of the compensation philosophy described above.

In accordance with its charter, the Committee establishes total compensation for the CEO (generally at the beginning of the fiscal year). The Committee established Dr. Mattera’s total compensation at the outset of fiscal year 2024 and the new hire compensation of Mr. Anderson near the end of fiscal year 2024. The Committee reviews and evaluates the performance of the CEO (Dr. Mattera) and develops base salary and incentive compensation recommendations. Dr. Mattera did not play any role with respect to any matter affecting his own compensation and was not present when the Committee discussed and formulated its recommendation for his compensation.

With the input of the CEO (Dr. Mattera for fiscal year 2024), the Committee also established the compensation for all the other executive officers. As part of this process, the CEO evaluated the performance of the other executive officers and made recommendations to the Committee regarding the compensation of each executive officer. The Committee gave significant weight to the CEO’s recommendations in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the Dr. Mattera. Nevertheless, the Committee and the Board made the ultimate determinations regarding the compensation for the executive officers.

Pursuant to its charter, the Committee is permitted to delegate its authority to the CEO to make certain equity grants to employees who are not Section 16 officers, its administrative duties with respect to certain retirement plans, and the development of agendas and minutes.

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Role of the Independent Compensation Consultant

The Committee recognizes the importance of obtaining objective, independent expertise and advice in carrying out its responsibilities. The Committee has the power to retain an independent compensation consultant to assist in the performance of its duties and responsibilities.

The Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as its independent compensation consultant. Aon reported directly to the Committee, and the Committee had the sole authority to retain, terminate and obtain the advice of Aon at Coherent’s expense. The Committee selected Aon as its consultant because of the firm’s expertise and experience.

The Committee worked with Aon to develop a compensation peer group, provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive compensation of our executive officers compared against the compensation peer group, report on share utilization, assess compensation risk, and review other market practices and trends and regulatory developments.

While the Committee took into consideration the review and recommendations of Aon when making decisions about the executive compensation program, ultimately, the Committee made its own independent decisions about compensation matters.

The Committee assessed the independence of Aon pursuant to SEC and NYSE rules. In doing so, the Committee considered each of the factors set forth by the SEC and the NYSE with respect to a compensation consultant’s independence. The Committee also considered the nature and amount of work performed for the Committee and the fees paid for those services in relation to the firm’s total revenues. Based on its consideration of the foregoing and other relevant factors, the Committee concluded that there were no conflicts of interest, and that Aon is independent.

Executive Compensation Competitive Market Information

In making determinations about executive compensation, the Committee believes that obtaining relevant market data is important, because it serves as a reference point for making decisions and provides very helpful context. When making decisions about the structure and component mix of the executive compensation program, the Committee considers the structure and components of, and the amounts paid under, the executive compensation programs of other comparable peer companies, as derived from public filings and other sources.

The Committee, with the assistance of Aon, its independent compensation consultant, developed a peer group in the second half of fiscal year 2023. The criteria used to determine the peer group generally included: companies in the electronic components sector; revenue in the range of approximately 1/3 to 3 times Coherent’s revenue; and market capitalization in the range of 1/3 to 3 times Coherent’s market capitalization.

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Based on these criteria and considerations, the peer group selected for decisions relating to fiscal year 2024 executive compensation, as approved by the Committee, consisted of the following 23 companies, which were the same as the peer group used in the prior year:

Fiscal Year 2024 Peer Group

AMETEK, Inc. (AME)	Keysight Technologies, Inc. (KEYS)	Rockwell Automation, Inc. (ROK)

Arista Networks, Inc. (ANET)	KLA Corporation (KLAC)	Skyworks Solutions, Inc. (SWKS)

Ciena Corporation (CIEN)	L3Harris Technologies, Inc. (LHX)	Teledyne Technologies (TDY)

Corning Incorporated (GLW)	Littelfuse (LFUS)	Teredyne (TER)

Eaton Corporation plc (ETN)	Lumentum Holdings, Inc. (LITE)	Trimble Inc. (TRMB)

Entegris, Inc. (ENTG)	MKS Instruments, Inc. (MKSI)	Wolfspeed, Inc. (WOLF)

Illinois Tool Works Inc. (ITW)	ON Semiconductor Corporation (ON)	Zebra Technologies Corporation (ZBRA)

IPG Photonics Corporation (IPGP)	Qorvo, Inc. (QRVO)

The following table summarizes our rank relative to this peer group. Financial data reflect fiscal year-end data available as of April 28, 2023.

Revenues ($M)

75th Percentile	8,338.80

50th Percentile	5,304.40

25th Percentile	3,414.50

Coherent	5,000.0

Percentile Rank	49%
Data	source: S&P Capital IQ.

The Committee believes that the compensation practices of the peer group provide it with appropriate compensation reference points for determining the fiscal year 2024 compensation of the NEOs. Consistent with best practices for corporate governance, the Committee intends to review the peer group annually.

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IV. COMPONENTS OF OUR COMPENSATION PROGRAM

Fiscal Year 2024 Components in General

The Committee selected the components of compensation set forth in the chart below to achieve Coherent’s executive compensation program objectives. The Committee regularly reviews all components of the program to verify that each executive officer’s total compensation is consistent with the compensation philosophy and objectives, and that the component is serving a purpose in supporting the execution of our strategy. The majority of each executive officer’s compensation is variable and at-risk, with a meaningful portion that is performance-based.

Element	Description	Additional Detail

Base Salary	Fixed cash compensation. Determined based on each executive officer’s role, individual skills, experience, performance, and external market value.	Base salaries are intended to provide stable compensation to executive officers, allow Coherent to attract and retain skilled executive talent and maintain a stable leadership team.

Short-Term Incentives: Annual Cash Incentive Opportunities

Variable cash compensation based on the level of achievement of pre-determined annual corporate goals.

Primary executive officer program: Goals Results Incentive Program (“GRIP”) (significantly larger proportion of total opportunity)

Broad program applicable to many employees: Bonus Incentive Program (“BIP”) (significantly smaller proportion of total opportunity)

Cash incentives are capped at a maximum of 200% of each NEO’s target opportunity.

Performance against the corporate objectives must exceed a threshold level of performance in order to earn any credit toward a payout with respect to that goal.

Annual cash incentive opportunities are designed to ensure that executive officers are motivated to achieve Coherent’s annual goals; payout levels are generally determined based on actual financial results.

Long-Term Incentives: Annual Equity-Based Compensation

Variable equity-based compensation.

PSUs: Performance share units with three-year cliff vesting. For fiscal year 2024 grants, the applicable performance-based vesting measures were relative TSR and cash flow from operations.

RSUs: Restricted stock units that are time-based with three-year ratable annual vesting.

Designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders, as well as to attract and retain executive officers.

Fiscal Year 2024 Target Pay Mix

The target pay mix supports the core principles of Coherent’s executive compensation philosophy of pay for performance and aligning executive officers’ interests with those of Coherent and its shareholders, by emphasizing short- and long-term incentives.

The following charts outline the Committee’s allocation of annual target compensation payable to the CEO (Dr. Mattera) and to the other NEOs. The Committee allocates compensation among (i) base salary, (ii) short-term annual cash incentive opportunities and (iii) long-term annual equity.

A sizeable majority of target total direct compensation was variable, at-risk pay, consistent with Coherent’s pay-for-performance philosophy. Specifically, in fiscal year 2024, 91% of the CEO’s (Dr. Mattera) target total direct compensation was variable, at-risk compensation, and 77%, on average, of the target total direct compensation of the other NEOs was at-risk compensation. Coherent considered compensation to be “at risk” if it is subject to performance-based payment or vesting conditions or if its value depended on stock price appreciation.

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The percentages of target total direct compensation as calculated above are based on the annualized fiscal year 2024 base salary, the fiscal year 2024 annual cash incentive compensation opportunities (assuming achievement at the target level), and the grant date fair value of the annual equity grants.

Base Salary

Base salaries provide fixed compensation to Coherent’s executive officers and help to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. Base salaries are individually determined according to each executive officer’s areas of responsibility, role and experience, and vary among executive officers based on a variety of considerations, including skills, experience, achievements and the competitive market for the position.

For newly hired executive officers, the Committee establishes initial base salaries through arm’s-length negotiations at the time the executive officer is hired, considering the position and the executive’s experience, qualifications, and the competitive market.

From time to time, the Committee considers and approves base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries, but may also include change in the competitive market, change of role or responsibilities, recognition for achievements or market trends.

In the wake of the closing of the merger of II-VI and Coherent in fiscal year 2023 and related integration efforts, the Committee held the base salaries of our CEO and other continuing NEOs steady in fiscal year 2024, with no increases. (Mr. Anderson, Mr. Martucci and Mr. Basso were not NEOs for fiscal year 2023.)

NEO	Fiscal Year 2024 Annualized Base Salary ($)	Fiscal Year 2023 Annualized Base Salary ($)	% Change

Vincent D. Mattera, Jr.	1,125,000	1,125,000	0

James R. Anderson	1,060,000	NA	NA

Richard J. Martucci(1)	530,000	NA	NA

Walter R. Bashaw II	575,000	575,000	0

Giovanni Barbarossa	635,000	635,000	0

Ronald Basso	480,000	NA	NA

Mary Jane Raymond	625,000	625,000	0
(1)

In accordance with the arrangement with Mr. Martucci, during the term of his service as Interim Chief Financial Officer, he receives a supplemental stipend of $15,000 for each month of his service in such capacity. The stipends have been included in the Base Salary figure shown.

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Annual Cash Incentive Programs

The annual incentive programs for executive officers are cash-based plans that reward our NEOs for the achievement of key short-term objectives. The structure of the annual cash programs incentivize NEOs to achieve annual financial results that the Committee views as critical to the execution of our business strategy, with the intent ultimately of increasing shareholder value.

In the Committee’s view, the most senior executive officers have the greatest responsibility for the performance of the Company, and consequently, the annual incentive programs for such executive officers utilize only pre-established objective Company performance measures, with no individual discretionary component.

The Committee maintains two annual cash incentive programs, a primary executive officer program that accounts for the substantial majority of the opportunity (the Goals Results Incentive Program, or GRIP), and a second, smaller program that applies to a broader set of employees of the Company (the Bonus Incentive Program, or BIP). The bulk of the target opportunity is allocated to the primary executive officer program, the GRIP, with 8% of the target opportunity allocated to the broader program, the BIP.

Target Opportunities

The Committee determines a target cash incentive opportunity for each NEO under the annual cash incentive programs by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. The target incentive percentages remained unchanged from the prior year for the continuing NEOs. (Mr. Anderson, Mr. Martucci and Mr. Basso were not NEOs for fiscal year 2023.)

NEO	Fiscal Year 2024 Target Cash Incentive Opportunity (%)	Fiscal Year 2023 Target Cash Incentive Opportunity (%)

Richard J. Martucci	55	NA

Walter R. Bashaw II	85	85

Giovanni Barbarossa	85	85

Ronald Basso	75	NA

Mr. Anderson was ineligible to participate in the annual cash incentive programs in fiscal year 2024, having only joined the Company in the last month of the fiscal year. Dr. Mattera and Ms. Raymond terminated during fiscal year 2024, with the treatment of their annual cash incentives addressed in agreements with them relating to their separations. Please see “Compensation Related to Leadership Transitions” below.

Primary Bonus Program (GRIP)

The Committee believes that certain financial measures are key performance indicators of the present and future prospects of our business and key drivers of shareholder value, and selected the following two financial measures, equally weighted at 50% of the total GRIP opportunity, for use in this primary executive officer annual cash incentive program:

•

Revenue (50%): The Committee selected Revenue as a measure because it focuses management on the critical strategic priority of generating top line growth, and is a leading indicator of corporate performance and value creation.

For purposes of the GRIP, Revenue is defined as the amount reported in our audited financial statements.

•

Adjusted EBITDA (50%): The Committee selected this metric in order to focus executive officers on the critical strategic priority of generating cash, in part to repay debt incurred in connection with the acquisition of the Coherent predecessor company. In addition, it is an important measurement of the Company’s liquidity and leverage ratio. The metric also focuses the NEOs on achieving and improving operating profitability, and giving a clear line of sight into how

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achieving operating goals drives Coherent performance and generates rewards. The Committee viewed Adjusted EBITDA as a better measure than the metric it used in fiscal year 2023, net income, because its elimination of interest, taxes and depreciation and amortization make it more closely aligned with actual cash generation and profitability, excluding financing and other items.

EBITDA is defined as earnings before interest expense, interest income, income taxes, depreciation and amortization. Adjusted EBITDA excludes non-GAAP adjustments for share-based compensation, certain restructuring, integration, and transaction expenses, debt extinguishment charges, start-up costs, and the impact of foreign currency exchange gains and losses. Restructuring charges include severance, non-cash impairment charges for production assets and improvements on leased facilities and other costs related to the 2023 Restructuring Plan. Integration, site consolidation and other costs include retention and severance payments, expenses not included in restructuring charges related to site closures as well as other integration costs related to the acquisition of Coherent, Inc. Transaction fees and financing includes debt extinguishment costs and various fees related to closing the Coherent transaction. Start-up costs in operating expenses were related to the start-up of new devices for new customer applications.

For more information on the non-GAAP measures we use for our compensation performance metrics and how such non-GAAP measures are calculated, please see the earnings press release furnished with our Current Report on Form 8-K filed with the SEC on August 15, 2024. For a reconciliation of these non-GAAP measures to their most directly comparable financial measures calculated and presented in accordance with GAAP, please see Appendix B hereto.

EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance whether (i) items excluded from the non-GAAP financial measures will occur in the future or (ii) there will be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Threshold, Target and Maximum Performance Levels

The Committee set the fiscal year 2024 threshold, target and maximum performance levels for the performance metrics.

The Committee developed the performance metric targets in conjunction with our fiscal year 2024 business plan. In setting these goals, the Committee took into account various factors, including forecasted growth levels for the global economy, for the geographic areas where the Company operates and for our product markets.

In light of all of these factors, these goals were considered rigorous, aggressive and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks we were facing.

After setting the targets, the Committee also set the threshold and maximum performance levels. For the Revenue metric, the Committee set the threshold level at 85% of target performance. An achievement percentage of less than 85% of target would result in no achievement for the Revenue metric. The Committee set the maximum level of performance at 115% of target, a level that presented a significant challenge requiring exceptionally strong performance.

For the Adjusted EBITDA measure, the Committee set the threshold level at 80% of target, and the maximum level at 115% of target.

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Fiscal Year 2024 Bifurcation of Performance Period

On July 1, 2022 (the beginning of fiscal year 2023), the Company (then named II-VI) completed its acquisition of Coherent, Inc., a global provider of lasers and laser-based technology for scientific, commercial, and industrial customers, in a combined cash and stock transaction in accordance with an agreement dated March 25, 2021. The acquiror kept the Coherent name for the Company. In connection with this transaction, the businesses of the two predecessors were combined, and the operations of the two companies were integrated.

At the time that the Company was developing the fiscal year 2024 budget plan, the two organizations had been combined for less than 12 months, and there were challenges in forecasting performance for the full fiscal year and accurately finalizing the plan, and thus setting appropriate performance targets. To address this temporary issue while maintaining the rigor of the GRIP program, the Committee bifurcated the fiscal year 2024 performance period into two halves. In the Committee’s view, utilizing two six-month performance periods not only maintained challenging performance goals, and kept the strong pay for performance alignment of the program, it also helped to improve the accuracy of targets and upheld the motivational aspect for the NEOs. For fiscal year 2025, the performance period for the GRIP reverted to being the full year.

Payout Levels

Payout levels represent the amount to be paid to NEOs based on the level of actual performance relative to the goals. The Committee defined payout curves for the Revenue metric and the Adjusted EBITDA metric which set out the amount to be paid depending on actual performance. In order to motivate performance and underscore the centrality of achieving target, the Committee set the payout for achieving the threshold level of performance at 30%, with the payout increasing through various bend points to 100% of the target opportunity for achieving target performance, and through additional bend points to 200% of the target opportunity for maximum performance or above. In order to receive any payout, the performance achievement for both of the metrics had to at least attain the threshold level. A failure to reach the threshold level on either metric would result in a zero payout for the applicable six-month performance period. Achievement above the maximum level is capped at the maximum payout of 200% of target.

Fiscal Year 2024 Achievement

As disclosed above, for the full fiscal year 2024, Revenue decreased 9% to $4,708 million. Revenue decreased in all four markets, with the largest decline, $270 million, or 43%, in the electronics market, primarily from lower volumes in the consumer electronics vertical, largely due to a design change implemented by a significant electronics customer.

For the full fiscal year 2024, Adjusted EBITDA was $1,001.2 million.

As described above, the Committee divided the performance period into two halves.

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The tables below set forth the fiscal year 2024 first half and second half performance goals and Coherent’s achievement against these goals. The Committee averaged the attainment for the first half, 60%, with the attainment for the second half, 0%, to derive an overall attainment for the GRIP annual cash incentive program of 30%.

First Half of Fiscal Year 2024

Performance Metric	Relative Weighting (%)	Threshold ($ million)	Target ($ million)	Maximum ($ million)	Metric Achievement ($ million)

Revenue	50	1,980.9	2,330.5	2,680.1	2,184.5

Payout Percentage (% of Target)		85%	100%	115%

Adjusted EBITDA	50	409.0	511.2	587.9	442.4

Payout Percentage (% of Target)		80%	100%	115%

Matrix Attainment					60%

Second Half of Fiscal Year 2024

Performance Metric	Relative Weighting (%)	Threshold ($ million)	Target ($ million)	Maximum ($ million)	Metric Achievement ($ million)

Revenue	50	2,312.1	2720.1	3,128.1	2,523.2

Payout Percentage (% of Target)		85%	100%	115%

Adjusted EBITDA	50	566.3	707.9	814.1	557.8

Payout Percentage (% of Target)		80%	100%	115%

Matrix Attainment					0%

Payout Determination

As described above, the Committee verified achievement relative to the targets to determine the respective performance levels.

Although the Company’s performance relative to the Revenue metric for the second half exceeded the threshold, performance relative to the Adjusted EBITDA did not, and consequently there was no payout under the applicable matrix. The 0% attainment for the second half period, and the only 60% attainment in the first half period, clearly demonstrate the rigor of the targets and underscore the alignment between pay and performance in our executive compensation program.

The total payout under the GRIP annual cash incentive program for each NEO for fiscal year 2024 is reflected in the table below.

NEO	Fiscal Year 2024 Base Salary ($)	Fiscal Year 2024 GRIP Target Cash Incentive Opportunity (as a % of Base Salary) (%)	Target Incentive ($)	Performance Attainment (%)	Total Fiscal Year 2024 Cash Incentive Payout Amount ($)

Richard J. Martucci	530,000	47	249,100	30	74,730

Walter R. Bashaw II	575,000	77	442,750	30	132,825

Giovanni Barbarossa	635,000	77	488,950	30	146,685

Ronald Basso	480,000	67	321,600	30	96,480

Mr. Anderson was ineligible to participate in the annual cash incentive programs in fiscal year 2024, having only joined the Company in the last month of the fiscal year. Dr. Mattera and Ms. Raymond terminated

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during fiscal year 2024, with the treatment of their annual cash incentives addressed in agreements with them relating to their separations. Please see “Compensation Related to Leadership Transitions” below.

Broad-Based Employee Bonus Program (BIP)

As discussed above, the Company conducts a second annual cash incentive program, the Bonus Incentive Program, or BIP. Many full-time regular employees are eligible for this program, including the NEOs, in order to incentivize the broader employee population and align their interests with the interests of shareholders and the Company. The Committee viewed having one annual cash incentive program in which most employees participate as an effective way to get the whole Company aligned and working together to achieve a key goal or goals, underscoring commonality of interest across the organization. (For employees other than the NEOs, there is a component based on the segment of the Company’s business in which they are employed. For the NEOs, only the corporate measure is used.) For the NEOs, of the total annual cash incentive opportunity described above, 8% is allocated to the BIP. In part because of the broader participation of employees, the BIP utilizes quarterly payouts and quarterly cumulative year to date measurement periods, with a true up after year end.

The Committee believes that certain financial measures are key performance indicators of the present and future prospects of our business and key drivers of shareholder value, and selected Adjusted EBITDA as the sole metric in the BIP. As noted in connection with the GRIP, the Committee selected this metric in order to focus executive officers on the critical strategic priority of generating cash, in part to repay debt incurred in connection with the acquisition of the Coherent predecessor company. In additions, it is an important measurement of the Company’s liquidity and leverage ratio. The metric also focuses the NEOs on achieving and improving operating profitability, and gives a clear line of sight into how achieving operating goals drives Coherent performance and generates rewards.

The total annual cash incentive opportunity of the NEOs (e.g. the percentage of base salary) is spread across the GRIP and the BIP, with the majority being allocated to the GRIP and 8% being allocated to the BIP (e.g., 47% plus 8% equal the total of, for example, 55%). The Committee views the annual cash incentive opportunity as a whole, including the allocation to the performance metrics across both programs (in other words, the Committee considers the performance metrics in the two programs combined, rather than separately, and there is not overlap since they are viewed collectively). In the combined allocation among the performance metrics, Adjusted EBITDA is slightly higher because of the criticality of generating cash to pay down debt and invest in the business.

The Committee set the fiscal year 2024 target for Adjusted EBITDA at the same level as the combined halves of the GRIP, $1,219.1 million.

The Committee developed this target in conjunction with our fiscal year 2024 business plan. In setting this goal, the Committee took into account various factors, including forecasted growth levels for the global economy, for the geographic areas where the Company operates and for our product markets.

In light of all of these factors, this goal was considered rigorous, aggressive and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks we were facing.

After setting the target at the same level as the combined halves of the GRIP, the Committee also set the threshold and maximum performance levels. For the BIP, the Committee set the threshold level for the Adjusted EBITDA measure at 0% of target, and the maximum level at 200% of target.

For the first three quarters of the year, if performance achievement translates to a payout, the Company pays 75% of the corresponding attainment based on the year-to-date actual performance as a percentage of the year-to-date budget amount. After the fourth quarter, the Committee determines the total full year achievement and full year payout, and makes a true-up payment to align with the final outcome.

For the full fiscal year 2024, Adjusted EBITDA was $1,001.2 million. This represented 82.1% of the target, and was the payout percentage applicable to the target opportunity of 8% of base salary under the BIP.

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The total payout under the BIP annual cash incentive program for each NEO for fiscal year 2024 is reflected in the table below.

NEO	Fiscal Year 2024 Base Salary ($)	Fiscal Year 2024 BIP Target Cash Incentive Opportunity (as a % of Base Salary) (%)	Target Incentive ($)	Performance Attainment (%)	Total Fiscal Year 2024 Cash Incentive Payout Amount ($)

Richard J. Martucci	530,000	8	42,400	82.1	34,808

Walter R. Bashaw II	575,000	8	46,000	82.1	37,763

Giovanni Barbarossa	635,000	8	50,800	82.1	41,703

Ronald Basso	480,000	8	38,400	82.1	31,254

Mr. Anderson was ineligible to participate in the annual cash incentive programs in fiscal year 2024, having only joined the Company in the last month of the fiscal year. Dr. Mattera and Ms. Raymond terminated during fiscal year 2024, with the treatment of their annual cash incentives addressed in agreements with them relating to their separations. Please see “Compensation Related to Leadership Transitions” below.

Long-Term Incentives

The third and largest component of the Coherent executive compensation program is long-term equity incentives. Long-term equity incentive awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term shareholder value. The Committee designed the long-term incentive opportunity to motivate and reward Coherent’s executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders. The long-term incentives create a strong link between payouts and performance, and a strong alignment between the interests of executive officers and the interests of Coherent’s shareholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed over the required term, and they foster an ownership culture among Coherent’s executive officers by making them shareholders with a personal stake in the value they are intended to create.

Equity Vehicles and Mix: PSUs and RSUs

The mix of long-term incentives granted to the NEOs in fiscal year 2024 is shown below:

Equity Vehicle	Fiscal Year 2024 Allocation	Vesting Period	How Value is Delivered	Rationale for Use

PSUs	60%(CEO) (45% NEOs)	3-year cliff	Fiscal Year 2024-2026 Relative TSR (50%)	• TSR ties executive officer compensation to shareholder value creation • Use of relative TSR to filter macroeconomic and other factors where management may have limited ability to influence

Fiscal Year 2024-2026 Operating Cash Flow (50%)

•   Prioritizes the critical strategic priority of generating cash to repay debt incurred in connection with the acquisition of the Coherent predecessor company

•   Aligns with role of cash flow as a key driver of long-term value

•   Gives management more direct control over outcome

RSUs	40%(CEO) (55% NEOs)	3-year ratable annual vesting	Value of stock	• Aligns with shareholders • Promotes retention • Provides value even during periods of stock price or market underperformance

The Committee structured the mix of equity vehicles and the relative weight assigned to each type of award for the following reasons: 1) to motivate relative stock price outperformance over the long term through the

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PSUs, and 2) to ensure some amount of value delivery through the RSUs, which are complementary because they have upside potential but deliver some value even during periods of stock price underperformance, while also reinforcing an ownership culture and commitment to Coherent.

Long Term Incentive Opportunities

The Committee established long-term incentive opportunities for each of the NEOs in August 2023, considering the following:

•	the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the peer group companies;

•	individual performance and criticality of, and expected future contributions of the NEO;

•	time in role, skills and experience; and

•	retention considerations.

Fiscal Year 2024 Grants of PSUs and RSUs

As described above, the Committee established the mix of equity vehicles for fiscal year 2024 as 60% PSUs / 40% RSUs for the CEO (Dr. Mattera) and 45% PSUs / 55% RSUs for the other NEOs. Having joined only in the last month of the fiscal year, Mr. Anderson was ineligible to receive regular annual incentive grants in fiscal year 2024. In his position as interim CFO, Mr. Martucci did not receive the same allocation of long-term incentives as the other NEOs, although the Committee awarded him a one-time grant of RSUs valued at approximately $500,000 in recognition of his service in this role and to further align his interests with the Company and shareholders.

In determining the target number of PSUs and RSUs awarded to meet the compensation level approved for an NEO, the Committee starts with the target grant value and divides it by the closing stock price on the grant date. The resulting number of shares is then allocated to PSUs and RSUs in accordance with the proportions in the preceding paragraph.

The PSUs had a three-year performance period, beginning July 1, 2023 and ending June 30, 2026. For the performance metrics of the PSUs, 50% is based on relative Total Shareholder Return, or relative TSR, for the fiscal year 2024-26 performance period. Coherent’s TSR is ranked relative to companies in the S&P Composite 1500–Electronic Equipment, Instruments & Components Index. Comparing Coherent’s performance against the TSR of an index rewards NEOs for driving performance greater than or equal to similar companies, as the index companies are all generally subject to the same market factors as Coherent. The Committee determined to use percentile rank because doing so aligned with the predominant practice among the peer group. The Committee selected the S&P Composite 1500 – Electronic Equipment, Instruments & Components Index as the relevant index because it is made up of a large roster of durable companies that are similar in size to Coherent. The actual number of PSUs earned will be based on the percentile rank of Coherent’s TSR relative to the TSRs of the companies in the peer group as described in the following table.

Performance Level	TSR Percent Rank	Earned Percentage

Below Threshold	Below 25th Percentile	0%

Threshold	25th Percentile	50%

Target	50th Percentile	100%

Maximum	75th Percentile and above	200%

Interpolation would be used to determine payout levels in between thresholds. To achieve a threshold payout, TSR must rank at or above the 25th percentile. The number of PSUs earned is capped at 100% of target if absolute TSR is negative for the performance period.

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The Committee views the inclusion of a metric that includes TSR as critical because it ties executive officer compensation with the creation of shareholder value and aligns the interests of executive officers with those of Coherent and its shareholders. By measuring Coherent’s performance relative to peers, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management. Additionally, it provides rewards that are more directly aligned with performance through different economic cycles.

The other 50% of performance under the PSUs is based on operating cash flow for the fiscal year 2024-26 performance period. This metric emphasizes the great importance of generating cash to repay debt incurred in connection with the acquisition of the Coherent predecessor company.

Before the conclusion of the three-year performance period, we do not publicly disclose our specific performance measure targets and the corresponding thresholds and maximums because of the potential for competitive harm from such disclosure. These measures are competitively sensitive and would reveal information about our view of our anticipated trajectory, which is not otherwise public. The Committee believes that it has set performance goals at rigorous and challenging levels so as to require significant effort and achievement by our executive officers to be attained, and that such goals have been established in light of our internal forecast as well as the macroeconomic and industry environments. After the end of the performance period, the targets and achievement relative to such targets will be disclosed.

The PSUs cliff vest at the end of the three-year performance period. The RSUs vest ratably over a three-year period.

Fiscal Year 2024 Grants

NEO	Target Value ($)	PSUs ($)	PSUs (#)	RSUs ($)	RSUs (#)

Vincent D. Mattera, Jr.	9,500,000	5,700,000	151,475	3,800,000	100,984

Richard J. Martucci(1)	NA	74,350	1,976	173,400	4,823

Walter R. Bashaw II	2,000,000	900,000	23,918	1,100,000	29,232

Giovanni Barbarossa	2,200,000	990,000	26,309	1,210,000	32,156

Ronald Basso	1,400,000	630,000	16,742	770,000	20,463
(1)

In connection with his appointment as Interim CFO, to further align his interests with the Company and shareholders, the Committee granted Mr. Martucci RSUs that vest over a two-year period valued at approximately $500,000. Please see “Compensation Related to Leadership Transitions” below.

Mr. Anderson did not begin employment with the Company until June 2024 and did not receive a regular annual grant for fiscal year 2024. Ms. Raymond did not receive a regular annual grant for fiscal year 2024, with certain grants and the treatment of her equity addressed in the agreement relating to her separation. Please see “Compensation Related to Leadership Transitions” below.

Fiscal Year 2022-24 PSUs

In fiscal year 2022, the Committee granted PSUs with performance-based vesting requirements for the three-year performance period of fiscal years 2022-2024 based on cumulative Relative TSR. The comparator group was the S&P Composite 1500—Electronic Equipment, Instruments & Components (Industry).

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The fiscal year 2022 PSUs were to be earned based on a single metric, Relative TSR—our total shareholder return relative to returns on the S&P Composite 1500—Electronic Equipment, Instruments & Components (Industry) as described in the following table.

Cumulative rTSR	Payout vs. Target

Below the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile by more than 40%	0%

Between 0 and 40% below the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile, and an absolute positive cumulative rTSR	50.00% to 99.99%

Equal to the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	100%

Between 0 and 40% above the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	100.01% to 199.99%(1)

More than 40% above the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	200%(1)
(1)	If there is a negative cumulative rTSR for the performance period, and cumulative rTSR is above Market 50th Percentile, the percentage of the Target Award earned will be capped at 100.00%.

The Committee determined that the cumulative relative TSR for the period, and the rank of such performance, translated to an earned percentage of 80%. The Committee then multiplied this earned payout percentage by the number of PSUs originally granted to determine the numbers of PSUs earned, which were as follows:

NEO	Fiscal PSUs Granted (#)	Total PSUs Earned (#)

Vincent D. Mattera, Jr.	38,113	30,490

Walter R. Bashaw II	10,820	8,656

Giovanni Barbarossa	11,452	9,161

Ronald Basso	943	754

Mary Jane Raymond	12,302	9,841

Compensation Related to Leadership Transitions

New CEO Compensation

Effective June 3, 2024 (the “Start Date”), we entered into an Offer Letter with Mr. Anderson in connection with his appointment as our CEO. Under the Offer Letter, Mr. Anderson’s compensation consists of 1) regular ongoing components and 2) sign-on components. Mr. Anderson’s base salary was set in connection with his hiring and the related arm’s length negotiations, and the Committee and the Board took into account and considered peer group data, role and responsibilities, recognition for achievements, regulatory or contractual requirements, budgetary constraints, his prior experience as a CEO and market trends. Mr. Anderson’s fiscal year 2025 target pay mix contains approximately 93% “at risk,” consistent with prior practice. The sign-on components are generally intended as “make whole” compensation for the potential bonus and equity forfeited by Mr. Anderson in connection with his departure from his prior employer, given the timing of the transition.

As discussed above, Mr. Anderson was not eligible to participate in the fiscal year 2024 annual cash incentive programs and was not granted any regular annual PSUs or RSUs in respect of fiscal year 2024 because he was appointed as our CEO effective during the last month of the fiscal year.

Mr. Anderson’s regular ongoing compensation components consist of:

•	base salary of $1.06 million (below the final salary of Dr. Mattera)

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•

beginning in fiscal year 2025 (he did not receive an annual cash incentive opportunity for fiscal year 2024), an annual cash incentive programs target opportunity of 150% of his base salary (below the target opportunity of Dr. Mattera)

•

a long-term incentive equity opportunity of $12.0 million for fiscal year 2025 (he did not receive a regular annual long-term incentive equity grant in respect of fiscal year 2024), in the form of 60% PSUs and 40% RSUs. As an inducement to his acceptance of the Company’s offer of employment, the fiscal year 2025 PSUs and RSUs were granted on June 3, 2024 as part of his sign-on inducement equity awards. He will not receive any further regular annual grants in fiscal year 2025.

The sign-on compensation components consist of:

•

a cash sign-on bonus in the amount of $500,000. If Mr. Anderson’s employment with the Company terminates before the second anniversary of the Start Date either by his voluntary resignation other than for “good reason” or by the Company for “cause” (as such terms are defined in the Offer Letter), then Mr. Anderson will be required to promptly repay to the Company the full gross amount of the sign-on bonus.

•

an inducement equity award that is in the form of performance-based PSUs with a value of $32.4 million. The PSUs will be earned over an approximate 3-year performance period (beginning on June 3, 2024 and ending on the last day of fiscal year 2027) based on Relative TSR performance similar to the Company’s fiscal year 2024 Relative TSR PSU awards, but with (i) target (100%) payout set at 55th percentile achievement, and (ii) the maximum payout (250%) set at the 75th percentile achievement or better. By establishing the target at the 55th percentile, the Committee established that relative TSR must be greater than the median in order to achieve the target payout, which provides an extra degree of rigor to these inducement PSUs.

•	an inducement equity award in the form of RSUs with a value of $3.6 million, with annual vesting over three years starting on June 3, 2025.

In determining the value of the entirely performance-based inducement PSUs to grant, the Committee recognized the fact that Mr. Anderson was already a sitting CEO of a significant semiconductor company, and reviewed Mr. Anderson’s equity holdings from prior years as publicly disclosed, as well as what he received in 2024. All of the inducement grant PSUs and RSUs were make-whole amounts that recognized what he was giving up at the then-current level of performance by joining Coherent. The value of the combined make-whole PSU and RSU grants as determined by the Committee was approximately $36 million, of which 90% was performance-based and 10% was time-based.

Having set that value, and to be fair, and in an effort to use an amount designed to more accurately reflect a reasonable value (and to avoid the volatility of using a spot price), the actual numbers of PSUs and RSUs granted to Mr. Anderson were determined by taking the applicable values and dividing them by the average of the closing prices for the 30 calendar days preceding the date of grant.

Although the Committee set the value at a level designed merely to make Mr. Anderson whole for what he was giving up at his prior employer, the value of the grants reported below in the Summary Compensation Table differed significantly for the following reasons. While the Committee had used a 30-day average price, the stock price had generally increased during the 30-day period, and was higher at the end of the measurement period. The stock price on May 31, 2024, the last day before the announcement of Mr. Anderson’s appointment, was $57.06. The announcement of Mr. Anderson’s appointment as the next CEO generated a very strong positive response as reflected in the stock price, and on the day of the announcement, the stock price closed at $70.10, a nearly 23% increase. The increase over the 30-day average value considered by the Committee was even greater.

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In the compensation tables below, the SEC proxy rules require that equity grants must be valued in accordance FASB Accounting Standards Codification Topic 718 (“Topic 718”). In general, under Topic 718, RSUs are valued using the closing price on the date of grant (which was meaningfully higher than the average price used by the Committee). For the PSUs, this situation was compounded even further. Not only was the closing price on the grant date much higher than the average price for the preceding 30 days, but because PSUs with a relative stock price metric must be valued using a Monte Carlo simulation valuation model, and because of the tremendous stock price increase, and because one factor in the valuation is the maximum payout of 250%, the valuation under Topic 718 and as reported in the tables below was substantially higher than the amount considered by the Committee. Thus, ironically, the high value of the inducement grants reported below was driven to a large degree by the market’s favorable response to the news of Mr. Anderson’s appointment.

The new hire grants do have some inherent and structural risk management features. The sign-on PSUs provide value to Mr. Anderson only if he drives the creation of substantial value for all shareholders and relative stock price outperformance. In addition, he is subject to the Company’s clawback policy and the stock ownership guidelines.

If Mr. Anderson were to be terminated without cause or if he voluntary resigned for good reason, then, subject to his timely execution and non-revocation of a release of claims, he will be eligible to receive severance payments and benefits set forth in the Offer Letter that are generally consistent with the terms of the Company’s Executive Severance Plan, except that the amounts will be based on a 2x multiple for a “Qualifying Termination” during a “Non-CIC Period” and a 3x multiple during a “CIC Period” (as those terms are defined in the Offer Letter). In case of a Qualifying Termination during a Non-CIC Period, the inducement PSUs described below will be determined based on Relative TSR performance through the date of termination and immediately paid out on a prorated basis (after credit for an additional 12 months of service) at the greater of target or actual performance.

The Offer Letter includes restrictive covenants consistent with those applicable under the Executive Severance Plan, but excluding covenants related to not competing with the Company and not soliciting Company customers.

The equity inducement awards will have vesting treatment on termination of employment or “change in control” (as defined in the Coherent Corp. Omnibus Incentive Plan) consistent with the Company’s standard terms for executive officers, as modified by the Offer Letter as described above.

Former CEO Compensation

On February 17, 2024, the Company and Dr. Mattera entered into an agreement (the “CEO Succession Agreement”) with provisions relating to compensation and termination that were designed to compensate Dr. Mattera for his continued service as CEO for the indeterminate period while the Company sought to recruit a new CEO. Under the CEO Succession Agreement, while the Company conducted its search process, Dr. Mattera agreed to continue to serve the Company as the CEO. The CEO Succession Agreement provided that on whatever date a new CEO eventually commenced employment, Dr. Mattera’s employment would be terminated. If no candidate had accepted by November 15, 2024, Dr. Mattera could end his service on December 31, 2024.

The CEO Succession Agreement provided for the continued duties and compensation of Dr. Mattera during his service as CEO generally consistent with the terms of his Employment Agreement with the Company dated August 23, 2022 (the “Employment Agreement”) in order to compensate Dr. Mattera for his continued service as CEO for the indeterminate period while the Company sought to recruit a new CEO, except that (i) his annual cash incentive award for fiscal year 2024 would not be less than the target amount, and (ii) he would receive a grant of annual equity awards for fiscal year 2025 (to be granted in August 2024) at not less than the grant value of the fiscal year 2024 annual equity awards (granted in August 2023) to be made entirely as RSUs.

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The CEO Succession Agreement provided that Dr. Mattera’s termination is treated as a termination for “Good Reason” under the terms of the Employment Agreement, entitling Dr. Mattera to the severance benefits provided under the Employment Agreement for such a termination, subject to the requirements under the Employment Agreement that he provide the Company with a release of claims and that he complies with all applicable post-employment covenants.

In addition, even though he had agreed to continue to serve as CEO during the transition up to the end of calendar 2024, if, before the grant of the fiscal year 2025 equity award (in August 2024), his service ends (which it did), the amount of the severance benefits will be increased by the intended grant date fair value of the fiscal year 2025 equity (which award therefore was not granted). Having agreed to serve as long as necessary up to calendar year end, a period which included the start of the Company’s fiscal year 2025, the CEO Succession Agreement provided that he would continue to be compensated in a manner similar to prior years, including an annual equity grant or its equivalent.

Because the length of time needed to conclude a search, to recruit and to hire the right candidate to be the next CEO was uncertain, the Board prudently sought to secure the services of Dr. Mattera for as long as possible to give themselves as much time as they could get. With Dr. Mattera having agreed to continue to serve and to provide stability during the transition, with an unknown end date, the Board agreed to continue to provide the same general elements of compensation, including the normal equity grant in early fiscal year 2025. The Board viewed it as being in the best interests of shareholders to have Dr. Mattera available for as long as the search might take, and viewed compensating him for such a period as reasonable.

Consistent with his Employment Agreement, all outstanding equity awards will be treated under the special retirement provisions included in the Employment Agreement and applicable award agreements.

Pursuant to the CEO Succession Agreement, Dr. Mattera received his base salary through the date of termination, he received an amount in respect of cash severance in accordance with applicable agreements, he received the total annual cash incentive program target amount of $2.25 million, and he received a cash payment in respect of the intended fiscal year 2025 equity grant as severance. The total of these amounts was approximately $15.3 million.

Interim CFO Compensation

Pursuant to the terms of Mr. Martucci’s Offer Letter dated September 13, 2023, Mr. Martucci receives, in addition to his current salary, a monthly stipend of $15,000 for his service in his interim role. In recognition of his increased responsibility, he also received a special one-time retention equity grant of RSUs with a value of approximately $500,000, which vests ratably over a two-year period, subject to continued employment.

Former CFO Compensation

On September 13, 2023, the Company and Ms. Raymond negotiated Ms. Raymond’s separation from service and entered into a Transition Services and Final Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Ms. Raymond remained employed by the Company in a full-time, non-executive role during the period (the “Transition Period”) beginning on September 29, 2023 until her departure on April 1, 2024.

The Transition Agreement provided for the following compensation for Ms. Raymond for her services during the Transition Period:

•	During the Transition Period, Ms. Raymond’s annualized rate of base salary remained the same.

•

For fiscal year 2024, Ms. Raymond was eligible to earn annual cash incentive compensation under the Company’s BIP and GRIP programs based on her target award amounts under those programs. Actual amounts payable were to the minimum of 100% of the target or at the actual payout if above 100%. She received $531,250 in respect of these programs.

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•

Ms. Raymond received equity awards as follows: 16,261 RSUs, valued at approximately $470,000, and 13,304 PSUs, valued at approximately $378,000, consistent with the fiscal year 2024 award design for other executive officers.

Ms. Raymond’s employment with the Company concluded on April 1, 2024, which was treated as a “Qualifying Termination” under the Company’s Executive Severance Plan. As a result, she was eligible to receive benefits for a “Qualifying Termination” during a “Non-CIC Period” (as those terms are defined in the Executive Severance Plan), except that she was entitled to salary continuation for three (3) additional months and health coverage costs for four (4) additional months. Receipt of benefits under the Executive Severance Plan was conditioned on Ms. Raymond providing a release of claims and complying with all applicable post-employment covenants. In addition, upon termination, (i) Ms. Raymond’s outstanding RSUs fully vested, (ii) her PSUs will continue to vest, without proration, as if she had remained employed through June 30, 2026, but subject to actual performance, and (iii) outstanding stock options will remain exercisable for the full option term.

Former President Termination Compensation

As described above, on August 29, 2024, the Board of Directors appointed Mr. Anderson to also serve as the Company’s President, effective September 1, 2024, replacing Walter R. Bashaw II, who agreed to resign effective September 6, 2024. This resignation was a result of a change in the Company’s leadership structure, which led to the elimination of Mr. Bashaw’s position. Consequently, Mr. Bashaw’s resignation was treated as a “Good Reason” termination under the Company’s Revised Executive Severance Plan and his Participation Agreement.

Under the terms of the applicable severance plan, Mr. Bashaw received payouts for the already-earned fiscal year 2024 annual cash incentive plans, the GRIP and the BIP. He received cash severance of $575,000, equal to his base salary, his target annual cash incentive amount, $488,750, and 12 months’ worth of health insurance premiums.

On September 6, 2024, in order to provide continuity and reasonable transition, and in accordance with his prior agreement, the Company and Mr. Bashaw entered into a consulting agreement, pursuant to which Mr. Bashaw is providing consulting services to the Company during a defined consulting period in exchange for certain hourly cash fees and continued vesting of his outstanding equity awards and continued exercisability of his outstanding vested options. The consulting period ends on the last scheduled vesting date of any equity award outstanding on September 6, 2024, subject to earlier termination upon certain events.

V. ADDITIONAL COMPENSATION POLICIES AND PRACTICES

We generally provide to our NEOs the same benefits that are provided to all employees, including certain health and welfare benefits and a 401(k) retirement savings plan. In addition, we provide our NEOs with certain additional benefits intended to be competitive with the practices of companies in our peer group.

401(k) Plan. The Company maintains the Coherent Corp. 401(k) Profit Sharing Plan (the “401(k) Plan”), which covers substantially all U.S. employees of the Company, including the NEOs. The 401(k) Plan is a voluntary contributory plan under which employees may elect to defer compensation. The Company makes matching contributions up to 4% of the employee’s individual earnings, subject to limitations under federal tax rules. Additionally, the Company may make discretionary profit-sharing contributions for employees under the 401(k) Plan, and the Company made such contributions to certain employees for the most recent fiscal year. Company contributions to NEO accounts under the 401(k) Plan are set forth in the “All Other Compensation” column of the Summary Compensation Table.

Deferred Compensation. The Coherent Corp. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed to allow executive officers and certain other employees of the Company to defer receipt of compensation for retirement or other qualified purposes. The Deferred Compensation Plan provides the NEOs the opportunity to defer compensation when they are not able to take full advantage of

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the 401(k) Plan because of tax rules limiting contributions. In addition, the Company makes matching contributions under the Deferred Compensation Plan to make up for the limitations on matching contributions under the 401(k) Plan that are imposed by tax rules. For a description of the Deferred Compensation Plan and more information regarding the amounts deferred under the Deferred Compensation Plan, see the “Nonqualified Deferred Compensation Table” and accompanying narrative.

Severance and Change in Control. To enable us to offer competitive total compensation packages to our senior leaders, including our executive officers, as well as to promote their ongoing retention when considering potential transactions that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to such employees, including the NEOs, upon the occurrence of specified events, including upon involuntary termination and upon certain terminations in connection with a change in control of the Company.

Executive Severance Plan. The Executive Severance Plan provides severance benefits upon a qualifying termination of employment to selected employees of the Company. The Executive Severance Plan also contains certain non-duplication provisions such that the severance payments and benefits under the Executive Severance Plan are offset or reduced by any severance payments and benefits that otherwise would be received by an executive under the terms of any other agreement, policy, or plan maintained by the Company that provides for severance benefits. Existing equity awards generally vest on an accelerated basis in the event of death, disability, or retirement. If any such equity awards were performance-based awards, the proportion of such awards that vest is generally pro rata based on the months employed during the relevant performance period. For grants made in August 2024 and thereafter, such awards will vest on an accelerated basis only in the event of death or disability, and otherwise will be forfeited. Ms. Raymond and Mr. Bashaw were both participating employees in the Executive Severance Plan and received the plan benefits upon their separations from the Company. A summary description of the Executive Severance Plan is included in the “Potential Payments upon Change in Control and Employment Termination” section of this Proxy Statement.

Change in Control. The Committee believes that the long-term interests of Coherent shareholders are best served by providing reasonable income protection for senior leaders, including our NEOs, to address potential change in control situations in which they may otherwise be distracted by their potential loss of employment in the event of a successful transaction. These are “double trigger” arrangements – i.e., severance benefits under these arrangements are only triggered by a qualifying event that also resulted in the executive’s termination of employment under certain specified circumstances within six months before or two years following the event.

In case of a change in control of the Company, if an award is assumed by the new company, and if the participant’s employment is involuntarily terminated, without cause or with good reason, within six months before or two years of the change in control, then the award will vest in full, with performance-based awards vesting at the greater of target or actual performance. The Company does not provide tax gross-ups on any excise taxes that may be triggered by change in control payments.

For additional information on payments on termination of employment or change in control, please refer to the “Potential Payments upon Change in Control and Employment Termination” section of this Proxy Statement.

Employment Agreements. Mr. Anderson has an Offer Letter that provides for severance benefits and, prior to his separation, Dr. Mattera’s employment agreement similarly provided for severance benefits. A summary description of Mr. Anderson’s severance benefits is included in the “Potential Payments upon Change in Control and Employment Termination” section of this proxy statement.

Health and Welfare Benefits. Coherent offers broad-based medical, dental, vision, life, and disability plans to all employees.

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Perquisites and Other Personal Benefits. The Company provides limited perquisites or personal benefits to its NEOs. As Chief Executive Officer, Dr. Mattera was eligible for life insurance benefits equal to two times his base salary, and certain disability insurance benefits. In addition, Dr. Mattera was entitled to limited personal use of the Company-leased aircraft to make travel more efficient, of which he made minimal use. Dr. Mattera was, and all NEOs are, eligible for an annual physical examination, which was not utilized in fiscal year 2024. See the “All Other Compensation” column of the Summary Compensation Table for the costs with respect to such benefits for Dr. Mattera.

The perquisites and personal benefits summarized above were provided because Coherent believed that they supported executive officers, served a necessary business purpose, and the related amounts of compensation were not material to the overall executive compensation program. The costs of these items are reported in the Summary Compensation Table.

Employee Stock Purchase Plan. Pursuant to our employee stock purchase plan, our employees, including each of our NEOs, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our shareholders and better align their interests with those of our other shareholders.

Clawback Policy

In accordance with Section 10D of the Securities Exchange Act of 1934, Rule 10D-1 promulgated thereunder, and the listing standards of the New York Stock Exchange, the Company adopted a Compensation Recovery (“Clawback”) Policy to comply with the same as of October 2, 2023 (the “Clawback Policy”). The Clawback Policy requires the Company to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The Clawback Policy supersedes and replaces the Company’s prior compensation recovery policy for incentive-based compensation received from and after October 2, 2023. Under that prior policy, which still applies to incentive-based compensation received before October 2, 2023, if the Company must restate its financial statements due to material non-compliance with any financial reporting requirements, any current or former executive officer or other employee of the Company (i) who received incentive compensation based on financial information that is subject to restatement, and (ii) whose gross negligence, fraud or misconduct caused or contributed to the non-compliance resulting in the restatement, would be required to reimburse the Company for any incentive compensation received in excess of what they would have received under the restatement. In addition, if the Board in its sole judgment determines that the gross negligence, fraud or misconduct by a current or former executive officer or other employee caused or contributed to the need for the restatement, then under the prior policy such person would be required to repay the net profits realized from any sales of shares of Common Stock that were received as incentive compensation based on the restated financial statements.

Executive Stock Ownership Guidelines

The Committee believes that Coherent and its shareholders are best served when executive officers manage the business with a long-term perspective. As such, Coherent has implemented executive stock ownership guidelines, as Coherent believes stock ownership is an important tool to strengthen the alignment of interests among executive officers and shareholders, to reinforce executive officers’ commitment to Coherent and to demonstrate Coherent’s commitment to sound corporate governance. For purposes of the guidelines, stock held and time-based RSUs count; unexercised options, vested and unvested options and unearned performance-based shares or units do not count. This policy requires our CEO to own Common Stock and RSUs having an aggregate value of at least three times his annual base salary, and our other executive officers to own Common Stock and RSUs having an aggregate value at least equal to their annual base salary. The guidelines have a phase-in period to allow newly hired or promoted executives to acquire the requisite share levels over a period of three years. All of our current NEOs are in compliance with our stock ownership guidelines or fall within the period to attain the guideline level of stock ownership.

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Anti-Hedging and Anti-Pledging Policy

To further demonstrate the Company’s commitment to align the interests of our officers and directors with those of our shareholders, the Board has adopted a policy which prohibits hedging or pledging of Company stock by members of our Board and executive officers, including a prohibition on holding shares in a margin account.

Risks in Compensation Programs and Practices

The Committee periodically reviews our compensation policies and practices to ensure that they do not encourage our executives or other employees to take excessive risks or emphasize short-term results at the expense of long-term shareholder value. Based on its review, the Committee believes that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Timing of Equity Awards

Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled quarterly Compensation Committee meetings whenever practicable, and the awards are granted in accordance with our equity grant policies and processes. In addition, the Committee approves the annual equity refresh grants, including performance-based awards, in the first quarter of each year. However, the Committee may otherwise approve the grant of equity awards outside of a pre-scheduled meeting in connection with a new hire, promotion, and other circumstances where our Committee deems it appropriate to make such grants.

Tax Considerations: Section 162(m)

Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year. While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board ASC Topic 718 for our stock-based compensation awards. In accordance with ASC Topic 718, stock-based compensation cost is measured at the grant date, or with respect to performance-based awards, the service inception date, based on the estimated fair value of the awards using a variety of assumptions. This calculation is performed for accounting purposes and, as applicable, reported in the compensation tables, even though recipients may never realize any value from their awards. We record this expense on an ongoing basis over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)

based on the review and discussions referred to in paragraph (1) above, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report of the Compensation and Human Capital Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation and Human Capital Committee

Shaker Sadasivam, Chair

Michael L. Dreyer

David Motley

Steve Pagliuca

Michelle Sterling

Sandeep Vij

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SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal years 2024, 2023 and 2022, discussed in this proxy document. All footnote references and explanatory statements relate to fiscal year 2024, unless otherwise noted.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James R. Anderson(5)	2024	81,538	100,915,375	—	—	500,096	101,497,009
Chief Executive Officer
Vincent D. Mattera, Jr.(6)	2024	1,060,096	9,980,211	—	2,250,000	15,520,845	28,811,152
Former Chief Executive Officer	2023	1,125,000	13,135,025	—	65,456	1,110,175	15,435,656
	2022	980,000	6,800,471	—	2,174,791	772,657	10,727,919
Richard Martucci(7)	2024	485,000	754,083	—	109,538	25,400	1,374,021
Interim Chief Financial Officer and Interim Treasurer
Mary Jane Raymond(8)	2024	483,173	848,833	—	531,250	894,499	2,757,755
Former Chief Financial Officer and Treasurer	2023	625,000	4,106,610	—	36,381	49,794	4,817,785
	2022	550,000	2,195,109	—	517,145	41,956	3,304,210
Walter R. Bashaw II(9)	2024	575,000	2,075,855	—	170,588	52,332	2,873,775
Former President	2023	575,000	3,868,315	—	33,498	48,523	4,525,336
	2022	515,000	1,930,676	—	484,955	47,242	2,977,873
Giovanni Barbarossa	2024	635,000	2,283,441	—	188,388	58,292	3,165,121
Chief Strategy Officer and President, Materials Segment	2023	635,000	4,330,141	—	33,840	53,442	5,052,423
	2022	540,000	2,043,444	—	502,215	44,804	3,130,463
Ronald Basso(10)	2024	480,000	1,453,096	—	127,734	45,661	2,106,491
Chief Legal and Compliance Officer & Secretary

(1)

Represents the aggregate grant date fair value of RSUs, and PSUs awarded by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 14 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year that ended on June 30, 2024. For RSUs, the grant date fair value was computed based on the closing price of the Common Stock on the date of grant, multiplied by the number of shares awarded.

(2)

The grant date fair value of the PSU awards included in this column was calculated based on the estimate of aggregate compensation expense to be recognized over the service period. For the fiscal year 2024 PSUs, which have a single rTSR metric, this was calculated based on a Monte Carlo simulation fair value as of the grant date. This amount was $43.97 per share for the awards granted to the NEOs on August 31, 2023, $27.99 per share for the award granted to Mary Jane Raymond on September 21, 2023 and $130.54 per share for the award granted to Jim Anderson on June 3, 2024.

(3)

Amounts reflect the cash awards earned by our NEOs under our two annual cash incentive programs, the BIP and the GRIP, which are discussed in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. The cash awards earned by Dr. Mattera, Mr. Martucci, Ms. Raymond, Mr. Bashaw, Dr. Barbarossa and Mr. Basso under the BIP for fiscal year 2024 were $90,000, $34,808, $50,000, $37,763, $41,703 and $31,254, respectively. The cash awards earned by Dr. Mattera, Mr. Martucci, Ms. Raymond, Mr. Bashaw, Dr. Barbarossa and Mr. Basso under the GRIP for fiscal year 2024 were $2,160,000, $74,730, $481,250, $132,825, $146,685 and $96,480, respectively.

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(4)	Amounts reflect each of the following items listed below in (a) through (d).

(a)

Premiums paid for life and disability insurance and the Company’s contributions under the Company’s 401(k) retirement plan, which is qualified under Section 401(a) of the Code, and the Deferred Compensation Plan, a non-qualified deferred compensation plan for certain management and certain other highly compensated employees. The Company contributions are matching contributions earned in fiscal year 2024 for the 2023 calendar year.

Name	Fiscal Year	Company Matching Contribution to 401k Plan ($)	Company Discretionary Retirement Plan Contribution ($)	Company Contribution to Deferred Contribution Plan ($)

James R. Anderson	2024	—	—	—

Vincent D. Mattera, Jr.	2024	11,239	—	33,750

Richard Martucci	2024	10,563	9,764	—

Mary Jane Raymond	2024	11,500	—	—

Walter R. Bashaw II	2024	11,500	26,760	11,750

Giovanni Barbarossa	2024	10,578	30,000	14,150

Ronald Basso	2024	11,500	21,000	—

(b)	For James R. Anderson, a sign-on bonus in the gross amount of $500,000.

(c)

For Vincent D. Mattera, Jr., a severance payment of $15,317,112 which is discussed in further detail in the “Compensation Discussion and Analysis” Section of this Proxy Statement and unused paid-time-off payments of $129,808. In addition, we maintain an arrangement with a third-party travel service for use of chartered aircraft and associated ground travel as necessary. Infrequently, Dr. Mattera used a flight for personal purposes, and his spouse accompanied him when a flight was already going to a specific destination for a business purpose. The incremental cost to the Company of Dr. Mattera’s personal flights for fiscal year 2024 has been calculated to be $11,352, based on the amounts paid to the third-party travel service for such personal flights.

(d)

For Mary Jane Raymond, a severance payment of $794,255 which is discussed in further detail in the “Compensation Discussion and Analysis” Section of this Proxy Statement and unused paid-time-off payments of $72,115.

(5)

James R. Anderson was a NEO for the first time for fiscal year 2024. His appointment to Chief Executive Officer and a Class One member of the Company’s Board became effective on June 3, 2024 and his appointment as President became effective on September 1, 2024.

(6)

Vincent D. Mattera, Jr. exited his position as Chief Executive Officer and resigned as a Class One member of the Company’s Board, effective on June 3, 2024, immediately before James R. Anderson’s appointments.

(7)	Richard Martucci was a NEO for the first time for fiscal year 2024. His appointment as Interim Chief Financial Officer and Interim Treasurer became effective on September 30, 2023.
(8)

Mary Jane Raymond’s last day serving as Chief Financial Officer and Treasurer was September 29, 2023. On September 30, 2023, she continued her employment with the Company as a non-executive employee reporting to the Chief Executive Officer. Her employment with the Company ended on April 1, 2024.

(9)	Walter R. Bashaw II exited from the Company, effective September 6, 2024. He was replaced as President by CEO James R. Anderson effective on September 1, 2024.
(10)	Ronald Basso was a NEO for the first time for fiscal year 2024.

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GRANTS OF PLAN-BASED AWARDS FISCAL YEAR 2024

The following table sets forth each annual, non-equity cash incentive award and long-term equity-based award granted to the NEOs in fiscal year 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #

James R. Anderson	6/3/2024	—	—	—	347,004	694,007	1,735,018	—	90,595,674

	6/3/2024	—	—	—	—	—	—	147,214	10,319,701

Vincent D. Mattera, Jr.	—	—	90,000	180,000	—	—	—	—	—

	—	—	2,160,000	4,320,000	—	—	—	—	—

	8/31/2023	—	—	—	37,869	75,738	151,476	—	3,330,200

	8/31/2023	—	—	—	37,869	75,737	151,474	—	2,849,983

	8/31/2023	—	—	—	—	—	—	100,984	3,800,028

Richard Martucci	—	—	42,400	84,800	—	—	—	—	—

	—	—	249,100	498,200	—	—	—	—	—

	8/31/2023	—	—	—	494	988	1,976	—	43,442

	8/31/2023	—	—	—	494	988	1,976	—	37,178

	8/28/2023	—	—	—	—	—	—	4,823	173,435

	11/28/2023	—	—	—	—	—	—	13,855	500,027

Mary Jane Raymond	—	—	50,000	100,000	—	—	—	—	—

	—	—	481,250	962,500	—	—	—	—	—

	9/21/2023	—	—	—	3,326	6,652	13,304	—	186,189

	9/21/2023	—	—	—	3,326	6,652	13,304	—	192,376

	9/21/2023	—	—	—	—	—	—	16,261	470,268

Walter R. Bashaw II	—	—	46,000	92,000	—	—	—	—	—

	—	—	442,750	885,500	—	—	—	—	—

	8/31/2023	—	—	—	5,980	11,959	23,918	—	525,837

	8/31/2023	—	—	—	5,980	11,989	23,918	—	450,017

	8/31/2023	—	—	—	—	—	—	29,232	1,100,000

Giovanni Barbarossa	—	—	50,800	101,600	—	—	—	—	—

	—	—	488,950	977,900	—	—	—	—	—

	8/31/2023	—	—	—	6,578	13,155	26,310	—	578,425

	8/31/2023	—	—	—	6,577	13,154	26,308	—	494,985

	8/31/2023	—	—	—	—	—	—	32,156	1,210,031

Ronald Basso	—	—	38,400	76,800	—	—	—	—	—

	—	—	321,600	643,200	—	—	—	—	—

	8/31/2023	—	—	—	4,186	8,371	16,742	—	368,073

	8/31/2023	—	—	—	4,186	8,371	16,742	—	315,001

	8/31/2023	—	—	—	—	—	—	20,463	770,023

(1)

These columns show the range of potential payouts for awards made to our NEOs in fiscal year 2024 under our two annual cash incentive programs, the GRIP and the BIP, assuming the target or maximum goals are satisfied with respect to the applicable performance measures underlying the awards. Mr. Anderson was not eligible in fiscal year 2024 for annual non-equity incentive plan awards. The business measurements and performance goals underlying these awards are described in the “Compensation Discussion and Analysis” section of this proxy statement. The aggregate amounts actually paid to our NEOs under these plans for fiscal year 2024 were significantly below target and are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Additional details regarding the specific pay-outs under each of the plans are provided in the footnotes.

(2)

These columns show the range of pay-outs of PSU awards granted to our NEOs in fiscal year 2024 under the Amended and Restated 2018 Omnibus Incentive Plan and Coherent Corp. Omnibus Incentive Plan if threshold, target or maximum goals are achieved. See “Long-Term Incentives” starting on page 51.

(3)

This column shows the number of shares underlying the RSU awards granted to our NEOs in fiscal year 2024 under Amended and Restated 2018 Omnibus Incentive Plan and Coherent Corp. Omnibus Incentive Plan. For all NEOs other than Richard Martucci, these awards are subject to annual vesting of one-third of the award over three years. Mr. Martucci’s awards are subject to annual vesting of one-half of the award over two years.

(4)

This column shows the full grant date fair value of the stock awards reported in this table, which were computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value of an award is the amount the Company would expense in its financial statements over the award’s vesting period as determined at the grant date. See footnotes 1 and 2 to the Summary Compensation Table and Note 14 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year 2024 for additional information about the assumptions used in determining the grant date fair value of RSUs and PSUs (except that any estimate of forfeitures for service-based conditions have been disregarded).

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

This table summarizes the long-term equity-based awards held by our NEOs that were outstanding as of June 30, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Un-exercisable(1)	Option Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

James R. Anderson	—	—	—	—	147,214	$10,667,126	694,007	$50,287,747

Vincent D. Mattera, Jr.	—	—	—	—	257,727	$18,674,898	217,962	$15,793,527

	50,113	—	$17.84	8/15/2025	—	—	—	—

	71,040	—	21.67	8/20/2026	—	—	—	—

	30,120	—	35.25	8/18/2027	—	—	—	—
	54,180	—	49.90	8/28/2028	—	—	—	—
	97,936	—	36.08	1/28/2030	—	—	—	—

Richard Martucci	—	—	—	—	21,408	$1,551,224	3,133	$227,017

	900	—	$49.90	8/28/2028	—	—	—	—

	1,992	—	36.56	8/28/2029	—	—	—	—

Mary Jane Raymond	—	—	—	—	9,841	$713,079	30,456	$2,206,842

	7,880	—	$35.25	8/18/2027	—	—	—	—

	17,160	—	49.90	8/28/2028	—	—	—	—
	28,468	—	36.56	8/28/2029	—	—	—	—

Walter R. Bashaw II	—	—	—	—	76,527	$5,545,146	39,336	$2,850,287

	19,080	—	$39.95	10/05/2028	—	—	—	—

	25,800	—	36.56	8/28/2029	—	—	—	—

Giovanni Barbarossa	—	—	—	—	84,358	$6,112,581	43,268	$3,135,199

	14,640	—	$35.25	8/18/2027	—	—	—	—

	17,760	—	49.90	8/28/2028	—	—	—	—
	27,080	—	36.56	8/28/2029	—	—	—	—

Ronald Basso	—	—	—	—	32,745	$2,372,703	27,535	$1,995,186

(1)

These columns show the number of shares underlying stock options that were outstanding as of June 30, 2024. Generally, awards granted in fiscal year 2017 and later vest over a four-year period, with 25% vesting occurring on each of the first, second, third, and fourth anniversaries of the grant date.

(2)

This column shows the number of restricted shares or RSUs outstanding as of June 30, 2024, and includes PSUs with a performance period ending on June 30, 2024, which are included in the column after adjustment for performance results. These awards will vest as set forth in the following table:

Name	Shares Vesting in July 2024	Shares Vesting in August 2024	Shares Vesting in November 2024	Shares Vesting in December 2024	Shares Vesting in June 2025	Shares Vesting in August 2025	Shares Vesting in November 2025	Shares Vesting in June 2026	Shares Vesting in August 2026	Shares Vesting in June 2027	Total Unvested Shares

James R. Anderson	—	—	—	—	49,071	—	—	49,071	—	49,072	147,214

Vincent D. Mattera, Jr.	—	30,490	—	227,237	—	—	—	—	—	—	257,727

Richard Martucci	—	3,436	6,928	—	—	2,508	6,927	—	1,609	—	21,408

Mary Jane Raymond	—	9,841	—	—	—	—	—	—	—	—	9,841

Walter R. Bashaw II	17,810	31,519	—	—	—	17,454	—	—	9,744	—	76,527

Giovanni Barbarossa	20,354	34,085	—	—	—	19,199	—	—	10,720	—	84,358

Ronald Basso	—	13,706	—	—	—	12,218	—	—	6,821	—	32,745

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(3)	These values are based on the closing market price of the Common Stock on June 28, 2024, the last trading day of our fiscal year, of $72.46 per share.
(4)

This column shows the number of unvested PSUs outstanding as of June 30, 2024, that were granted for fiscal years 2023 and 2024. Based on performance through the end of the last fiscal year these amounts consist of shares underlying awards assuming target performance for fiscal year 2023 PSUs and fiscal year 2024 PSUs. These awards will vest as set forth in the following table, subject to actual performance results for the applicable performance period:

Name	Fiscal Year 2023 PSU Shares Vesting in June 2025	Fiscal Year 2024 PSU Shares Vesting in June 2026	Fiscal Year 2024 PSU Shares Vesting in June 2027	Total Unvested Shares

James R. Anderson	—	—	694,007	694,007

Vincent D. Mattera, Jr.	66,487	151,475	—	217,962

Richard Martucci	1,157	1,976	—	3,133

Mary Jane Raymond	17,152	13,304	—	30,456

Walter R. Bashaw II	15,418	23,918	—	39,336

Giovanni Barbarossa	16,959	26,309	—	43,268

Ronald Basso	10,793	16,742	—	27,535

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL YEAR 2024

The following table provides information related to the number of shares acquired upon the vesting of restricted stock and/or RSU awards and PSU awards in fiscal year 2024, and the value realized before payment of any applicable withholding tax or broker commissions.

	Option Awards		Stock Awards
	Number of Shares Acquired on exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)(1)
James R. Anderson	—	—	—	—
Vincent D. Mattera, Jr.	37,467	432,669	137,500	5,500,778
Richard Martucci	5,780	165,526	2,380	84,228
Mary Jane Raymond	34,780	1,486,897	104,781	5,433,429
Walter R. Bashaw II	18,620	795,881	44,430	1,850,036
Giovanni Barbarossa	—	—	48,590	2,036,935
Ronald Basso	7,750	233,722	6,916	244,757

(1)

The amount in this column equals the gross number of shares or units that vested, multiplied by the closing price of our Common Stock on the applicable vesting date, and includes any amounts that were withheld for taxes.

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NONQUALIFIED DEFERRED COMPENSATION FISCAL YEAR 2024

This table provides information regarding executive contributions to, and aggregate earnings under, the Deferred Compensation Plan for our NEOs as of and for the fiscal year ended 2024.

Name	Executive Contributions ($)	Registrant Contributions ($)(1)	Aggregate Earnings (Loss) ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at June 30, 2024 ($)(3)
James R. Anderson	—	—	—	—	—
Vincent D. Mattera, Jr.	—	33,750	691,657	—	6,659,147
Richard Martucci	—	—	—	—	—
Mary Jane Raymond	—	—	4,412	—	44,452
Walter R. Bashaw II	—	11,750	19,126	—	180,054
Giovanni Barbarossa	—	14,150	7,016	—	78,556
Ronald Basso	—	—	—	—	—

(1)

Amounts in this column represent certain matching contributions made under the Deferred Compensation Plan for fiscal year 2024 to make up for IRS limitations on matching contributions under the 401(k) Retirement Savings Plan for calendar year 2023. These amounts were included as fiscal year 2024 compensation under “All Other Compensation” in the Summary Compensation Table.

(2)

Aggregate earnings include all changes in value based on performance of deemed investments elected by the NEO under the Deferred Compensation Plan. The Deferred Compensation Plan is administered by a third party and provides for deemed investment options similar to the investment options available under the Company’s 401(k) Retirement Savings Plan, with the exception that amounts under the Deferred Compensation Plan may be invested in Common Stock. Amounts that are deferred into Common Stock must remain invested in Common Stock and must be paid out in shares of Common Stock upon a qualifying distribution event.

(3)

Amounts shown in this column were reported in the Summary Compensation Table for previous fiscal years, other than earnings, although, for Dr. Mattera, for any PSUs that were deferred in prior years, the amount included in the column was the fair market value of the PSUs at vesting rather than the grant date fair value at grant included in the Summary Compensation Table.

The Deferred Compensation Plan was established to provide retirement savings benefits for NEOs and certain other employees beyond what is available through the 401(k) Retirement Savings Plan, which is subject to IRS limitations on annual contributions and compensation. Under the Deferred Compensation Plan, eligible participants can elect to defer up to 100% of certain performance-based cash incentive compensation and certain equity awards into an account that will be credited with earnings at the same rate as one or more deemed investments chosen by the participant. The Company may make matching contributions and other Company contributions to the Deferred Compensation Plan. A participant’s right to receive benefits under the Deferred Compensation Plan is an unfunded, unsecured right, no greater than the claim of a general creditor of the Company. Any assets that the Company sets aside to pay benefits under the Deferred Compensation Plan are the property of the Company and subject to claims of the Company’s creditors in case of the Company’s insolvency. Participants are eligible to receive distributions from the Deferred Compensation Plan upon a separation from service (as defined in the Deferred Compensation Plan) and may also receive in-service distributions in certain circumstances. They may also elect to receive payments in a lump sum or in annual installments over a specified term of years.

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE IN CONTROL

Each of our NEOs is eligible to receive potential benefits and/or payments upon termination of employment and/or change in control. Part I (Continuing NEOs) describes these potential benefits and/or payments payable to Mr. Anderson, Mr. Martucci, Mr. Bashaw, Dr. Barbarossa and Mr. Basso, our NEOs as of the last day of our fiscal year 2024 (the “Continuing NEOs”). Part II (Non-Continuing NEOs) describes the actual benefits and/or payments provided and/or paid to Dr. Mattera and Ms. Raymond, our NEOs whose employment with us ended prior to the last day of our fiscal year 2024 (the “Non-continuing NEOs”).

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PART I – CONTINUING NEOS.

TREATMENT OF EQUITY AWARDS.

The equity award agreements for the Continuing NEOs’ outstanding, unvested equity awards – currently comprised only of restricted stock units (“RSUs”) and performance share units (“PSUs”) – include the following vesting treatment upon termination of employment, subject to more favorable treatment under individual agreements or severance plans as described below:

•

Death or Disability: If a Continuing NEO dies or becomes disabled, such Continuing NEO’s (i) RSUs immediately vest, and (ii) PSUs will generally be prorated, based on the months employed during the performance period, subject to actual performance results for the full performance period.

•

Retirement: If a Continuing NEO retires as defined under the Company’s Global Retirement Policy, for awards granted prior to August 2024, such Continuing NEO’s (i) RSUs will immediately vest, and (iii) PSUs will generally be prorated, based on the number of months employed during the performance period, subject to actual performance results for the full performance period. To be eligible for these retirement benefits, a Continuing NEO would need to be at least age 65 and have served the Company for at least five years. As of June 30, 2024, no Continuing NEO was eligible for retirement treatment.

•

Termination without Cause or with Good Reason (Non-Change in Control): If a Continuing NEO is terminated by the Company without Cause or by the Continuing NEO for Good Reason (other than during the two-year period following a Change in Control), PSUs will generally be prorated, based on the number of months employed during the performance period, subject to actual performance results for the full performance period. No special vesting treatment applies to RSUs in this case.

•

Change in Control (Double-Trigger): If the Company has a Change in Control and the resulting entity assumes, converts or replaces outstanding Company equity awards upon the Change in Control, the equity awards will not accelerate and vest unless, within two years of the date of the Change in Control, the Continuing NEO’s employment is terminated by the Company without Cause or by the Continuing NEO for Good Reason, in which cases unvested awards will fully vest upon such termination of employment. Vesting of PSUs in each case will be based on the greater of (x) an assumed achievement of all relevant performance goals at the “target level” and (y) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control. Because vesting requires the occurrence of two events, a Change in Control followed by an involuntary employment termination (as described in this paragraph), this vesting treatment is often referred to as a “double trigger” vesting. If, however, the Company has a Change in Control and the resulting entity does not assume, convert or replace the equity awards, the Continuing NEO’s outstanding equity awards will fully vest upon the Change in Control, based on the same assumed performance for PSUs (i.e., greater of target or actual performance).

•

All Other Terminations: Unvested RSUs and PSUs immediately forfeit upon any other termination of employment, except as may otherwise be provided in individual agreements or severance plans or as determined by the Compensation Committee in its discretion.

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In addition to these standard award agreement vesting terms, special equity vesting terms apply to Mr. Anderson under his May 31, 2024 offer letter (the “Offer Letter”) and to the other Continuing NEOs, other than Dr. Barbarossa, under their Participation Agreements entered under the Company’s Revised Executive Severance Plan (the “Executive Severance Plan”). Dr. Barbarossa does not have any special equity vesting terms under his Employment Agreement with the Company dated October 3, 2012 (the “Employment Agreement”). For Mr. Anderson and the other applicable Continuing Executives who participate in the Executive Severance Plan, if the Continuing Executive is terminated by the Company without Cause or by the Continuing Executive for Good Reason, outstanding equity awards will receive additional vesting based on whether the termination occurs during a CIC Period (defined as the period beginning 6 months before and ending 18 months after a Change in Control), as follows:

•

Termination Not During a CIC Period: All outstanding, unvested equity awards with a vesting date within 12 months after the date of termination will fully vest and, if applicable, will remain exercisable for the period set forth in the applicable award agreement. In addition, any vesting tranche of such equity awards that began during employment or during the first 12 months after the date of termination but was not completed by the first anniversary of the date of termination, will vest on a pro-rata basis. The payout for any PSUs will be based on actual performance during the entire performance period and then pro-rated (taking into account the additional 12 months following termination), except that for inducement PSUs under Mr. Anderson’s Offer Letter, performance will be determined on the date of termination and the payout will be the greater of target or actual performance.

•

Termination During a CIC Period: If the termination occurs during a CIC Period, all outstanding, unvested equity awards will become fully vested and, if applicable, will remain exercisable for the period set forth in the applicable award agreement. In the case of any PSUs, vesting will be based on the greater of (i) an assumed achievement of all relevant performance goals at the “target level” and (ii) the actual level of achievement of all relevant performance goals against target measured for the period from the beginning of the relevant performance period through the date immediately preceding the Change in Control.

Receipt of additional equity vesting under Mr. Anderson’s Offer Letter and under the Participation Agreements under the Executive Severance Plan are subject to certain conditions, including the Continuing Executive providing the Company with a release of claims and complying with applicable post-employment covenants.

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The following table sets forth the value of each Continuing NEO’s accelerated RSUs and PSUs in the event of a termination of employment and/or Change in Control, as if such termination of employment and/or Change in Control had occurred on June 30, 2024, the last day of our fiscal year 2024. The value of the equity awards is based on the closing market price of our common stock on June 28, 2024, the last trading day of the fiscal year, which was $72.46 per share.

Name of Continuing NEO	Triggering Event	Accelerated Restricted Stock Units ($)	Accelerated Performance Stock Units ($)(1)	Total ($)

James R. Anderson	Death/Disability	$10,667,126	$1,359,128	$12,026,255

	Retirement(2)	—	—	—

	Voluntary Termination	—	—	—

	Termination with Cause	—	—	—

	Termination Without Cause or for Good Reason (no change in control)	3,851,992	1,359,128	5,211,120

	Termination Without Cause or for Good Reason (change in control)	10,667,126	50,287,747	60,954,873

	Change in Control Only (continued employment)(3)	—	—	—

	Change in Control Only/Equity Awards not Assumed/Converted/Replaced(4)	10,667,126	50,287,747	60,954,873

Richard Martucci	Death/Disability(1)	$1,551,224	$103,598	$1,654,822

	Retirement(2)	—	—	—

	Voluntary Termination	—	—	—

	Termination with Cause	—	—	—

	Termination Without Cause or for Good Reason (no change in control)	1,161,081	83,836	1,244,917

	Termination Without Cause or for Good Reason (change in control)	1,551,224	227,017	1,778,241

	Change in Control Only (continued employment)(3)	—	—	—

	Change in Control Only/Equity Awards not Assumed/Converted/Replaced(4)	1,551,224	227,017	1,778,241

Walter R. Bashaw II	Death/Disability(1)	$5,545,146	$1,322,286	$6,867,432

	Retirement	—	—	—

	Voluntary Termination	—	—	—

	Termination with Cause	—	—	—

	Termination Without Cause or for Good Reason (no change in control)	4,001,096	1,117,188	5,118,284

	Termination Without Cause or for Good Reason (change in control)	5,545,146	2,850,287	8,395,433

	Change in Control Only (continued employment)(3)	—	—	—

	Change in Control Only/Equity Awards not Assumed/Converted/Replaced(4)	5,545,146	2,850,287	8,395,433

69

Name of Continuing NEO	Triggering Event	Accelerated Restricted Stock Units ($)	Accelerated Performance Stock Units ($)(1)	Total ($)

Giovanni Barbarossa	Death/Disability(1)	$6,112,581	$1,454,457	$7,567,038

	Retirement(2)	—	—	—

	Voluntary Termination	—	—	—

	Termination with Cause	—	—	—

	Termination Without Cause or for Good Reason (no change in control)	—	—	—

	Termination Without Cause or for Good Reason (change in control)	6,112,581	3,136,199	9,248,780

	Change in Control Only (continued employment)(3)	—	—	—

	Change in Control Only/Equity Awards not Assumed/Converted/Replaced(4)	6,112,581	3,136,199	9,248,780

Ronald Basso	Death/Disability(1)	$2,372,703	$925,605	$3,298,308

	Retirement(2)	—	—	—

	Voluntary Termination	—	—	—

	Termination with Cause	—	—	—

	Termination Without Cause or for Good Reason (no change in control)	1,676,265	782,061	2,458,326

	Termination Without Cause or for Good Reason (change in control)	2,372,703	1,995,186	4,367,889

	Change in Control Only (continued employment)(3)	—	—	—

	Change in Control Only/Equity Awards not Assumed/Converted/Replaced(4)	2,372,703	1,995,186	4,367,889

(1)	For purposes of calculating the value of accelerated PSUs, we have assumed achievement of all relevant performance goals at the “target level.”
(2)	As of June 30, 2024, no Continuing NEO was eligible for retirement benefits under the Company’s Global Retirement Policy.
(3)

Assumes that all equity awards are assumed, converted and/or replaced by the resulting entity, that there is no accelerated vesting pursuant to the terms of the applicable award agreements if such Continuing NEO’s employment continues after and Change in Control and that such Continuing NEO is not terminated without Cause, or by the Continuing NEO for Good Reason, within two years of such Change in Control.

(4)

Assumes that no equity award is assumed, converted and/or replaced by the resulting entity. Pursuant to the terms of the applicable equity plans, any stock options become fully exercisable, any unvested portions of any RSUs fully vest and any unvested portions of any PSUs are deemed fully earned as of the date of the Change in Control. For purposes of calculating the value of the accelerated PSUs, we have assumed achievement of all relevant performance goals at the “target level.”

SEVERANCE PAYMENTS.

In addition to equity vesting, the Continuing NEOs may become eligible for additional severance payments in case of a qualifying termination, generally defined as (i) a termination of employment by the Company other than for Cause, death or disability, or (ii) the Continuing NEO’s resignation for Good Reason (which, for Dr. Barbarossa, applies only during a CIC Period). The right to severance payments upon a qualifying termination is governed by the Offer Letter for Mr. Anderson, the Employment Agreement for Dr. Barbarossa, and the applicable Participation Agreements under the Executive Severance Plan for the other Current NEOs. The following discussion summarizes and quantifies those severance payments.

The relevant agreements and Executive Severance Plan include definitions of “Cause” and “Good Reason,” which are generally similar to one another but with minor variations. These definitions also control for

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purposes of equity vesting noted in the preceding section. “Cause” generally requires conduct significantly adverse to the Company, such as material breach by the executive of agreements, willful failure to perform duties, willful violation of Company policies, conviction of certain crimes, and other types of significant misconduct, and “Good Reason” is generally triggered by the Company reducing pay, reducing duties and responsibilities, requiring significant additional business travel, or forcing a significant home relocation, all subject to certain notice and cure requirements. The definition of “Change in Control” is also generally similar in each agreement, and as general matter requires a change in majority ownership of the Company or sale of all or majority of the Company’s assets. The specific definitions can be found in the applicable agreements and Executive Severance Plan, as publicly filed with our Annual Report on Form 10-K.

In each case, the amount and type of severance payments vary based on whether the qualifying termination occurs during a CIC Period, defined as the period beginning 6 months before and ending 18 months after a Change in Control (except for Dr. Barbarossa, for whom a CIC Period begins on a Change in Control and ends 18 months after).

In each case, payments received in connection with a Change in Control can potentially trigger excise taxes under Sections 280G and 4999 of the Code. The relevant agreements and Executive Severance Plan do not provide gross-up payments for these excise taxes. Instead, payments are required to be scaled back to an amount that would reduce the excise taxes, if such reduction would result in the Continuing NEO retaining a larger amount on an after-tax basis.

Payments under each agreement and the Executive Severance Plan are conditioned on the Continuing NEO providing the Company with a release of claims and complying with applicable post-employment covenants, which include protection of confidential Company information, assignment of inventions, non-competition, and non-solicitation of customers and employees.

Offer Letter — James R. Anderson. Mr. Anderson’s Offer Letter sets forth the terms and conditions of his severance benefits (in addition to the equity vesting described in the preceding section), depending on whether the qualifying termination occurs during a CIC Period, summarized as follows:

•

Qualifying Termination Not During a CIC Period. If Mr. Anderson’s employment is terminated by the Company without Cause, or by Mr. Anderson for Good Reason, and such termination is not during a CIC Period, after providing the Company with a release, the Company will pay Mr. Anderson cash severance in an amount equal to 24 times his then current monthly salary plus any bonus that Mr. Anderson would have earned had his employment continued through the end of the fiscal year in which his employment was terminated. The Company will also pay the premiums for health insurance coverage for a period of 24 months. These payments will be made in a cash lump shortly after the date of termination.

•

Qualifying Termination During a CIC Period. If Mr. Anderson’s employment is terminated by the Company without Cause, or by Mr. Anderson for Good Reason, and such termination occurs during a CIC Period, after providing the Company with a release, the Company will pay Mr. Anderson cash severance in an amount equal to 36 times his then current monthly salary plus three times the amount of the target bonus for the fiscal year in which his employment was terminated. The Company will also pay the premiums for health insurance coverage for a period of 36 months. Finally, the Company will pay to Mr. Anderson an amount equal to a pro-rata portion of his “CIC Period Bonus” (defined generally as the greater of his target or actual annual incentive award for the year of termination or the year in which the Change in Control occurred) plus any annual incentive award owed to Mr. Anderson for the year preceding Mr. Anderson’s termination. These payments will be made in a cash lump sum shortly after the date of termination, provided that special rules apply if Mr. Anderson’s termination occurs during the portion of the CIC Period preceding the Change in Control.

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The following tables summarize the estimated severance payments that Mr. Anderson would have been entitled to receive assuming that a termination of his employment occurred as of June 30, 2024.

Name of Continuing NEO	Triggering Event	Cash Severance ($)(1)	Healthcare Coverage Payments ($)	Bonus ($)	Other Post- termination Benefits ($)	Total ($)

James R. Anderson	Death/Disability	—	—	—	—	—

	Retirement	—	—	—	—	—

	Voluntary Termination	—	—	—	—	—

	Termination with Cause	—	—	—	—	—

	Termination Without Cause or for Good Reason (during a non-CIC Period)	2,120,000	45,412	—	—	2,165,412

	Termination Without Cause or for Good Reason (during a CIC Period)	3,180,000	68,118	—	—	3,248,118

(1)	Mr. Anderson’s cash severance does not include any amount calculated by reference to his bonus as he was not entitled to a bonus for fiscal year 2024.

Employment Agreement – Giovanni Barbarossa. Dr. Barbarossa’s Employment Agreement sets forth the terms and conditions of his severance benefits, depending on whether the qualifying termination occurs during a CIC Period, summarized as follows:

•

Qualifying Termination Not During a CIC Period. If Dr. Barbarossa’s employment is terminated by the Company without Cause and such termination is not during a CIC Period, after providing the Company with a release, the Company will pay to Dr. Barbarossa nine times his then current monthly salary. The payment will be made in a cash lump shortly after the date of termination. The Company also will pay the premiums for health insurance coverage for a period of up to nine months.

•

Qualifying Termination During a CIC Period. If employment is terminated by the Company without Cause, or by Dr. Barbarossa with Good Reason, and such termination is during a CIC Period, after providing the Company with a release, the Company will pay him cash severance in an amount equal to two times his average annual base salary (which is his average annual base pay for the preceding five fiscal years). The payment will be made in a cash lump shortly after the date of termination. The Company will pay the premiums for health insurance coverage for a period of up to 18 months plus a lump sum cash payment of $1,000 to cover expenses associated with seeking another position.

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The following tables summarize the estimated severance payments that Dr. Barbarossa would have been entitled to receive assuming that a termination of his employment occurred as of June 30, 2024.

Name of Continuing NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Bonus ($)	Other Post- termination Benefits ($)	Total ($)

Giovanni Barbarossa	Death/Disability	—	—	—	—	—

	Retirement	—	—	—	—	—

	Voluntary Termination	—	—	—	—	—

	Termination with Cause	—	—	—	—	—

	Termination Without Cause or for Good Reason (no change in control)	476,250	23,319	—	—	499,569

	Termination Without Cause or for Good Reason (after a change in control)	1,130,000	46,639	—	1,000	1,177,639

Participation Agreements/Executive Severance Plan. The Executive Severance Plan covers select members of management who are offered coverage and execute a Participation Agreement, which includes each of the Continuing NEOs other than Mr. Anderson and Dr. Barbarossa. Under the terms of the Executive Severance Plan and applicable Participation Agreements, the amount of severance (in addition to the equity vesting described in the preceding section) depends on whether the qualifying termination occurs during a CIC Period, summarized as follows:

•

Qualifying Termination Not During a CIC Period. If a participant’s employment is terminated by the Company without Cause, or by the participant for Good Reason, and such termination is not during a CIC Period, after providing the Company with a release, the Company will pay the participant an amount equal to 12 months of then-current annual base salary, generally payable in accordance with the Company’s regular pay schedule over the 12 months following the qualifying termination. The Company will also pay the participant lump sum cash payment equal to the cost of the participant’s health care insurance premiums for a period of 12 months.

•

Qualifying Termination During a CIC Period. If a participant’s employment is terminated by the Company without Cause, or by the participant for Good Reason, and such termination is not during a CIC Period, after providing the Company with a release, the Company will pay the participant cash severance in an amount equal to 24 times the participant’s then current monthly salary plus two times the amount of the target bonus for the fiscal year in which his employment was terminated. The Company will also pay the participant an amount equal to the cost of the participant’s health care insurance premiums for a period of 18 months. Finally, the Company will pay an amount equal to a pro-rata portion of the participant’s “CIC Period Bonus” (defined generally as the greater of the participant’s target or actual annual incentive award for the year of termination or the year in which the Change in Control occurred) plus any annual incentive award owed to the participant for the year preceding the participant’s termination. These payments will be paid in a cash lump sum shortly after the date of termination, provided that special rules apply if the participant’s termination occurs during the portion of the CIC Period preceding the Change in Control.

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The following discussion and tables provide additional details on the Executive Severance Plan benefits for each of the applicable Continuing Executives.

Name of Continuing NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)(1)	Other Post- termination Benefits ($)	Total ($)

Richard Martucci	Death/Disability	—	—	—	—	—

	Retirement	—	—	—	—	—

	Voluntary Termination	—	—	—	—	—

	Termination with Cause	—	—	—	—	—

	Termination Without Cause or for Good Reason (outside of a CIC Period)	530,000	32,037	—	—	562,037

	Termination Without Cause or for Good Reason (during a CIC Period)	1,643,000	48,055	291,500	—	1,982,555

(1)	This amount is calculated based on the greater of target or actual annual incentive award for fiscal year 2024.

Walter R. Bashaw II. On August 5, 2024, the Company and Mr. Bashaw agreed that Mr. Bashaw would resign from the Company, effective September 6, 2024 (the “Departure Date”). As part of that decision, Mr. Bashaw was removed as President of the Company, effective September 1, 2024. He continued to receive his current base salary and to participate in the Company benefit plans in accordance with their terms through the Departure Date – and to receive his fiscal year 2024 BIP and GRIP annual incentive awards based on actual fiscal year 2024 performance results as shown in the Summary Compensation Table. He did not receive fiscal year 2025 long-term incentive awards.

Given the changes to the Company’s leadership structure, Mr. Bashaw’s termination of employment was treated as a resignation for “Good Reason” under the Executive Severance Plan and his Participation Agreement (not during a CIC Period), and as a result, Mr. Bashaw received a lump sum cash payment of $575,000 in cash severance and $28,844 equal to health insurance premiums for 12 months.

On October 4, 2018, the Company and Mr. Bashaw entered into a Letter Agreement (the “Bashaw Letter Agreement”), the terms of which continue to apply as stated in his Participation Agreement. Under the terms of the Bashaw Letter Agreement and under the terms of the equity plans pursuant to which he was granted and has outstanding stock options, RSUs and PSUs, Mr. Bashaw was given the option to execute a consulting agreement in the form attached to the Bashaw Letter Agreement (the “Consulting Agreement”).

On September 6, 2024, Mr. Bashaw executed the Consulting Agreement. Pursuant to the Consulting Agreement, Mr. Bashaw will furnish the Company, as an independent contractor, advisory and consulting services with respect to the Company’s business as the Company may reasonably request during the “Consulting Period” in exchange for an hourly fee and the continued vesting of his outstanding equity awards and continued exercisability of his vested stock options during the Consulting Period. The Consulting Period continues until the first to occur of (i) Mr. Bashaw notifying the Company that the Consulting Agreement is terminated; (ii) the Company notifying Mr. Bashaw that the Consulting Agreement is terminated which notice may not be provided before the last scheduled vesting date of any Company equity compensation award outstanding as of September 6, 2024; and (iii) the Company’s termination because of Mr. Bashaw’s permanent and total disability or death.

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Receipt of benefits under the Executive Severance Plan, his Participation Agreement and the Consulting Agreement are conditioned on the execution of a waiver and release of claims – which Mr. Bashaw provided – and compliance with other conditions and covenants.

Ronald Basso. The following table summarizes the estimated severance payments that Mr. Basso would have been entitled to receive assuming that a termination of his employment occurred as of June 30, 2024, under any of the circumstances described below.

Name of Continuing NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)(1)	Other Post- termination Benefits ($)	Total ($)

Ronald Basso	Death/Disability	—	—	—	—	—

	Retirement	—	—	—	—	—

	Voluntary Termination	—	—	—	—	—

	Termination with Cause	—	—	—	—	—

	Termination Without Cause or for Good Reason (outside of a CIC Period)	480,000	20,236	—	—	500,236

	Termination Without Cause or for Good Reason (during a CIC Period)	1,680,000	30,354	360,000	—	2,070,354

(1)	This amount is calculated based on the greater of target or actual annual incentive award for fiscal year 2024.

PART II – NON-CONTINUING NEOS.

Vincent D. Mattera.

On February 17, 2024, the Company and Dr. Mattera entered into an agreement (the “CEO Succession Agreement”) with provisions relating to compensation and termination that were designed to compensate Dr. Mattera for his continued service as CEO for the indeterminate period while the Company sought to recruit a new CEO. Under the CEO Succession Agreement, while the Company conducted its search process, Dr. Mattera agreed to continue to serve the Company as the CEO. The CEO Succession Agreement provided that on whatever date a new CEO eventually commenced employment, Dr. Mattera’s employment would be terminated. If no candidate had accepted by November 15, 2024, Dr. Mattera could end his service on December 31, 2024.

The CEO Succession Agreement provided for the continued duties and compensation of Dr. Mattera during his service as CEO generally consistent with the terms of his Employment Agreement with the Company dated August 23, 2022 (the “Employment Agreement”) in order to compensate Dr. Mattera for his continued service as CEO for the indeterminate period while the Company sought to recruit a new CEO, except that (i) his annual cash incentive award for fiscal year 2024 would not be less than the target amount, and (ii) he would receive a grant of annual equity awards for fiscal year 2025 (to be granted in August 2024) at not less than the grant value of the fiscal year 2024 annual equity awards (granted in August 2023) to be made entirely as RSUs.

Under his employment agreement, and as included in his equity award agreements, Dr. Mattera was entitled to certain retirement vesting treatment upon his termination of employment. This treatment included immediate full vesting of his RSUs and full (not prorated) vesting of PSUs, subject to actual performance results for the full performance period.

The CEO Succession Agreement provides that Dr. Mattera’s termination of employment upon the appointment of a successor CEO during 2024 will be treated as a termination for “Good Reason” under the terms of his employment agreement, entitling him to cash severance equal to two times his “Average Annual Income,” defined as the sum of his annual base pay and annual cash bonuses for the preceding three fiscal

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years, divided by three. In addition, the CEO Succession Agreement provides that, if the Dr. Mattera’s employment ends before the fiscal year 2025 annual equity awards are granted (in August 2024), the amount of the severance benefits to which Dr. Mattera is entitled will be increased by the intended grant date fair value of the fiscal year 2025 equity awards that are not granted. Dr. Mattera is also entitled to a lump sum cash payment equal to 18 months of his applicable COBRA monthly premiums. These amounts are to be paid in a cash lump sum shortly after his termination date.

The payments of cash severance to Dr. Mattera were conditioned on Dr. Mattera providing the Company with a release, which Dr. Mattera did. Dr. Mattera is also subject to undertakings, including restrictions on the assignment of inventions, confidentiality, and two-year non-solicitation and non-competition covenants, which survive the termination of his employment.

The following table sets forth the value of Dr. Mattera’s equity awards and the severance payments as of June 2, 2024, the last day of his employment. The value of the equity awards is based on the closing price of our common stock on May 31, 2024, which was $57.06 per share. Certain of such payments were delayed in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended from time to time.

Name of Non- Continuing NEO	Accelerated Restricted Stock Units ($)	Accelerated Performance Stock Units ($)(1)	Cash Severance ($)	Healthcare Coverage Payments ($)	Total ($)

Dr. Mattera	12,966,143	14,176,671	15,281,191	35,921	42,459,926

(1)	For purposes of calculating the value of accelerated PSUs, we have assumed achievement of all relevant performance goals at the “target level”.

Mary Jane Raymond. On September 13, 2023, the Company and Ms. Raymond negotiated Ms. Raymond’s separation of service and entered into a transition services and final agreement (the “Transition Agreement”). Under the Transition Agreement, Ms. Raymond’s last day serving as Chief Financial Officer and Treasurer was September 29, 2023 and between September 30, 2023 and April 1, 2024 she remained employed by the Company in a non-executive role. Ms. Raymond’s employment with the Company automatically concluded on April 1, 2024.

Ms. Raymond’s termination was treated as qualifying termination outside of a CIC Period, except that she was entitled to salary continuation for three additional months (for a total of 15 months) and an amount equal to heath care premiums for four additional months (for a total of 15 months). In addition, (i) Ms. Raymond’s outstanding RSUs fully vested, (ii) her PSUs will continue to vest, without proration, as if she had remained employed through June 30, 2026, but subject to actual performance, and (iii) outstanding stock options will remain exercisable for the full option term.

Receipt of benefits under the Executive Severance Plan, her Participation Agreement and the Transition Agreement are conditioned on Ms. Raymond providing the Company with a release – which she did – and compliance with other conditions and covenants.

The following table sets forth the value of Ms. Raymond’s equity awards the severance payments to which she was entitled as of April 1, 2024, the last day of her employment. The value of the equity awards is based on the closing price of our common stock on April 1, 2024, which was $60.62 per share.

Name of Non- Continuing NEO	Accelerated Restricted Stock Units ($)	Accelerated Performance Stock Units ($)(1)	Cash Severance ($)	Healthcare Coverage Payments ($)	Total ($)

Mary Jane Raymond	3,478,073	2,442,804	781,250	13,005	6,715,132

(1)	For purposes of calculating the value of accelerated PSUs, we have assumed achievement of all relevant performance goals at the “target level”.

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CEO PAY RATIO

Information about the relationship between the fiscal year 2024 annual total compensation of Dr. Mattera, our acting CEO as of May 31, 2024, and the median of the annual total compensation of our employees is provided below.

The fiscal year 2024 annual total compensation of Dr. Mattera was $28,876,056, the annual total compensation of our median compensated employee, also referred to as our median employee, was $14,474, and the ratio of these amounts is 1 to 1,995.

Removing the one-time severance benefit of $15,446,920 included in Dr. Mattera’s annual total compensation for fiscal year 2024, his annual total compensation was $13,429,137, and the ratio of his compensation to our median compensated employee is 1 to 928. This is an additional ratio that we may disclose in accordance with SEC rules.

We took the steps below to calculate the annual total compensation of Dr. Mattera and determine the annual total compensation of our median compensated employee.

1.

We had two non-concurrent CEOs serve during fiscal year 2024 and, as permitted by Instruction 10 to Item 402(u) of Regulation S-K, we selected to use Dr. Mattera’s annualized total compensation as he was our CEO for nearly the entire year and as he was serving as our CEO on May 31, 2024 – the date we selected to identify our “median employee” for fiscal year 2024. We selected May 31, 2024 to identify our median employee for fiscal year 2024 because doing so permits us to compare the annual total compensation of Dr. Mattera, whose employment as our Chief Executive Officer ended on June 2, 2024, to that of our median employee. This represents a permitted and appropriate deviation from our usual practice of using the last day of the most recently ended fiscal year to identify our “median employee”.

2.

To determine the annual total compensation of Dr. Mattera, we used the amount reported in the “Total” column of our fiscal year 2024 Summary Compensation Table included in this proxy statement. We then added to it salary of $64,904 which represents his pay through June 30, 2024, our fiscal year end (annualized salary).

3.

To determine our median compensated employee, we determined that, as of May 31, 2024, our employee population consisted of approximately 25,938 individuals and excluded Dr. Mattera. This population consisted of our full-time, part-time, and temporary employees as of the determination date.

4.

To identify the “median employee” from our employee population we used base salary, as reflected in our payroll records, annualized through June 30, 2024. For base salary, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.

5.

To determine the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for fiscal year 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $14,474.

6.	For currency conversion, the prevailing rates as of June 30, 2024 were used to reflect base salary in U.S. dollars and for all other purposes.

The CEO pay ratio reported above is a reasonable estimate, calculated in a manner consistent with SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates, and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, might not be comparable to our CEO pay ratio.

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PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For information regarding the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A.

Year	Summary Compensation Table Total for PEO 1 1 ($)	Summary Compensation Table Total for PEO 2 1 ($)	Compensation Actually Paid to PEO 1 1,2,3 ($)	Compensation Actually Paid to PEO 2 1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions)	Adjusted EBITDA 5 ($ Millions)
							TSR ($)	Peer Group TSR ($)

2024	28,811,152	101,497,009	45,071,892	108,396,274	2,455,433	5,025,954	153.45	144.35	(159)	1,001.2

2023	15,435,656	—	12,935,741	—	5,304,906	6,787,965	107.96	139.40	(259)	1,238.7

2022	10,727,919	—	(616,749)	—	2,670,549	(77,480)	107.90	118.21	235	864.8

2021	10,459,536	—	24,530,582	—	2,820,131	6,185,153	153.73	152.65	298	800.7

1.
Vincent D. Mattera, Jr. was our PEO for the years shown through June 3, 2024 (PEO 1). James R. Anderson was our PEO from June 3, 2024 through June 30, 2024 and to the present date (PEO 2). The individuals comprising the
Non-PEO
NEOs for each year presented are listed below.

2021	2022	2023	2024

Mary Jane Raymond	Mary Jane Raymond	Mary Jane Raymond	Richard Martucci

Walter R. Bashaw II	Walter R. Bashaw II	Walter R. Bashaw II	Mary Jane Raymond

Giovanni Barbarossa	Giovanni Barbarossa	Giovanni Barbarossa	Walter R. Bashaw II

Jo Anne Schwendinger	Jo Anne Schwendinger	Mark Sobey	Giovanni Barbarossa

	Christopher Koeppen		Ronald Basso

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the
Stock
Awards column set
forth
in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 1 ($)	Exclusion of Stock Awards for PEO 1 ($)	Inclusion of Equity Values for PEO 1 ($)	Compensation Actually Paid to PEO 1 ($)

2024	28,811,152	(9,980,211)	26,240,951	45,071,892

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)

2024	101,497,009	(100,915,375)	107,814,640	108,396,274

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Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	2,455,433	(1,483,062)	4,053,583	5,025,954
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 1 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 1 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 1 ($)	Total - Inclusion of Equity Values for PEO 1 ($)

2024	20,957,404	6,859,534	0	(1,575,987)	0	26,240,951

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)

2024	107,814,640	0	0	0	0	107,814,640

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2024	2,938,150	1,182,107	195,132	(261,806)	0	4,053,583

4.
The Peer Group TSR set forth in this table utilizes a custom group of peer companies, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The comparison assumes $100 was invested for the period starting June 30, 2020, through the end of the listed year in the Company and in the custom group of peer companies used in our performance graph, respectively. The Company’s fiscal year peer group consists of IPG Photonics Corp., Wolfspeed Inc., Lumentum Holdings, Inc., Corning, Inc., MKS Instruments, Inc., and Honeywell International, Inc. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and
Non-PEO
NEOs in 2024. See discussion under “Annual Cash Incentive Programs” and “Primary Bonus Program (GRIP)” in our CD&A for an explanation of Adjusted EBITDA, and Appendix B for a reconciliation of this non-GAAP
measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted EBITDA may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

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Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually
Paid
to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, the Company’s cumulative TSR over the four most recently completed fiscal years and the Peer Group TSR over the same period.

*	“Compensation Actually Paid” is calculated pursuant to SEC requirements.
Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income during the four most recently completed fiscal years.

*	“Compensation Actually Paid” is calculated pursuant to SEC requirements.

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Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and Adjusted EBITDA during the four most recently completed fiscal years.

*	“Compensation Actually Paid” is calculated pursuant to SEC requirements.
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2024 to Company performance. The measures in this table are not ranked and are described in our CD&A.

Adjusted EBITDA
Operating Cash Flow
Relative TSR
Revenue

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REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2024, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC. Likewise, it shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

The Audit Committee is composed of directors who have been determined by the Board to be “independent” and “financially literate” pursuant to the NYSE listing requirements. The Audit Committee operates under a written charter adopted by the Board.

Review with Management

The Audit Committee reviews each of the Company’s quarterly and annual reports, including management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management. It also considers the audit reports prepared by the Independent Accountants about the Company’s annual report, and related matters like the quality of the Company’s accounting principles; alternative methods of accounting under Generally Accepted Accounting Principles, and the Independent Accountant’s preferences in this regard; the Company’s critical accounting policies; and the clarity and completeness of the Company’s financial and other disclosures.

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report, and the report of the Independent Accountants on internal control over financial reporting. Throughout the fiscal year ended June 30, 2024, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies, and the remediation of the deficiencies.

Review and Discussions with Independent Accountants

The Audit Committee also reviewed our consolidated financial statements for 2024 with Ernst & Young LLP (EY), our independent registered public accounting firm for 2024, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Further, the Audit Committee reviewed with EY its judgment as to the quality, not just the acceptability, of the accounting principles. In addition, the Audit Committee met with EY, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.

The Audit Committee has received the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with EY its independence. The Audit Committee considered the compatibility of non-audit services EY provided to us with EY’s independence. Finally, the Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

Audit Committee

Joseph J. Corasanti, Chair

Enrico DiGirolamo

Lisa Neal-Graves

Shaker Sadasivam

Stephen A. Skaggs

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APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COHERENT CORP. OMNIBUS INCENTIVE PLAN (PROPOSAL 3)

The Company’s Coherent Corp. Omnibus Incentive Plan was approved by the Company’s shareholders at the 2018 Annual Meeting on November 9, 2018, and further amended and restated to add shares of Common Stock (referred to herein as “shares”) as approved by the Company’s shareholders at the 2020 Annual Meeting on November 9, 2020, and further amended and restated to add shares and to extend the term of the Coherent Corp. Omnibus Incentive Plan to 2033 as approved by the Company’s shareholders at the 2023 Annual Meeting on November 9, 2023 (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan allows for the grant of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), deferred shares, performance shares and/or performance units. As of September 11, 2024, there were approximately 5.23 million shares available for future grants under the Omnibus Incentive Plan.

In view of the limited number of shares remaining available under the Omnibus Incentive Plan, on the recommendation of the Compensation Committee, the Board unanimously adopted, subject to approval of Company shareholders, an amendment and restatement of the Omnibus Incentive Plan, a copy of which appears as Appendix A to this proxy statement (the “Amended and Restated Plan”). The shareholders are being asked to vote on this Proposal 3 to approve the Amended and Restated Plan.

The Omnibus Incentive Plan as originally approved by the Company’s shareholders authorized equity compensation awards for up to 3,355,000 shares, plus shares added to the reserve in connection with the expiration, forfeiture or termination of outstanding awards under the II-VI Incorporated Second Amended and Restated 2012 Omnibus Incentive Plan (the “2012 Plan”) and certain other prior Company plans (the “Predecessor Plans”). As part of the 2020 amendment and restatement of the Omnibus Incentive Plan, shareholders approved an additional 6,000,000 shares to be available for awards, as well as additional shares to be added to the reserve in connection with the expiration, forfeiture or termination of outstanding awards under the Finisar Corporation 2005 Stock Incentive Plan (As Amended and Restated Effective September 2, 2014) (the “Finisar Plan”), which was assumed by the Company in connection with the Finisar acquisition. As part of the 2023 amendment and restatement of the Omnibus Incentive Plan, shareholders approved an additional 3,900,000 shares to be available for awards, as well as additional shares to be added to the reserve in connection with the expiration, forfeiture or termination of outstanding awards under the Coherent, Inc. 2011 Equity Incentive Plan and the Coherent, Inc. Equity Incentive Plan (collectively, the “Coherent, Inc. Plans”), which were assumed by the Company in connection with the acquisition of Coherent, Inc. No additional awards can be made under the (i) Finisar Plan following November 9, 2020 (i.e., the date shareholders approved the 2020 amendment and restatement of the Omnibus Incentive Plan) and (ii) Coherent, Inc. Plans following November 9, 2023 (i.e., the date shareholders approved the 2023 amendment and restatement of the Omnibus Incentive Plan).

Equity Compensation Is Important in a Competitive Labor Market

In our industry, there is significant competition for experienced and educated individuals with the skills necessary to execute our strategy and advance our business. Our success depends on such key employees. To compete in a competitive market for talent, we believe that it is important to offer competitive compensation packages that include equity and cash components. Equity compensation is an important part of our employment value proposition.

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Equity Awards Are a Key Part of Our Compensation Program

Equity compensation is a key element of the total compensation we provide because equity grants align our employees’ and directors’ interests with those of our other shareholders, effectuate a culture of ownership among our employees and other recipients and preserve our cash resources. Equity incentives link long-term performance and payouts through the value of our shares. We believe that employees and other recipients with a personal stake in the future success of the Company are motivated to achieve our objectives and increase shareholder value. These unique and valuable aspects of equity compensation have made it a key element of our compensation strategy, and thus we grant equity compensation to multiple levels of our organization to provide opportunities to participate in ownership of the Company.

Equity Compensation Is Important to Talent Acquisition and Retention

Equity compensation is important to our ability to attract, motivate and retain employees and officers and, as noted above, to be successful in the competitive market for highly skilled individuals. We use equity incentives as a key tool to motivate and reward recipients to execute our long-term strategy and, through their equity, share in the shareholder value they create. Long-term equity grants also promote retention because recipients usually must remain in service in order for their equity to vest.

Monitoring of Dilution, Burn Rate and Overhang

In connection with contemplating the number of shares to authorize for issuance under the Amended and Restated Plan, the Compensation Committee considered the potential dilution to current shareholders, as measured by the burn rate and overhang, and projected future share usage, among other things. The Compensation Committee is cognizant that the Company’s equity compensation programs have a dilutive effect on our shareholders, and continuously strives to balance this concern with our need to compete for talent using practices that are prevalent in the market, including equity grants.

If the Amended and Restated Plan is approved, an additional 3,360,000 shares will be available for awards. If the Amended and Restated Plan is not approved, the Omnibus Incentive Plan will remain in effect but will not provide a sufficient share pool to operate our key employee and non-employee director compensation programs going forward.

Key Features of the Amended and Restated Plan based on Definitions

The following features of the Amended and Restated Plan will protect the interests of our shareholders:

•	Limitation on terms of stock options and Stock Appreciation Rights (“SARs”). The maximum term of each stock option and SAR is 10 years.
•

No repricing or grant of discounted stock options or SARs. The Amended and Restated Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The Amended and Restated Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the shares on the grant date.

•

No liberal share counting for options/SARs. The Amended and Restated Plan prohibits us from reusing shares that are tendered or surrendered to pay the exercise cost or tax obligation for grants of options and SARs. The only shares that are re-used in the Amended and Restated Plan are from awards that have been canceled, forfeited, expired, from awards settled in cash, or from shares withheld to cover tax obligations in case of full-value awards such as RSUs and PSUs.

•

No single-trigger acceleration. Under the Amended and Restated Plan, we do not automatically accelerate vesting of awards in connection with a change in control of the Company. If awards are assumed or replaced in a change in control of the Company, vesting occurs only if there is a subsequent involuntary termination of employment (frequently referred to as “double-trigger” vesting).

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•

Dividends. The Amended and Restated Plan prohibits dividends or dividend equivalents accruing or being paid on stock options or SARs. The Amended and Restated Plan also does not permit payment of dividends or dividend equivalents on unearned restricted shares, RSUs or PSUs, except to the extent the award actually becomes vested.

•

Clawback. Awards granted under the Amended and Restated Plan are subject to the Company’s Clawback Policy, which complies with Section 10D of the Securities Exchange Act of 1934, Rule 10D-1 promulgated thereunder, and the listing standards of the New York Stock Exchange.

•	Director Limits. The Amended and Restated Plan contains annual limits on the amount of awards that may be granted to non-employee directors.
•

No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the Amended and Restated Plan will be automatically replenished.

•

No increase in shares available without shareholder approval. The Amended and Restated Plan prohibits any amendment that operates to increase the total number of shares that may be issued under the plan (other than customary adjustments in connection with certain corporate reorganizations or other events).

•

Limitation on amendments. No amendments to the Amended and Restated Plan can be made without shareholder approval if any such amendment would require shareholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Company’s shares are principally listed.

The following is a summary of the material features of the Amended and Restated Plan. This summary is qualified in its entirety by reference to the complete text of the Amended and Restated Plan which is attached as Appendix A to this proxy statement. To the extent the description below differs from the text of the Amended and Restated Plan, the text of the Amended and Restated Plan will control.

Equity Compensation Plan Information (as of September 11, 2024)

As of September 11, 2024, there were 154,407,926 shares of our Common Stock outstanding, and the following were outstanding under the Omnibus Incentive Plan and all other legacy equity plans (the 2012 Plan, the Finisar Plan, and the Coherent, Inc. Plans):

•	3,534,302 unvested RSUs;

•	1,799,538 unvested PSUs (assuming target performance);

•	1,289,257 options (all of which are fully vested) with a weighted average exercise price of $34.10 and a weighted average remaining term to expiration of 3.56 years; and

•	5,255,714 shares remaining available for grant under the Omnibus Incentive Plan and all other legacy equity plans.

Material Terms of the Amended and Restated Plan

General. The purposes of the Amended and Restated Plan are to provide selected individuals in our service or the service of our subsidiaries and selected affiliates with the opportunity to acquire a proprietary interest in our growth and performance, to generate an increased incentive to contribute to our future success and to enhance our ability and that of our subsidiaries and affiliates to attract and retain qualified individuals.

Awards. The Amended and Restated Plan provides for the grant to eligible persons of equity awards in the form of stock options, SARs, restricted shares, RSUs, deferred shares, performance shares, or performance units, in any combination, which we refer to collectively as the “awards.” As of September 11, 2024, the closing price on the New York Stock Exchange of a share was $75.37.

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Eligibility. Employees of the Company and its subsidiaries, non-employee directors and consultants may be selected by the Plan Administrator to receive awards under the Amended and Restated Plan. The benefits or amounts that may be received by or allocated to participants under the Amended and Restated Plan will be determined at the discretion of the Plan Administrator. As of August 31, 2024, the following groups would be eligible to receive awards under the Amended and Restated Plan: (a) 3,237 employees, of whom seven are executive officers, (b) thirteen non-employee directors and (c) two non-employee consultants.

Administration. The Amended and Restated Plan is administered by the Compensation Committee or its successor (the “Plan Administrator”), provided that the Board may at any time act as the administrator of the Amended and Restated Plan. Subject to the terms of the Amended and Restated Plan and applicable law, the Plan Administrator has full power and discretionary authority to decide all matters relating to the administration and interpretation of the Amended and Restated Plan, including without limitation the authority to make determinations with respect to the persons who will be granted awards under the Amended and Restated Plan, as well as the amount, timing and conditions of such awards. The Amended and Restated Plan authorizes the Compensation Committee to delegate certain of its authority under the Amended and Restated Plan to the extent permitted by applicable law.

Share Reserve. The maximum number of shares as to which awards may be granted under the Amended and Restated Plan is the sum of 13,450,000 plus, upon approval of the Amended and Restated Plan by the Company’s shareholders, 3,360,000. In addition, the following will be added to the total share availability under the Amended and Restated Plan: (i) shares underlying awards made under any of the Predecessor Plans that expire, terminate, or are otherwise surrendered or forfeited after the original effective date of the Omnibus Incentive Plan, (ii) shares underlying awards made under the Finisar Plan that expire, terminate, or are otherwise surrendered or forfeited after November 9, 2020 (the effective date of the 2020 amendment and restatement of the Omnibus Incentive Plan), and (iii) shares underlying awards made under the Coherent Plans that expire, terminate, or are otherwise surrendered or forfeited after November 9, 2023 (the effective date of the amendment and restatement of the Omnibus Incentive Plan). This reserved share amount, as amended, is subject to adjustments by the Plan Administrator as provided in the Amended and Restated Plan for stock splits, stock dividends, recapitalization and other similar transactions or events. Shares issued under the Amended and Restated Plan may be shares of original issuance, shares held in treasury or shares that have been reacquired by the Company. Up to 12,350,000 shares may be granted as “incentive stock options” as defined under Code Section 422 (“ISOs”).

Generally, the aggregate number of shares available for issuance under the Amended and Restated Plan will be reduced by one share for each share issued in settlement of any award; provided, however, that any award (or portion thereof) that is settled in cash will not be counted against, or have any effect on the Amended and Restated Plan’s share reserve. If any shares covered by an award granted under the Amended and Restated Plan are forfeited, or otherwise terminated or canceled without the delivery of shares, then those shares will not count against the share pool and will be available for future awards. Similarly, if shares are surrendered or tendered in payment of any taxes required to be withheld in respect of a full value award, such as restricted stock, RSUs, PSUs or other stock awards, then those shares will not count against the share pool and will be available for future awards. In contrast, shares that are (i) delivered in payment of the exercise price of an option, (ii) not issued upon the settlement of a SAR, (iii) repurchased by us using proceeds from option exercises, or (iv) delivered to or withheld by us to pay withholding taxes with respect to an award of options or SARs will not become available again for issuance under the Amended and Restated Plan. The Amended and Restated Plan also permits certain substitute awards granted in assumption of or in substitution for awards of an acquired company. Substitute awards do not count against the share pool.

Limitations on Awards to Non-employee Directors. The aggregate grant date fair value of all awards granted to non-employee directors during any single calendar year (excluding awards made at the election of such non-employee director in lieu of all or a portion of annual and committee cash retainers) will not exceed $550,000 for each non-employee director other than the Chair of the Board and $850,000 for the non-employee Chair of the Board (if applicable); provided, however, that awards granted to non-employee

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directors upon their initial election to the Board will not count towards the limits of this paragraph. The Board may make exceptions to this limit in extraordinary circumstances to individual directors, provided the director receiving additional compensation does not participate in that decision.

Stock Options. Stock options entitle the optionee to purchase shares at a price equal to or greater than the fair market value per share on the date of grant. The Plan Administrator sets the exercise price and vesting and exercise conditions. However, no stock option may be exercised more than 10 years from the date of grant. Stock options may be ISOs or nonqualified stock options for U.S. tax purposes. ISOs may be granted only to employees and are subject to other restrictions under the Code.

Stock Appreciation Rights. SARs may be granted either in tandem with an option or as a stand-alone award. The appreciation distribution on any exercised tandem or stand-alone SAR may be paid in shares or in cash. The Plan Administrator sets the terms of each SAR grant it makes under the Omnibus Incentive Plan, including the time and method of exercise.

Restricted Shares and RSUs. An award of restricted shares involves the immediate transfer by the Company to a participant of a specific number of shares which are subject to forfeiture and transfer restrictions. An award of RSUs represents the right to receive in the future upon the passage of time or satisfaction of other conditions either (as the Plan Administrator determines) a specific number of shares or cash or other consideration equal to the fair market value of a share.

Deferred Shares. An award of deferred shares represents the right to receive a specific number of shares at the end of a specified deferral period.

Performance Awards or PSUs. A PSU is a bookkeeping entry that records the equivalent of one share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00. Award of the underlying security is conditioned upon the satisfaction of one or more performance criteria. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Plan Administrator.

The Amended and Restated Plan provides that grants of awards may be made based upon one or more performance objectives as selected by and measured over a performance period determined by the Plan Administrator. The performance objectives may be any financial performance measures, strategic goals or milestones, individual performance goals, or other objective or subjective performance goals selected by the Plan Administrator. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within the Company or subsidiary in which the participant is employed. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. The Plan Administrator may adjust performance goals for events specified in the Amended and Restated Plan.

Dividends and Dividend Equivalents. Subject to the terms of the Amended and Restated Plan and any applicable award agreement, a participant may be entitled to receive dividends or dividend equivalents with respect to shares covered by an award, other than an award of stock options or SARs. Dividends or dividend equivalents may be credited as additional shares or units. However, no dividends or dividend equivalents will vest or otherwise be paid out prior to the time that the underlying award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such award does not vest (including both time-based and performance-based awards).

Prohibition on Repricing. Except for the Company adjustments described below, the terms of an outstanding option or SAR may not be amended by the Plan Administrator to reduce the exercise price of outstanding options or SARs, or cancel outstanding options or SARs in exchange for cash, other awards, options or SARs with an exercise price that is less than the exercise price of the original options or SARs without the approval of Company shareholders.

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Change in Control. The Amended and Restated Plan defines “Change in Control” and requires consummation of the triggering transaction. Vesting of awards as the result of a change in control will depend on whether the awards are assumed, converted or replaced by the resulting entity in the transaction. Except as otherwise provided in the applicable award agreement:

•

For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within two years after the change in control by us other than for “cause” or by the award recipient for “good reason” (as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control.

•

For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control.

Withholding. Under the terms of the Amended and Restated Plan, we (including any affiliate) may withhold from any award granted under the Amended and Restated Plan, or any payment due or transfer made under any award or the Amended and Restated Plan, an amount (in cash, shares, securities, other awards or other property) equal to the amount of withholding taxes due as a result of such award, its exercise or any payment thereunder. The Plan Administrator may provide participants with the right to have us (including any affiliate) withhold a portion of the shares otherwise issuable to such participants in an amount equal to the aggregate fair market value of the applicable withholding taxes to which such participants become subject in connection with the exercise, vesting or settlement of their awards.

Plan Adjustments. In the event a dividend (other than a regular cash dividend), stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or other similar corporate transaction or event occurs which affects the shares of the Company such that the Plan Administrator determines that an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits to participants intended to be made available under the Amended and Restated Plan, then the Plan Administrator has the authority to make certain equitable adjustments to the Amended and Restated Plan and awards made thereunder, including the authority to adjust: (i) the number of shares covered by outstanding awards; (ii) the prices per share applicable to options and SARs granted thereunder; (iii) the kind of shares covered by the Amended and Restated Plan (including shares of another issuer); and/or (iv) any applicable performance objectives. Moreover, in the event of any such transaction or event, the Plan Administrator may provide in substitution for any or all outstanding awards under the Amended and Restated Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all awards in exchange for such alternative consideration. The Plan Administrator may not, however, make any adjustments to awards under the Amended and Restated Plan which would compromise their compliance with Code Sections 422(b)(1) and/or 409A.

Amendments to the Plan. The Amended and Restated Plan may be amended from time to time by the Board; provided however, that the Board may not, without the approval of the Company’s shareholders, increase the number of shares available under the plan, increase the maximum number of shares underlying awards which may be issued to a single participant in any one calendar year or institute any amendments to the plan which would permit additional awards to be issued under the Amended and Restated Plan or otherwise affect the provisions of the plan dealing with the forfeiture of unexercised options granted under the Amended and Restated Plan (unless such amendment is deemed necessary to reflect an adjustment made in order to prevent dilution). The Board may condition any amendment on the approval of the Company’s shareholders, if such approval is necessary or deemed advisable with respect to the applicable

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listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. The Plan Administrator may also amend or modify the plan and/or any outstanding awards issued thereunder in order to conform the provisions of the plan or such awards with Code Section 409A, regardless of whether such modification, amendment or termination of the plan will adversely affect the rights of a participant under the plan or an award agreement.

Plan Termination. The Amended and Restated Plan, if approved by the shareholders, will terminate on November 14, 2034 or, if earlier, the date on which the Board adopts a resolution terminating the plan, and no award will be granted under the plan after that date.

Transferability. No awards granted under the Amended and Restated Plan or any rights thereto are assignable or transferable by a participant except by will or by the laws of descent and distribution. Any options or SARs issued under the Amended and Restated Plan are exercisable only during the participant’s lifetime, by the recipient only or, in the event of such person’s legal incapacity, by such person’s guardian or legal representative acting in a fiduciary capacity on behalf of such person under state law.

Deferred Payment of Awards. The Plan Administrator may permit participants to elect to defer the issuance of shares or the settlement of awards in cash under the Amended and Restated Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Amended and Restated Plan. In the case of restricted shares, the deferral may be affected by the participant’s agreement to forego or exchange such person’s award and receive an award of deferred shares. The Plan Administrator may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

Clawback. Awards under the Amended and Restated Plan are subject to the Clawback Policy and any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Plan Administrator to be applicable to a participant.

Summary of Federal Income Tax Consequences

General. The following is a general, brief summary of the principal federal income tax consequences of certain awards and transactions under the Amended and Restated Plan. The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or non-U.S. tax consequences, nor does it describe the consequences to any particular participant.

Nonqualified Stock Options and SARs. In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss). SARs are treated very similarly to nonqualified stock options for tax purposes. The holder of a SAR will not normally realize any taxable income upon the grant of the SAR. Upon the exercise of a SAR, the person exercising the SAR will realize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise; or (ii) if shares are received upon the exercise of the SAR, the fair market value of such shares as of the exercise date.

ISOs. Options issued and designated as ISOs are intended to qualify for special tax treatment under Code Section 422. Under the provisions of Code Section 422, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an ISO, nor is the Company entitled to any deduction. The exercise of an ISO is also not a taxable event, although the difference between the option price and the fair market value of the option shares on the date of exercise is an item of tax preference for purposes of the alternative minimum tax.

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The taxation of gain or loss upon the sale of shares acquired upon exercise of an ISO depends, in part, on whether the shares are held for at least two years from the date the option was granted and at least one year from after the date the shares were transferred to the optionee. If shares issued to an optionee upon the exercise of an ISO are not disposed of prior to satisfying the holding period requirements, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to satisfying the holding period requirements described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Subject to certain exceptions for death or disability, if an optionee exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.

Restricted Shares, RSUs, Deferred Shares and Performance Awards. A participant will generally not have taxable income upon the grant of restricted shares, RSUs, deferred shares or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received (less any amount paid by the participant). For restricted shares only, a participant may instead elect to be taxed at the time of grant.

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received.

Deductibility of Executive Compensation. We generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including Section 162(m). Under Section 162(m) as amended by the Tax Cuts and Jobs Act, we cannot deduct compensation paid to certain covered employees in a calendar year that exceeds $1 million.

In addition, if a change in control of the Company causes awards under the Amended and Restated Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Code Section 280G.

Section 409A. We intend that awards granted under the Amended and Restated Plan will comply with, or otherwise be exempt from, Code Section 409A (to the extent applicable), but we make no representations to that effect.

New Plan Benefits

The granting of awards under the Amended and Restated Plan is discretionary. As such, the Board cannot now determine the number, value or type of awards to be granted in the future for any individual or group of individuals. The equity grant program for our non-employee directors is described under the Director Compensation section in this proxy statement.

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The table below shows, as to each NEO and the various groups indicated, the aggregate number of shares with respect to options, RSUs, and PSUs under the Omnibus Incentive Plan since the Omnibus Incentive Plan’s inception through August 31, 2024.

Name/Group	Number of Options Granted	Number of RSUs Granted	Number of PSUs Granted[1]

James R. Anderson(2)	—	—	—

Vincent D. Mattera, Jr.	97,936	450,219	356,132

Richard Martucci	1,992	38,393	25,945

Mary Jane Raymond	28,468	131,430	73,928

Walter R. Bashaw II	25,800	136,303	78,431

Giovanni Barbarossa	27,080	162,324	104,319

Ronald Basso	7,750	52,481	42,641

All Executive Officers as a group (eight persons)	86,794	528,593	365,266

All Non-Executive Directors as a group (thirteen) persons)	35,060	210,472	—

All Employees, excluding Executive Officers	546,843	4,712,568	851,472

(1)	Amount reflects target number of shares that could be earned in connection with the grant of FY2023 and FY2024 PSUs under the Omnibus Incentive Plan for which the performance period is ongoing.
(2)

Mr. Anderson’s equity grants were non-plan employment inducement awards as contemplated under the New York Stock Exchange Listing Rule 303A.08 and therefore were not made pursuant to the Omnibus Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COHERENT CORP. OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our shares subject to our equity compensation plans that were in effect as of June 30, 2024.

As of June 30, 2024(4)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (Excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	5,453,187	$32.62	(2)	11,143,412	(5)
Equity compensation plans not approved by security holders(3)	1,808,192	—		—
Total	7,261,379	$32.62		11,143,412

(1)

Represents outstanding awards pursuant to the Omnibus Incentive Plan and includes vested and unvested options, as well as 979,032 outstanding share-settled PSUs at target level of performance and 2,983,509 share-settled RSUs.

(2)	Does not take into account outstanding share-settled PSUs or RSUs.
(3)

The Coherent Inc. Equity Incentive Plan was not approved by the Company’s shareholders, but was approved by Coherent, Inc.’s stockholders and assumed in the acquisition of Coherent, Inc. Mr. Anderson’s inducement awards were non-Plan “Employment inducement awards” as contemplated by the New York Stock Exchange Listing Rule 303A.08, were not made pursuant to the Omnibus Incentive Plan and not approved by the Company’s shareholders, but were approved by the Company’s Board of Directors. The Coherent Inc. Equity Incentive Plan and Mr. Anderson’s inducement awards are described in Note 14 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year that ended on June 30, 2024.

(4)	See Equity Compensation Plan Information (as of September 11, 2024) set forth in Proposal 3 for updated information.
(5)

Securities remaining for future issuance as of June 30, 2024 includes 6,363,545 shares available under the Omnibus Incentive Plan and 4,779,867 shares subject to purchase under our Employee Stock Purchase Plan during the purchase period in effect at June 30, 2024 which was from February 1, 2024 through July 31, 2024.

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RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 4)

EY has served as the Company’s independent registered public accountants since fiscal year 2008. For fiscal year 2024, EY rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC. EY is knowledgeable about our operations and accounting practices, and well qualified to act as our independent registered public accounting firm for fiscal year 2025, and the Audit Committee has selected it as such.

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the ratification of the Audit Committee’s selection of EY to our shareholders for ratification as what we believe to be a matter of good corporate governance practice. If the selection of EY is not ratified, the Audit Committee will reconsider the appointment of the Company’s independent registered public accounting firm. Even if the selection of EY is ratified by our shareholders, the Audit Committee in its discretion could decide to terminate the engagement of EY and engage another firm if the Audit Committee determines such action to be necessary or desirable.

The Company incurred the following fees and expenses for services performed by its Independent Registered Public Accounting Firm during fiscal years 2024 and 2023:

	2024	2023

Audit Fees(1)	$7,486,000	$7,445,000

Audit-Related Fees(2)	17,500	42,500

Tax Fees(3)	140,112	336,500

All Other Fees(4)	—	—

Total Fees	$7,643,612	$7,824,000
(1)

Audit Fees include the fees billed for professional services rendered by EY for the audit of our annual financial statements and for the review of financial statements including in our Form 10-Q, as well as for services that are normally provided by EY in connection with statutory and regulatory filings or engagements. This category also includes fees billed for the audit of the effectiveness or the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)

Audit-Related Fees include fees billed for assurance and related services by EY that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as Audit Fees. This category includes fees primarily related to work related to a government grant application for one of our foreign subsidiaries and in connection with generating agreed-upon procedures for another of our foreign subsidiaries.

(3)

Tax Fees include the fees billed for professional services rendered by EY for tax compliance, tax advice, and tax planning. This category includes fees primarily related to the preparation and review of federal, state and international tax returns and assistance with tax audits.

(4)	All Other Fees includes fees for products and services provided by EY, other than those already reported elsewhere in this table.

-

The Audit Committee pre-approves the retention of the Independent Accountants, and its fees for all audit and non-audit services and determines whether the provision of non-audit services is compatible with maintaining its independence.

-	A representative of EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to any appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

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OTHER INFORMATION

The Company will pay the expenses of soliciting proxies to be voted at the annual meeting, including the cost of preparing and posting this proxy statement and the annual report to the internet, and the cost of printing, assembling and mailing the proxy materials and/or the Notice of Internet Availability of Proxy Materials, as applicable, to shareholders. The Company has also engaged the services of Alliance Advisors LLC (“Alliance”) for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $27,000 plus incurred call center costs. The Company will also reimburse Alliance for certain out-of-pocket expenses and fees for additional services requested and will indemnify Alliance and certain affiliates against certain claims, liabilities, losses, damages, and expenses arising out of our agreement with Alliance. Alliance does not beneficially own any of our securities, and it has not purchased or sold any of our securities during the past two years. Please note that Alliance may solicit shareholder proxies by telephone on behalf of the Company. Proxies may also be solicited by directors, officers or employees of the Company in person, by telephone or by other means of communication and these persons will not be paid any additional compensation for soliciting proxies. The Company may request persons holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing.

SHAREHOLDER PROPOSALS

Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of the Company expected to be held in November 2025 must be delivered to the Secretary of Coherent Corp. at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by June 6, 2025. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s proxy materials for the 2025 Annual Meeting, but are intended to be presented by the shareholder from the floor, if notice of the intent to make such proposal is received by the Secretary at the above address no later than the close of business on July 17, 2025, and no earlier than the close of business on June 17, 2025. Otherwise, such proposals will be considered untimely. Any such notice of intent by a shareholder must also comply with the requirements contained in the Company’s Amended and Restated Bylaws.

In addition to satisfying the requirements under the bylaws, shareholders who intend to solicit proxies in support of director nominees other than Coherent’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Coherent at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting. However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.

HOUSEHOLDING

The term “householding,” means that we will deliver only one copy of our annual report and proxy statement to shareholders of record who share the same address and last name unless we have received contrary instructions from you. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate annual report and proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered.

If you would like to receive a separate copy of the annual report for proxy statement for this meeting or opt out of householding, or if you are a shareholder eligible for householding and would like to participate in householding, please send a request addressed to Chief Legal and Compliance Officer & Secretary of Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or by calling +1(724) 352-4455. Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

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OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. However, if other matters properly come before the meeting, votes will be cast on those matters in accordance with the best judgment of the persons acting as proxies.

ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2024, as filed with the SEC, is being furnished with this proxy statement. A shareholder may obtain additional copies of the Annual Report on Form 10-K without charge, and a copy of any exhibits upon payment of a reasonable charge limited to the Company’s costs of providing the exhibits, by writing to Chief Legal and Compliance Officer & Secretary of Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, or by calling +1(724) 352-4455. As noted previously, this proxy statement and the Annual Report to Shareholders have been posted on the internet at www.proxyvote.com.

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APPENDIX A

COHERENT CORP.

OMNIBUS INCENTIVE PLAN

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COHERENT CORP.

OMNIBUS INCENTIVE PLAN

(as amended and restated effective November 14, 2024)

1.   Purpose. The purpose of this Coherent Corp. Omnibus Incentive Plan (previously known as the II-VI Incorporated 2018 Omnibus Incentive Plan, the “Plan”) is to optimize the profitability and growth of the Company by providing certain eligible persons with annual and long-term incentives to continue in the long-term service of the Company, and to create in such persons a more direct interest in the future operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s shareholders. The Plan is also designed to provide Participants with an incentive for excellence in individual performance, to promote teamwork among Participants, and to motivate, attract and retain the services of employees, consultants and directors for the Company and its subsidiaries and to provide such persons with incentives and rewards for superior performance. The Plan originally became effective upon approval by the Company’s shareholders at the 2018 annual meeting of shareholders and was amended and restated at the 2020 annual meeting of shareholders primarily to add shares to the Plan’s award pool and at the 2023 annual meeting of shareholders primarily for the purposes of (i) adding shares to the Plan’s award pool and (ii) extending the term of the Plan to 2033. This amendment and restatement of the Plan becomes effective upon approval of the Company’s shareholders at the 2024 annual meeting of shareholders primarily for the purposes of adding shares to the Plan’s award pool.

2.   Definitions. As used in this Plan and unless otherwise specified in the applicable Award Agreement, the following terms shall be defined as set forth below:

2.1  “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Deferred Shares, Performance Shares, or Performance Units granted under the Plan.

2.2  “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award, not inconsistent with the terms of the Plan. An Award Agreement may be in an electronic medium and may be limited to a notation on the Company’s books and records.

2.3  “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

2.4  “Board” means the Board of Directors of the Company.

2.5  “Change in Control” means, and shall be deemed to occur upon: (i) consummation of a transaction in which the Company is merged or consolidated with another entity the result of which is that immediately following such transaction either (A) the persons who were the shareholders of the Company immediately prior to the transaction have less than a majority of the combined voting power for the election of directors of the Company or the entity owning or controlling the Company immediately after the transaction; or (B) the individuals who comprised the Board immediately prior to the transaction cease to be at least a majority of the members of the Board or the board of directors of the entity controlling the Company immediately after the transaction; (ii) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities in a transaction or series of transactions not approved by the Board; (iii) consummation of a transaction in which all or substantially all of the Company’s assets are sold or otherwise transferred to another corporation not controlled by, or under common control with, the Company or to a partnership, firm, entity or one or more individuals not so controlled; (iv) a majority of the members of the Board consisting of persons who were not nominated for election as directors by, or on behalf of, the Board or with the express

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concurrence of the Board, including, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a person other than the Board; or (v) any liquidation of the Company. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. §1.409A-3(i)(5).

2.6  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7  “Committee” means the Compensation and Human Capital Committee of the Board.

2.8  “Common Stock” means the common stock, no par value, of the Company.

2.9  “Company” means Coherent Corp., a Pennsylvania corporation, or any successor corporation

2.10 “Consultant” means any non-Employee independent contractor or other service provider engaged by the Company or a Subsidiary.

2.11 “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8.

2.12 “Deferred Shares” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.13 “Effective Date” means the date this Plan is approved by the shareholders of the Company. The “Original Effective Date” means November 9, 2018, the date the Plan was originally approved by the Company’s shareholders. The “2020 Restatement Effective Date” means November 9, 2020, the date the first amendment and restatement of the Plan was approved by the Company’s shareholders. The “2023 Restatement Effective Date” means November 9, 2023, the date this amendment and restatement of the Plan was approved by the Company’s shareholders. The “2024 Restatement Effective Date” means November 14, 2024, the date this amendment and restatement of the Plan was approved by the Company’s shareholders.

2.14 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.15 “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing sales price for the Shares reported on a consolidated basis on the New York Stock Exchange (or, if the Shares are not trading on the New York Stock Exchange, on the principle market on which the Shares are trading) on the relevant date or, if there were no sales on such date, the closing sales price on the nearest preceding date on which sales occurred. If the Shares are not reported on the basis of closing sale price, then the average of the highest bid and lowest ask prices shall be used to determine fair market value.

2.16 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

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2.17 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.18 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.19 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.20 “Non-employee Director” means a member of the Board who is not an Employee.

2.21 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.22 “Option” means any option to purchase Shares granted under Section 5.

2.23 “Optionee” means a Participant who holds an outstanding Option.

2.24 “Option Price” means the purchase price payable upon the exercise of an Option.

2.25 “Participant” means an Employee, Consultant or Non-employee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.26 “Performance Objectives” means any performance objectives established pursuant to this Plan for Participants who have received performance-based Awards, which may be any financial performance measures, strategic goals or milestones, individual performance goals, or other objective or subjective performance goals selected by the Committee. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. The Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events or any other events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in Company’s annual report for the applicable period. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances or individual performance renders the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, upward or downward, as the Committee deems appropriate and equitable; provided, however, that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or any award meeting the requirements (or an applicable exception thereto) of Section 409A or other applicable statutory provision.

2.27 “Performance Period” means the period of time within which the Performance Objectives relating to a performance-based Award must be achieved.

2.28 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

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2.29 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.30 “Predecessor Plans” means (i) as of the Original Effective Date, the II-VI Incorporated 2005 Omnibus Incentive Plan, the II-VI Incorporated 2009 Omnibus Incentive Plan, and/or the II-VI Incorporated Second Amended and Restated 2012 Omnibus Incentive Plan, (ii) as of the 2020 Restatement Effective Date, the Finisar Corporation 2005 Stock Incentive Plan (As Amended and Restated Effective September 2, 2014), and (iii) as of the 2023 Restatement Effective Date, the Coherent, Inc. 2011 Equity Incentive Plan and the Coherent, Inc. Equity Incentive Plan.

2.31 “Restricted Shares” means an Award of Shares that are granted under and subject to the terms, conditions and restrictions described in Section 7.

2.32 “Restricted Share Units” means an Award of the right to receive (as the Committee determines) Shares, cash or other consideration equal to the Fair Market Value of a Share for each Restricted Share Unit, granted under and subject to the terms, conditions and restrictions described in Section 7.

2.33 “Section 409A” means Section 409A of the Code, the regulations and other binding guidance promulgated thereunder, as they may now exist or may be amended from time to time, or any successor to such section.

2.34 “Separation from Service” means a Participant’s termination of service with the Company and its Subsidiaries, as determined by the Company, which determination shall be final, binding and conclusive; provided that if an Award is subject to Section 409A and is to be distributed on a Separation from Service, then the definition of Separation from Service for such purpose shall comply with the definition provided in Section 409A.

2.35 “Shares” means shares of Common Stock, as adjusted in accordance with Section 12.

2.36 “Specified Employee” means a “specified employee” under Section 409A, as determined in accordance with the procedures established by the Company.

2.37 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.38 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.39 “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, including any such corporation or other entities which become a Subsidiary after adoption of the Plan; provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any subsidiary corporation within the meaning of the Code Section 424(f) or any successor provision thereof.

2.40 “Substitute Award” means any Award granted in assumption of or in substitution for an award for an employee or other service provider of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

2.41 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

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2.42 “Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.   Shares Available Under the Plan; Maximum Awards.

3.1  Reserved Shares. Subject to adjustment as provided in Section 12, the maximum number of Shares that may be delivered pursuant to Awards shall not exceed the sum of (i) 3,355,000 Shares, plus (ii) Shares with respect to any of the awards granted under a Predecessor Plan, which are outstanding as of the Original Effective Date, 2020 Restatement Effective Date, or 2023 Restatement Effective Date, as applicable, that expire unexercised or are terminated, surrendered, or forfeited, in whole or in part, from and after the applicable Effective Date, plus (iii) effective upon approval by the Company’s shareholders at the Company’s 2020 annual meeting of shareholders, 6,000,000 Shares, plus (iv) effective upon approval by the Company’s shareholders at the Company’s 2023 annual meeting of shareholders, 3,900,000 Shares, plus (v) effective upon approval by the Company’s shareholders at the Company’s 2024 annual meeting of shareholders, 3,360,000 Shares. Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

3.2  ISO Limit. Subject to adjustment as provided in Section 12, the maximum number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options shall not exceed 12,350,000 Shares.

3.3  Predecessor Plan Awards. Upon the applicable Effective Date, no additional options or other awards shall be made pursuant to a Predecessor Plan.

3.4  Share Counting Rules. The following Share counting rules shall apply under the Plan:

(i)  Forfeited Awards. To the extent that Awards expire or are terminated, surrendered, or forfeited, in whole or in part, the Shares covered thereby shall remain available under the Plan.

(ii)  Cash-Settled Awards. Awards paid or settled solely in cash shall not reduce the number of Shares available for Awards.

(iii)  Substitute Awards. In the case of any Substitute Award, such Substitute Award shall not be counted against the number of Shares reserved under the Plan.

(iv)  No Net Counting of Options or Stock Appreciation Rights. The full number of Shares with respect to which an Option or Stock Appreciation Right is granted shall count against the aggregate number of Shares available for grant under the Plan. Accordingly, if in accordance with the Plan, a Participant pays the Option Price for an Option by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the Option Price shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 3.1. In addition, if in accordance with the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of the Plan with respect to an Option or Stock Appreciation Right by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 3.1. Any Shares repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of Shares available for grant under the Plan set forth in Section 3.1.

(v)  Withholding Taxes for Awards Other than Options and Stock Appreciation Rights. If in accordance with the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of the Plan for any Award other than an Option or Stock Appreciation

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Right by either tendering previously owned Shares or having the Company withhold Shares, then such tendered or withheld Shares shall not be counted against the number of Shares reserved under the Plan and shall again be available for the grant of future Awards under the Plan.

3.5  Maximum Calendar Year Award for Non-employee Directors. The maximum value of Awards granted during any fiscal year to any Non-employee Director, taken together with any cash fees paid to that Non-employee Director during the fiscal year and the value of awards granted to the Non-employee Director under any other equity compensation plan of the Company during the fiscal year, shall not exceed the following in total value (based on the Fair Market Value of the Shares underlying the Award as of the Grant Date for Awards other than Options and Stock Appreciation Rights, and based on the Grant Date fair value for accounting purposes for Options and Stock Appreciation Rights): (1) $550,000 for each Non-employee Director other than the Chair of the Board (if applicable), and (2) $850,000 for the non-employee Chair of the Board (if applicable); provided, however, that awards granted to Non-employee Directors upon their initial election to the Board shall not count towards the limits in this paragraph. The Board may make exceptions to the limits in this paragraph in extraordinary circumstances for individual Non-employee Directors; provided that the Non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

4.   Plan Administration.

4.1  Authority of Committee. This Plan shall be administered by the Committee, provided that the full Board may at any time act as the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and discretionary authority to decide all matters relating to the administration and interpretation of the Plan, provided, however, that ministerial responsibilities of the Plan (e.g., management of day-to-day matters) may be delegated to the Company’s officers, as set forth in Section 4.2 below. The Committee’s powers include, without limitation, the authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares, or the relative value, to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Awards (except those restrictions imposed by law); (x) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. All decisions and determinations of the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties. Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may revoke any such allocation at any time.

4.2  Committee Delegation. Except to the extent prohibited by applicable law or regulation, the Committee may delegate all or any portion of its responsibilities and powers to any person or persons selected by it, and may revoke such delegation at any time. The Committee may, with respect to Participants who are not directors or executive officers subject to filing requirements of Section 16 of the Exchange Act, delegate to one or more officers of the Company the authority to grant Awards to Participants, provided that

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the Committee shall have fixed the total number of Shares subject to such Awards. No officer to whom administrative authority has been delegated pursuant to this provision may waive or modify any restriction applicable to an award to such officer under the Plan or further delegate such officer’s authority under the Plan.

4.3  Clawbacks. Awards are subject to (i) any policy the Company may adopt from time to time regarding the recovery of erroneously awarded compensation and (ii) any applicable law, rule, and/or regulation governing the recovery of erroneously awarded compensation – including, the listing standards of the New York Stock Exchange or any other exchange on which the securities of the Company are listed. By accepting an Award, a Participant acknowledges and agrees to be bound by and comply with any such policy, applicable law, rule, and regulation and to take any remedial and recovery action permitted and/or required by law, as determined by the Committee.

4.4  No Liability. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

5.   Options. The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1  Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2  Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided, however, that in the event that a Participant is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date.

5.3  Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4  Cashless Exercise. To the extent permitted by applicable law, any grant may provide for the deferred payment of the Option Price from the proceeds of the sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

5.5  Performance-Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to the exercise of the Option. Each grant of an Option may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Option will be exercisable and may set forth a formula for determining the portion of the Option to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.6  Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Non-employee Director, service on the Board) that is necessary before the Options or portions thereof shall become exercisable.

5.7  ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Non-employee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such

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designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000 or such other amount limitation as may be provided in the Code, such Options shall be treated as Nonqualified Stock Options. The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Code Section 422, or any successor provision thereto, and any regulations promulgated thereunder.

5.8  Exercise Period. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. No Option granted under this Plan may be exercised more than ten years from the Grant Date; provided, however, that in the event that the Participant is a Ten Percent Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

5.9  Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

5.10  No Dividends or Dividend Equivalents. Options shall not accrue or pay dividends or dividend equivalents with respect to the Shares underlying the Option. A Participant shall not have the rights of a shareholder as to the Shares underlying an Option unless and until the Option has been duly exercised and Shares have been issued.

6.   Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1  Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant, or reserve to the Committee, the right to elect among those alternatives, or (ii) preclude the right of the Participant to receive, and the Company to issue, Shares or other equity securities in lieu of cash.

6.2  Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum amount specified by the Committee on the Grant Date.

6.3  Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

6.4  Performance-Based Stock Appreciation Rights. Any grant of a Stock Appreciation Right may specify Performance Objectives that must be achieved as a condition to the exercise of the Stock Appreciation Right. Each grant of a Stock Appreciation Right may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no portion of the Stock Appreciation Right will be exercisable and may set forth a formula for determining the portion of the Stock Appreciation Right to be exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

6.5  Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

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6.6  Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of all or a portion of the related Option (or such other right) for cancellation in an amount equal to the portion of the Tandem Stock Appreciation Right so exercised.

6.7  Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

6.8  Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:

(i)  Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(ii)  Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(iii)  Each grant shall specify the period or periods of continuous employment or service of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable.

6.9  No Dividends or Dividend Equivalents. Stock Appreciation Rights shall not accrue or pay dividends or dividend equivalents with respect to the Shares underlying the Award. A Participant shall not have the rights of a shareholder as to the Shares underlying a Stock Appreciation Right unless and until the Stock Appreciation Right has been duly exercised and Shares have been issued.

7.   Restricted Shares and Restricted Share Units. The Committee may also authorize grants to Participants of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1  Number of Shares. Each grant shall specify the number of Shares to be issued to a Participant pursuant to the Award of Restricted Shares or Restricted Shares Units.

7.2  Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

7.3  Forfeiture/Transfer Restrictions. Each grant of Restricted Shares and Restricted Share Units shall specify the duration of the period during which, and the conditions under which, the Restricted Shares or Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. Restricted Shares and Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Shares, as provided in the Plan or the applicable Award Agreements.

7.4  Rights/Dividends and Dividend Equivalents. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to terms and conditions described in this Section 7 and in the Award Agreement evidencing such Award and shall entitle the Participant to dividend, voting and other ownership rights. Each grant of Restricted Share Units shall constitute a right to receive Shares, cash or other consideration equal to the Fair Market Value of a Share for each Restricted Share Unit granted, subject to the terms and conditions described in this Section 7 and in the Award Agreement evidencing such Award. The Committee may grant dividend equivalent rights to Participants in connection with Awards of Restricted

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Share Units. The Committee may specify whether such dividend or dividend equivalents shall be paid or distributed when accrued, deferred (with or without interest), or reinvested, or deemed to have been reinvested, in additional Shares; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall dividends or dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

7.5  Stock Certificate. At the discretion of the Committee, the Company need not issue stock certificates representing Restricted Shares and such Restricted Shares may be evidenced in book entry form on the books and records of the Company’s transfer agent. If certificates are issued for Restricted Shares, unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon have lapsed.

7.6  Performance-Based Restricted Shares or Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

7.7  Award Agreements. Each Award of Restricted Shares or Restricted Share Units shall be evidenced by an Award Agreement containing such terms, and provisions as the Committee may determine consistent with this Plan.

8.   Deferred Shares. To the extent consistent with the provisions of Section 18 of this Plan, the Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1  Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

8.2  Consideration. Each grant may be made without the payment of additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.3  Deferral Period. Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

8.4  Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Deferred Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such Deferred Shares in cash (with or without interest) or additional Shares on a current, deferred or contingent basis; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall such dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

8.5  Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

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8.6  Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9.   Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant only upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1  Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2  Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall be as set forth in the Award Agreement and may be subject to earlier termination in the event of a Change in Control of the Company or other similar transaction or event.

9.3  Performance Objectives. Each grant shall specify the Performance Objectives that must be achieved by the Participant or the Company, as applicable, in order for the Award to be earned.

9.4  Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5  Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6  Maximum Payment. Any grant of Performance Shares or Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed a maximum specified by the Committee on the Grant Date.

9.7  Dividend Equivalents. The Committee may grant dividend equivalent rights to Participants in connection with Awards of Performance Shares. The Committee may specify whether such dividend equivalents shall be paid or distributed when accrued, deferred (with or without interest), or deemed to have been reinvested in additional Shares; provided, however, that notwithstanding any provision in the Plan to the contrary, in no event shall such dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including for both time-based and performance-based Awards).

9.8  Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

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10.  Change in Control. Upon a Change in Control and except as may otherwise be provided in the applicable Award Agreement, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in the Change in Control:

10.1  Awards Assumed, Converted or Replaced. To the extent any Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, a Participant has a Separation from Service either (1) by the Company other than for “cause” or (2) by the Participant for “good reason” (each as defined in the applicable Award Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Shares and Performance Units, shall lapse and become vested and nonforfeitable, and for any outstanding Performance Shares and Performance Units, the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

10.2  Awards Not Assumed, Converted or Replaced. To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance and or Performance Units, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Shares and Performance Units, the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control.

11.  Transferability.

11.1  Transfer Restrictions. Except as provided in Section 11.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

11.2  Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a Family Member. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 11.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 11.2.

11.3  Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

12.  Adjustments. In the event (a) a stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase

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securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing affects the Common Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits to Participants intended to be made available under the Plan, then the Committee shall, in an equitable manner, make or provide for such adjustments in the (w) number of Shares covered by outstanding Awards granted hereunder, (x) prices per share applicable to Options and Stock Appreciation Rights granted hereunder, (y) kind of shares covered thereby (including shares of another issuer) and/or (z) any Performance Objectives applicable to the Awards, as the Committee in its sole discretion shall determine in good faith to be equitably required in order to prevent such dilution or enlargement of the benefits or intended benefits to Participants. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may cancel all Awards in exchange for such alternative consideration. If, in connection with any such transaction or event in which the Company does not survive, the amount payable pursuant to any Award, based on consideration per Share to be paid in connection with such transaction or event and the Base Price, Option Price, Spread or otherwise of the Award, is not a positive amount, the Committee may provide for cancellation of such Award without any payment to the holder thereof. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 12. The Committee will not, in any case, make any of the following adjustments: (A) with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, and (B) with respect to any Award subject to Section 409A, no such adjustment shall be authorized to the extent that such authority would cause the Plan to fail to comply with Section 409A (or an exception thereto).

13.  Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

14.  Withholding Taxes. A Participant may be required to pay to the Company, a Subsidiary or any affiliate, and the Company, Subsidiary or any affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant an amount (in cash, Shares, other securities, other Awards or other property) sufficient to cover any federal, state, local or foreign income taxes or such other applicable taxes required by law in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company may, in its discretion, permit a Participant (or any beneficiary or other Person entitled to act) to elect to pay a portion or all of the amount such taxes in such manner as the Committee shall deem to be appropriate, including, but not limited to, authorizing the Company to withhold, or agreeing to surrender to the Company, Shares owned by such Participant or a portion of such forms of payment that would otherwise be distributed pursuant to an Award in an amount not to exceed the amount of applicable taxes based on not more than the maximum statutory rates (or on such other basis that would not trigger adverse accounting treatment under applicable accounting policies).

15.  Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or service by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares or Restricted Share Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 11.3, the Committee may in its sole discretion

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take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

16.  Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

17.  Amendments and Other Matters.

17.1  Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 12, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. Notwithstanding anything to the contrary contained herein, the Committee may also make any amendments or modifications to this Plan and/or outstanding Awards in order to conform the provisions of the Plan or such Awards with Code Section 409A regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan or an Award Agreement.

17.2  Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement or payment of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his or her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

17.3  Conditional Awards. The Committee may condition the grant of any Award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash award or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

17.4  Repricing Prohibited. Except in connection with a corporate transaction involving the Company as provided for in Section 12, the terms of an outstanding Option or Stock Appreciation Right may not be amended by the Committee to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without the approval of the shareholders of the Company.

17.5  No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

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18.  Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

18.1  If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the six-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.

18.2  For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

18.3  The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in the Plan may file an election (“Initial Election”) at any time prior to the 30-day period following the date on which the Participant initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Committee to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.

18.4  The grant of non-qualified Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and Directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

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18.5  In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

19.  Effective Date. This amendment and restatement of the Plan shall become effective upon its approval by the shareholders of the Company on the 2024 Restatement Effective Date. If the amendment and restatement of the Plan is not approved by the Company’s shareholders, the Plan as in effect upon the 2023 Restatement Effective Date shall remain in effect in accordance with its terms.

20.  Requirements of Law.

20.1  General. The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual, or the Company of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Company determines that the listing, registration, or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a term or condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any terms and conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act of 1933 (the “Securities Act”), upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares under an exemption from registration under the Securities Act. The Company may, but shall not be obligated to, register any securities covered hereby under the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares under the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Committee may require the Participant to sign such additional documentation, make such representations, and furnish such information as the Committee may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws.

20.2  Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any term or condition of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

21.  Termination. No Award shall be granted from and after the tenth anniversary of the 2024 Restatement Effective Date or after such earlier date that the Board shall have adopted a resolution terminating the Plan. This Plan shall remain in effect with respect to Awards outstanding at that time.

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22.  Governing Law.

22.1  The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws.

22.2  Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

22.3  For purposes of resolving any lawsuit that arises under the Plan, each Participant, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the state and federal courts located in the Commonwealth of Pennsylvania and to have agreed that any related litigation shall be conducted solely in the courts of Butler County, Pennsylvania or the federal courts for the U.S. for the Western District of Pennsylvania, where the Plan is made and to be performed, and no other courts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

A-18

APPENDIX B

RECONCILIATION OF GAAP NET EARNINGS (LOSS), EBITDA AND ADJUSTED EBITDA

B-1

Reconciliation of GAAP Net Earnings (Loss), EBITDA and Adjusted EBITDA*	YEAR ENDED
$ Millions, except percentage amounts (unaudited)	June 30, 2024	June 30, 2023
Net earnings (loss) on GAAP basis	$(158.8)	$(259.5)
Income taxes	11.1	(96.1)
Depreciation and amortization	559.8	681.7
Interest expense	288.5	286.9
Interest income	(36.1)	(9.2)

EBITDA(1)	$664.5	$603.8

EBITDA margin	14.1%	11.7%
Fair value adjustment on acquired inventory	—	157.5
Share-based compensation	126.9	149.6
Foreign currency exchange losses	9.5	10.7
Start-up costs(6)	1.5	—
Restructuring charges(3)	27.1	119.1
Transaction fees and financing(5)	2.0	73.5
Integration, site consolidation and other(4)	169.7	124.5

Adjusted EBITDA(2)	1,001.2	$1,238.7

*	Amounts may not recalculate due to rounding.
(1)	EBITDA is defined as earnings before interest expense, interest income, income taxes, depreciation and amortization.
(2)

Adjusted EBITDA excludes non-GAAP adjustments for share-based compensation, certain restructuring, integration, and transaction expenses, debt extinguishment charges, start-up costs, and the impact of foreign currency exchange gains and losses.

(3)	Restructuring charges include severance, non-cash impairment charges for production assets and improvements on leased facilities and other costs related to the 2023 Restructuring Plan.
(4)

Integration, site consolidation and other costs include retention and severance payments, expenses not included in restructuring charges related to site closures as well as other integration costs related to the acquisition of Coherent, Inc. Refer to table 8A for a more detailed description of these costs on a consolidated basis.

(5)	Transaction fees and financing includes debt extinguishment costs and various fees related to closing the Coherent transaction.
(6)	Start-up costs in operating expenses were related to the start-up of new devices for new customer applications.

B-2

INNOVATIONS THAT RESONATE

Coherent Corp.
375 Saxonburg Boulevard, Saxonburg, PA 16056
724.352.4455 | www.coherent.com

COHERENT

COHERENT CORP. 375 SAXONBURG BOULEVARD SAXONBURG, PA 16056-9499	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/COHR2024

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V54798-P17035 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — —— — — — ——— — ——— — — —— — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COHERENT CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1. a., b., c., d., e., 2, 3 AND 4.

1. Election of the Class One Directors nominated by the Board of Directors for a three-year term to expire at the annual meeting of shareholders in 2027.

	For	Against	Abstain
Nominees:

1a. James R. Anderson	☐	☐	☐

1b. Michael L. Dreyer	☐	☐	☐

1c. Stephen Pagliuca	☐	☐	☐

1d. Elizabeth A. Patrick	☐	☐	☐

1e. Howard H. Xia	☐	☐	☐

	For	Against	Abstain

2. Non-binding advisory vote to approve compensation paid to named executive officers in fiscal year 2024.	☐	☐	☐

3. Approval of the Amendment and Restatement of the Coherent Corp. Omnibus Incentive Plan.	☐	☐	☐

4. Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s Independent registered public accounting firm for the fiscal year ending June 30, 2025.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

Important: Shareholders sign here exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on November 14, 2024: The Notice and Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

Please date, sign and mail your

Proxy card back as soon as possible!

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V54799-P17035

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COHERENT CORP.

Annual Meeting of Shareholders

November 14, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints James R. Anderson and Enrico DiGirolamo, or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 11, 2024 by the undersigned at the annual meeting of shareholders of Coherent Corp. to be held online at www.virtualshareholdermeeting.com/COHR2024, on November 14, 2024 at 12:00 p.m. Eastern Standard Time, 9:00 a.m. Pacific Standard Time, and at any adjournment thereof.

This proxy will be voted by the proxies as directed, or if no direction is indicated herein, the proxies shall vote in the election of the Class One Directors (Proposal Number 1) FOR ALL the nominees listed and FOR Proposal Numbers 2, 3 and 4.

(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)